EXHIBIT 10.A

EXECUTION COPY

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CREDIT AGREEMENT

Dated as of May 3, 2010

among

RUBY PIPELINE, L.L.C.,
as the Borrower

SOCIÉTÉ GÉNÉRALE,
as the Administrative Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Common Security Trustee

CONSTRUCTION/TERM LOAN LENDERS PARTY TO THIS AGREEMENT
FROM TIME TO TIME,

DSRA LC ISSUING BANKS PARTY TO THIS AGREEMENT FROM TIME TO TIME, and

REVOLVING LOAN LENDER/ISSUING BANK PARTY TO THIS AGREEMENT FROM TIME TO TIME

and for the benefit of

Banco Santander, S.A., New York Branch,
as Joint Lead Arranger, Joint Lead Bookrunner and Documentation Agent

Bank of Montreal,
as Joint Lead Arranger, Joint Lead Bookrunner and Documentation Agent

Credit Agricole Corporate,
as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent

RBS Securities Inc.,
as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent

SG Americas Securities, LLC,
as Joint Lead Arranger, Joint Lead Bookrunner and Documentation Agent

The Bank of Nova Scotia,
as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent

UniCredit Bank AG, New York Branch,
as Joint Lead Arranger and Joint Lead Bookrunner

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TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS AND INTERPRETATION		2

Section 1.01	Defined Terms. Unless the context shall otherwise require, or unless otherwise defined herein in Exhibit A, capitalized terms used herein shall have the meanings provided in the Common Terms Agreement.	2

Section 1.02	Principles of Interpretation. Unless the context shall otherwise require, or unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation in Section 1.2 (Interpretation) of the Common Terms Agreement.	2

Section 1.03	UCC Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.	2

Section 1.04	Accounting and Financial Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Section 1.4 (Accounting and Financial Determinations) of the Common Terms Agreement.	2

ARTICLE II COMMITMENTS AND BORROWING		2

Section 2.01
Construction/Term Loans.  (a)  Each Construction/Term Loan Lender agrees, severally and not jointly, to make loans (each such loan, a "Construction/Term Loan") to the Borrower (i) in an aggregate principal amount not in excess of the Construction/Term Loan Commitment of such Construction/Term Loan Lender, from time to time during the Construction/Term Loan Availability Period but (ii) not more frequently than fifteen (15) times in any twelve (12) month period (in the case of this clause (ii), without taking into account any Construction/Term Loans made on the Completion Date or deemed made pursuant to Section 3.05(d) (Interest Payment Dates) and except as may be reasonably agreed between the Borrower and the Administrative Agent); provided, that, after giving effect to the making of any Construction/Term Loans, the aggregate outstanding principal amount of all Construction/Term Loans shall not exceed the Aggregate Construction/Term Loan Commitment.
		2

Section 2.02
Revolving Loans.  (a)  The Revolving Loan Lender/Issuing Bank agrees to make loans (each such loan, a "Revolving Loan") to the Borrower in an aggregate principal amount from time to time outstanding that, in the aggregate, is not in excess of its Revolving Loan Commitment, from time to time during the Revolving Loan Availability Period but not more frequently than two (2) times each calendar month; provided, that, after giving effect to the making of any Revolving Loans and the issuance of any Working Capital Letters of Credit, the aggregate principal amount of all Revolving Loans and the Maximum Available Amount under the Working Capital Letters of Credit then outstanding shall not exceed the Aggregate Revolving Loan Commitment.
		4

Section 2.03	DSRA Letters of Credit. (a) Each DSRA LC Issuing Bank agrees, severally and not jointly, to issue DSRA Letters of Credit for the Borrower's account in an aggregate Stated Amount not in excess of the DSRA Letter of Credit Commitment of such DSRA LC Issuing Bank, and in the amounts requested by the Borrower from time to time during the DSRA Letter of Credit Availability Period but not more frequently than twenty (20) times, in the aggregate, each calendar month.	5

Section 2.04	Working Capital Letters of Credit. (a) The Revolving Loan Lender/Issuing Bank agrees to issue Working Capital Letters of Credit for the Borrower's account in an aggregate Stated Amount not in excess of its Revolving Loan Commitment, and in the amounts requested by the Borrower from time to time during the Revolving Loan Availability Period but not more frequently than two (2) times each calendar month.	6

Section 2.05
Notice of Borrowings.  (a)  From time to time, subject to the limitations set forth in Sections 2.01 (Construction/Term Loans) and 2.02 (Revolving Loans), as applicable, the Borrower may request a Borrowing by delivering to the Administrative Agent a properly completed Construction/Term Loan Borrowing Notice (as further described in Section 7.02(a) (Conditions to Each Construction/Term Loan Borrowing)) or Revolving Loan Borrowing Notice (as further described in Section 7.03(a) (Conditions to Each Revolving Loan Borrowing)), as applicable, not later than 12:00 p.m., New York City time, three (3) Business Days prior to the proposed Borrowing Date in the case of Construction/Term Loans that are LIBO Loans and one (1) Business Day prior to the proposed Borrowing Date in the case of Revolving Loans or Construction/Term Loans that are Base Rate Loans.
		8

Section 2.06
Borrowing of Loans.  (a)  Subject to clause (c) below, each Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank shall make a Loan in the amount of its Construction/Term Loan Commitment Percentage or Revolving Loan Commitment Percentage (as applicable) of each Borrowing on the proposed Borrowing Date by wire transfer of immediately available funds to the Administrative Agent, not later than 1:00 p.m., New York City time, and the Administrative Agent shall, (i) in the case of the Construction/Term Loans (except for the Construction/Term Loans made on the date of the Initial Advance and on the Completion Date and deemed made pursuant to Section 3.05(d) (Interest Payment Dates)), deposit the amounts so received in accordance with Section 2.01(c)(i) (Construction/Term Loans) of this Agreement for application in accordance with Section 5.01(b) (Construction Account) of the Accounts Agreement, and (ii) in the case of Revolving Loans (except for Revolving Loans made pursuant to Section 2.04(g) (Working Capital Letters of Credit)), deposit the amounts so received into the Operating Account in accordance with Section 2.02(c) (Revolving Loans) of this Agreement for application in accordance with Section 5.03(b) (Operating Account) of the Accounts Agreement; provided, that, if a Borrowing does not occur on the proposed Borrowing Date because any condition precedent to such requested Borrowing herein specified has not been met, the Administrative Agent shall return the amounts so received to each Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank (as applicable) without interest as soon as possible.
		8

Section 2.07	Termination or Reduction of Commitments. (a) Any unused Construction/Term Loan Commitments shall be automatically and permanently terminated on the earlier to occur of (x) the Completion Date (after giving effect to all Construction/Term Loans, if any, to be made on such day) and (y) the Date Certain.	13

ARTICLE III ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES		14

Section 3.01	Repayment of Construction/Term Loan Borrowings. (a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each Construction/Term Loan Lender the aggregate outstanding principal amount of the Construction/Term Loans on the Initial Semi-Annual Payment Date and on each Semi-Annual Payment Date thereafter, in accordance with the Amortization Schedule.	14

Section 3.02	Repayment of Revolving Loan Borrowings. (a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for account of the Revolving Loan Lender/Issuing Bank the aggregate outstanding principal amount of the Revolving Loans in accordance with this Section 3.02.	15

Section 3.03	Repayment of DSRA Letter of Credit Loan Borrowings. (a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each DSRA LC Issuing Bank the aggregate outstanding principal amount of the DSRA Letter of Credit Loans in accordance with this Section 3.03, provided, that, any amounts of any DSRA Letter of Credit Loans repaid pursuant to this Section 3.03 may not be reborrowed and such repayments shall not reinstate the DSRA Letter of Credit Commitment or the Stated Amount of any DSRA Letter of Credit.	15

Section 3.04	Repayment of Non-Completion Loans. If the Loans convert to Non-Completion Loans pursuant to ARTICLE IV (Conversion to Non-Completion Loans):	15

Section 3.05	Interest Payment Dates. (a) Interest accrued on each Loan shall be payable, without duplication, on the following dates (each, an "Interest Payment Date"):	15

Section 3.06
Interest Rates.  (a)  Pursuant to each properly delivered Borrowing Notice and Interest Period Notice and to Section 2.03(g) (DSRA Letters of Credit) or Section 2.04(g) (Working Capital Letters of Credit), the LIBO Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the LIBOR for such Interest Period plus the Applicable Margin for such Loans; provided, that, the Non-Completion Loans that are LIBO Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the LIBOR for such Interest Period plus the Non-Completion Applicable Margin.
		16

Section 3.07
Conversion Options.  The Borrower may elect from time to time to convert LIBO Loans to Base Rate Loans or Base Rate Loans to LIBO Loans, as the case may be, by delivering a completed Interest Period Notice to the Administrative Agent notifying the Administrative Agent of such election no later than 12:00 p.m., New York City time, on the third (3rd) Business Day preceding the proposed conversion date (which notice, in the case of conversions to LIBO Loans, shall specify the length of the initial Interest Period therefor), provided, that, no Base Rate Loan may be converted into a LIBO Loan when any Event of Default has occurred and is continuing and the Administrative Agent has determined not to permit such conversions.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Construction/Term Loan Lender and Issuing Bank thereof.
		17

Section 3.08
Post-Maturity Interest Rates; Default Interest Rates.  If all or a portion of (i) the principal amount of any Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%) or (ii) any Obligation (other than principal on the Loans) is not paid or deposited when due (whether on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) (the rate then applicable with respect to clause (i) or (ii), as applicable, plus such two percent (2%), the "Default Rate"), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).
		18

Section 3.09	Interest Rate Determination. The Administrative Agent shall determine the interest rate applicable to the Loans and shall give prompt notice of such determination to the Borrower, Construction/Term Loan Lenders and Issuing Banks. In each such case, the Administrative Agent's determination of the applicable interest rate shall be conclusive in the absence of manifest error.	18

Section 3.10	Computation of Interest and Fees. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for LIBO Loans, and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate, shall be made on the basis of a 360-day year and actual days elapsed.	18

Section 3.11	Optional Prepayment. (a) The Borrower shall have the right to prepay the Loans as provided in Section 3.2 (Voluntary Prepayment of Secured Debt) of the Common Terms Agreement, subject to the terms and conditions of Article 3 (Repayment and Prepayments) of the Common Terms Agreement.	19

Section 3.12	Mandatory Prepayment. (a) The Borrower shall be required to prepay the Loans in accordance with Section 3.3 (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, subject to the terms and conditions of Article 3 (Repayment and Prepayments) of the Common Terms Agreement.	20

Section 3.13
Termination of Interest Rate Protection Agreement in Connection with Any Prepayment.  If a voluntary or mandatory prepayment of the Loans made by the Borrower pursuant to the provisions of Section 3.11 (Optional Prepayment) and Section 3.12 (Mandatory Prepayment) hereof or any repayment of Non-Completion Loans pursuant to Section 3.04 (Repayment of Non-Completion Loans) hereof would result in the aggregate notional amount of the Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party exceeding the aggregate principal amount of the Construction/Term Loans or Non-Completion Loans outstanding immediately after giving effect to such prepayment, the Borrower shall, simultaneously with any voluntary or mandatory prepayment of the Loans, terminate a portion of such Interest Rate Protection Agreements such that the aggregate notional amount of such Interest Rate Protection Agreements satisfies the requirements of the Borrower pursuant to Section 7.15 (Interest Rate Protection Agreements) of the Common Terms Agreement, and such that the aggregate notional amount of all Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party is not more than one hundred percent (100%) of the remaining aggregate outstanding principal amount of Construction/Term Loans or Non-Completion Loans, provided, that, any such reduction shall be made in inverse order of maturity of such Interest Rate Protection Agreements and pro-rata to all counterparties to such Interest Rate Protection Agreements with the same maturity.  The amount of any Hedge Termination Value due in respect of such Interest Rate Protection Agreements terminated in accordance with this Section 3.13 shall be (a) in the case of any voluntary prepayment and if payable by the Borrower, made by the Borrower from funds other than the amounts being applied as a voluntary prepayment of the Loans and (b) in the case of any mandatory prepayment and if payable by the Borrower, made by the Borrower from amounts available with which to make such prepayment.
		21

Section 3.14
Time and Place of Payments.  (a)  The Borrower shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date when due in Dollars and in immediately available funds to the Administrative Agent at the following account:  For Clearing, Société Générale, A/C# 9051422, ABA# 026004226, Attn: Cheriese Brathwaite, Ref: Ruby Pipeline, LLC, or at such other office or account as may from time to time be specified by the Administrative Agent to the Borrower.  Funds received after 11:00 p.m. New York City time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.
		21

Section 3.15
Borrowings and Payments Generally.  (a)  Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Construction/Term Loan Lenders or Issuing Banks (as applicable) hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Construction/Term Loan Lenders or Issuing Banks (as applicable) the amount due.  If the Borrower has not in fact made such payment, then each of the Construction/Term Loan Lenders or Issuing Banks severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Construction/Term Loan Lender or Issuing Bank (as the case may be) in immediately available funds with interest thereon, for each day from (and including) the date such amount is distributed to it to (but excluding) the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Construction/Term Loan Lender or Issuing Bank with respect to any amount owing under this Section 3.15 shall be conclusive, absent manifest error.
		22

Section 3.16
Fees.  (a)  Upon the issuance of each DSRA Letter of Credit pursuant to Section 2.03 (DSRA Letters of Credit) and until the first date on which funds may no longer be drawn on such DSRA Letter of Credit, the Borrower agrees to pay to the Administrative Agent, on each Semi-Annual Payment Date, for the account of the DSRA LC Issuing Banks, an availability fee (the "DSRA Letter of Credit Availability Fee") at a rate per annum equal to the Applicable Margin for LIBO Loans on the average daily amount of the Maximum Available Amount under such DSRA Letter of Credit during the Fiscal Quarter (or portion thereof) then ended.  The DSRA Letter of Credit Availability Fees shall be payable in arrears and computed on the basis of the actual number of days elapsed in a year of 365 days, as pro-rated for any partial quarter, as applicable.
		23

Section 3.17	Pro Rata Treatment. (a) Each Borrowing and, except as otherwise provided in Section 5.01 (LIBOR Lending Unlawful), each reduction of commitments of any type, pursuant to Section 2.07 (Termination or Reduction of Commitments) or otherwise, shall be allocated by the Administrative Agent pro rata among the Construction/Term Loan Lenders and Issuing Banks in accordance with their respective Construction/Term Loan Commitment Percentages, Revolving Loan Commitment Percentage or DSRA Letter of Credit Commitment Percentages(as applicable).	24

Section 3.18
Sharing of Payments.  (a)  If any Construction/Term Loan Lender or Issuing Bank (as applicable) obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of ARTICLE V (LIBOR And Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Construction/Term Loan Lenders or Issuing Banks holding Loans of such type, such Construction/Term Loan Lender or Issuing Bank (as the case may be) shall purchase from the other Construction/Term Loan Lenders or Issuing Banks (for cash at face value) such participations in Loans of such type made by them as shall be necessary to cause such purchasing Construction/Term Loan Lender or Issuing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Construction/Term Loan Lender or Issuing Bank (as the case may be), the purchase shall be rescinded and each Construction/Term Loan Lender or Issuing Bank that has sold a participation to the purchasing Construction/Term Loan Lender or Issuing Bank shall repay to the purchasing Construction/Term Loan Lender or Issuing Bank (as applicable) the purchase price to the ratable extent of such recovery together with an amount equal to such selling Construction/Term Loan Lender's or Issuing Bank's ratable share (according to the proportion of (x) the amount of such selling Construction/Term Loan Lender's or Issuing Bank's required repayment to the purchasing Construction/Term Loan Lender or Issuing Bank to (y) the total amount so recovered from the purchasing Construction/Term Loan Lender or Issuing Bank of any interest or other amount paid or payable by the purchasing Construction/Term Loan Lender or Issuing Bank in respect of the total amount so recovered.  The Borrower agrees that any Construction/Term Loan Lender or Issuing Bank so purchasing a participation from another Construction/Term Loan Lender or Issuing Bank (as applicable) pursuant to this Section 3.18(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.14 (Right of Setoff)) with respect to such participation as fully as if such Construction/Term Loan Lender or Issuing Bank were the direct creditor of the Borrower in the amount of such participation.
		25

ARTICLE IV CONVERSION TO NON-COMPLETION LOANS		26

Section 4.01	Non-Completion Loans; Generally. If the Completion Date does not occur by the Date Certain to the reasonable satisfaction of the Administrative Agent, all Loans outstanding as of the Date Certain (or any Revolving Loans that are incurred after the Date Certain) shall automatically convert to non-completion loans (the "Non-Completion Loans") having the terms and conditions set forth in this Agreement.	26

ARTICLE V LIBOR AND TAX PROVISIONS		26

Section 5.01
LIBOR Lending Unlawful.  In the event that it becomes unlawful or, by reason of a Change in Law, any  Construction/Term Loan Lender or Issuing Bank (as applicable) is unable to honor its obligation to make or maintain LIBO Loans, then such Construction/Term Loan Lender or Issuing Bank will promptly notify the Borrower of such event (with a copy to the Administrative Agent) and such Construction/Term Loan Lender's or Issuing Bank's obligation to make or to continue LIBO Loans, or to convert Base Rate Loans into LIBO Loans, as the case may be, shall be suspended until such time as such Construction/Term Loan Lender or Issuing Bank may again make and maintain LIBO Loans.  During such period of suspension, the Loans that would otherwise be made by such Construction/Term Loan Lender or Issuing Bank as LIBO Loans shall be made instead by such Construction/Term Loan Lender or Issuing Bank as Base Rate Loans and each Loan made by such Construction/Term Loan Lender or Issuing Bank and outstanding will automatically, on the last day of the then existing Interest Period therefor if such Loan may lawfully remain outstanding until the end of such Interest Period, and otherwise immediately, convert into a Base Rate Loan (or, if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan).  Each Construction/Term Loan Lender and Issuing Bank agrees to use reasonable efforts, including using reasonable efforts to designate a different lending office for funding or booking its Loans or to assign its rights and obligations under the Financing Documents to another of its offices, branches or affiliates, if, in the reasonable judgment of such Construction/Term Loan Lender and Issuing Bank, such designation or assignment (a) would eliminate or avoid such illegality and (b) would not subject such Construction/Term Loan Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Construction/Term Loan Lender or Issuing Bank (as applicable).  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Construction/Term Loan Lender or Issuing Bank in connection with any such designation or assignment.
		26

Section 5.02	Inability to Determine LIBOR. If prior to the commencement of any Interest Period for a LIBO Loan:	27

Section 5.03
Increased Costs.  (a)  If any Change in Law shall (1)(A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Construction/Term Loan Lender or Issuing Bank (as applicable); or (B) impose on any Construction/Term Loan Lender or Issuing Bank (as applicable) or the London interbank market any other material condition affecting this Agreement or LIBO Loans made by such Construction/Term Loan Lender or Issuing Bank (except, in each case, for Taxes); and (2) the result of any of the foregoing shall be to increase the cost to such Construction/Term Loan Lender or Issuing Bank of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Construction/Term Loan Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) (except, in each case, for Taxes), in each case by an amount that such Construction/Term Loan Lender or Issuing Bank reasonably deems to be material, then the Borrower will pay to such Construction/Term Loan Lender or Issuing Bank (as applicable) such additional amount or amounts as will compensate such Construction/Term Loan Lender or Issuing Bank for such additional costs incurred or reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 5.04 (Obligation to Mitigate)).
		27

Section 5.04
Obligation to Mitigate.  (a)  If any Construction/Term Loan Lender or Issuing Bank (as applicable) requests compensation under Section 5.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Construction/Term Loan Lender or Issuing Bank or any Governmental Authority for the account of any Construction/Term Loan Lender or Issuing Bank pursuant to Section 5.06 (Taxes), then such Construction/Term Loan Lender or Issuing Bank (as applicable), if requested by the Borrower in writing, shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations under the Financing Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Construction/Term Loan Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.03 (Increased Costs) or Section 5.06 (Taxes), as applicable, in the future and (ii) would not subject such  Construction/Term Loan Lender or Issuing Bank to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Construction/Term Loan Lender or Issuing Bank in any material respect, contrary to such Construction/Term Loan Lender's or Issuing Bank's normal banking practices or violate any applicable Law.  The Borrower hereby agrees to pay all costs and expenses incurred by any Construction/Term Loan Lender or Issuing Bank (as applicable) in connection with any such designation or assignment.
		29

Section 5.05
Funding Losses.  In the event of (a) the payment of any principal of any LIBO Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBO Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any LIBO Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04 (Obligation to Mitigate), then, in any such event, the Borrower shall compensate each Construction/Term Loan Lender or Issuing Bank (as applicable) for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Construction/Term Loan Lender or Issuing Bank (as applicable) shall be deemed to be the amount determined by the Administrative Agent (based upon the information delivered to it by such Construction/Term Loan Lender or Issuing Bank) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a LIBO Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Construction/Term Loan Lender or Issuing Bank (as applicable) would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the LIBOR market.  To claim any amount under this Section 5.05, the Administrative Agent shall promptly deliver to the Borrower a certificate setting forth in reasonable detail any amount or amounts that the applicable Construction/Term Loan Lender or Issuing Bank is entitled to receive pursuant to this Section 5.05 (including calculations, in reasonable detail, showing how such Construction/Term Loan Lender or Issuing Bank computed such amount or amounts), which certificate shall be based upon the information delivered to the Administrative Agent by such Construction/Term Loan Lender or Issuing Bank.  The Borrower shall pay to the Administrative Agent for the benefit of the applicable Construction/Term Loan Lender or Issuing Bank the amount due and payable and set forth on any such certificate within ten (10) Business Days after receipt thereof.
		31

Section 5.06
Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any Obligations shall be made free and clear of, and without deduction for, any Indemnified Taxes; provided, that, if the Borrower is required to deduct any Indemnified Taxes from those payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) each Person entitled thereto receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
		32

ARTICLE VI REPRESENTATIONS AND WARRANTIES		34

ARTICLE VII CONDITIONS PRECEDENT		35

Section 7.01	Conditions to Financial Close. The occurrence of the Financial Close and the Initial Advance is subject to the satisfaction (or waiver by each of the Construction/Term Loan Lenders and Issuing Banks) of each of the following conditions precedent and, with respect to the Initial Advance, the conditions precedent set forth in Section 7.06 (Conditions to Each Advance), in each case to the satisfaction of each of the Construction/Term Loan Lenders and Issuing Banks.	35

Section 7.02	Conditions to Each Construction/Term Loan Borrowing. In addition to the conditions set forth in Section 7.06 (Conditions to Each Advance), the obligation of each Construction/Term Loan Lender to make available each of its Construction/Term Loans is subject to the satisfaction (or waiver by the requisite vote set forth below in this paragraph) of each of the following conditions precedent to the satisfaction of each of the Construction/Term Loan Lenders (with respect to the Initial Advance) or the Supermajority Banks (with respect to each subsequent Advance)):	43

Section 7.03	Conditions to Each Revolving Loan Borrowing. In addition to the conditions set forth in Section 7.06 (Conditions to Each Advance), the obligation of the Revolving Loan Lender/Issuing Bank to make available each of its Revolving Loans (except for Revolving Loans made pursuant to Section 2.4(g) (Working Capital Letters of Credit)) is subject to the satisfaction (or waiver by the Revolving Loan Lender/Issuing Bank) of the following condition precedent to the satisfaction of the Revolving Loan Lender/Issuing Bank:	46

Section 7.04	Conditions to Each DSRA LC Event. In addition to the conditions set forth in Section 7.06 (Conditions to Each Advance), the obligation of each DSRA LC Issuing Bank to effect each DSRA LC Event is subject to the satisfaction (or waiver by the Supermajority DSRA LC Issuing Banks) of each of the following conditions precedent, to the satisfaction of the Supermajority DSRA LC Issuing Banks:	46

Section 7.05	Conditions to Each Working Capital LC Event. In addition to the conditions set forth in Section 7.06 (Conditions to Each Advance), the obligation of the Revolving Loan Lender/Issuing Bank to effect each Working Capital LC Event is subject to the satisfaction (or waiver by the Revolving Loan Lender/Issuing Bank) of each of the following conditions precedent, to the satisfaction of the Revolving Loan Lender/Issuing Bank:	47

Section 7.06
Conditions to Each Advance.  The obligation of each Construction Term/Loan Lender and Issuing Bank to effect or permit each Advance is subject to the satisfaction (or waiver by the requisite vote set forth below in this paragraph) of each of the following conditions precedent to the satisfaction of each of the Construction/Term Loan Lenders and Issuing Banks in the case of the Initial Advance, and in the case of each subsequent Advance, by the Supermajority Banks (with respect to any Borrowing of Construction/Term Loans), the Revolving Loan Lender/Issuing Bank (with respect to any Borrowing of Revolving Loans or Working Capital LC Event) and the Supermajority DSRA LC Issuing Banks (with respect to any DSRA LC Event):
		48

ARTICLE VIII COVENANTS		49

Section 8.01
Covenants.  The Borrower agrees with each Construction/Term Loan Lender Issuing Bank and each other party hereto that it will perform or observe (as applicable) the obligations set forth in Article 7 (Affirmative Covenants), Article  8 (Negative Covenants) and Article 9 (Reporting Requirements) of the Common Terms Agreement in accordance with the terms thereof; provided, that, from and after the date, if any, on which the Loans convert to Non-Completion Loans pursuant to ARTICLE IV (Conversion to Non-Completion Loans), the Borrower shall not be obliged to comply with the Excluded Covenants.  In addition, the Borrower agrees that no later than three (3) Business Days following any voluntary or mandatory prepayment of the Construction Term Loans, it will prepare for review by the Administrative Agent the information required to be included in Annex C to each DSRA Letter of Credit and thereafter promptly incorporate such reasonable changes that the Administrative Agent may request and deliver such Annex C, executed by Borrower and countersigned by the Administrative Agent, to each DSRA LC Issuing Bank.
		49

Section 8.02	Incurrence of Debt. In addition to the conditions that the Borrower is required to satisfy under Sections 2.3 (Expansion Debt), 2.4 (Additional Debt) or 2.5 (Replacement Debt) of the Common Terms Agreement on or prior to the date of any incurrence of such Expansion Debt, Additional Debt or Replacement Debt (as applicable), the Borrower shall not incur such Expansion Debt, Additional Debt or Replacement Debt (as applicable) unless, after giving effect to such incurrence, the Debt to Equity Ratio does not exceed 65:35.	50

ARTICLE IX DEFAULT AND ENFORCEMENT		50

Section 9.01	Events of Default. The Events of Default set forth in Article 10 (Events Of Default For Secured Debt Other Than Non-Completion Secured Bank Debt) of the Common Terms Agreement and the Indebtedness Event of Default shall constitute Events of Default under this Agreement, subject to all of the provisions of such Sections in the Common Terms Agreement; provided, that, from and after the date, if any, on which the Loans convert to Non-Completion Loans pursuant to ARTICLE IV (Conversion to Non-Completion Loans):	50

Section 9.02	Acceleration Upon Bankruptcy. If any Event of Default described in Section 10.7 (Bankruptcy; Insolvency) of the Common Terms Agreement occurs with respect to the Borrower, any outstanding Commitments shall automatically terminate and the outstanding principal amount of the outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, in each case without notice, demand or further act of the Administrative Agent, the Construction/Term Loan Lenders, the Issuing Banks, the Common Security Trustee or any other Credit Agreement Secured Party.	51

Section 9.03
Acceleration Upon Other Event of Default.  (a)  If any Event of Default occurs for any reason (except the occurrence of any Event of Default described in Section 10.7 (Bankruptcy; Insolvency) of the Common Terms Agreement with respect to the Borrower, for which provision is made in Section 9.02 (Acceleration Upon Bankruptcy)), whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Administrative Agent may, or upon the direction of the Required Banks shall, by written notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations that have been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and such outstanding Commitments shall terminate.
		51

Section 9.04
Action Upon Event of Default.  Subject to the terms of the Intercreditor Agreement, if any Event of Default occurs for any reason, whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Administrative Agent may, or upon the direction of the Required Banks shall, by written notice to the Borrower of its intention to exercise any remedies hereunder, under the other Financing Documents or at law or in equity, and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived by the Borrower, exercise any or all of the following rights and remedies, in any combination or order that the Administrative Agent or the Required Banks may elect, in addition to such other rights or remedies as the Administrative Agent, the Issuing Banks and the Construction/Term Loan Lenders may have hereunder, under the other Financing Documents or at law or in equity:
		51

Section 9.05	Application of Proceeds. Subject to the terms of the Intercreditor Agreement, any moneys received by the Administrative Agent from the Common Security Trustee after the occurrence and during the continuance of an Event of Default shall be applied in full or in part by the Administrative Agent against the Obligations in the following order of priority (but without prejudice to the right of the Construction/Term Loan Lenders or the Issuing Banks, subject to the terms of the Intercreditor Agreement, to recover any shortfall from the Borrower):	52

ARTICLE X THE ADMINISTRATIVE AGENT AND ISSUING BANKS		53

Section 10.01	Appointment and Authority.	53

Section 10.02
Rights as a Lender or Credit Agreement Interest Rate Protection Provider.  Each Person serving as the Administrative Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Construction/Term Loan Lender, Issuing Bank or Credit Agreement Interest Rate Protection Provider, as the case may be, as any other Construction/Term Loan Lender, Issuing Bank or Credit Agreement Interest Rate Protection Provider, as the case may be, and may exercise the same as though it were not the Administrative Agent.  Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Construction/Term Loan Lenders, Issuing Banks or any Credit Agreement Interest Rate Protection Provider.
		54

Section 10.03	Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:	55

Section 10.04
Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of any Construction/Term Loan Lender or Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Construction/Term Loan Lender or Issuing Bank (as the case may be) unless the Administrative Agent has received notice to the contrary from such Construction/Term Loan Lender or Issuing Bank prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
		56

Section 10.05
Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this ARTICLE X shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, and shall apply to all of their respective activities in connection with their acting as or for the Administrative Agent.
		56

Section 10.06
Indemnification by the Lenders.  Without limiting the obligations of Borrower hereunder, each Construction/Term Loan Lender and Issuing Bank agrees to indemnify the Administrative Agent and Related Parties thereof ratably in accordance with its Commitments for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Parties in any way relating to or arising out of this Agreement, the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Construction/Term Loan Lender or Issuing Bank shall be liable for any of the foregoing to the extent they arise solely from the Administrative Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Construction/Term Loan Lenders and Issuing Banks against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action.  Without limitation of the foregoing, each Construction/Term Loan Lender and Issuing Bank agrees to reimburse the Administrative Agent promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, amendment, waiver, modification or enforcement of, or legal advice in respect of rights or responsibilities under, the Transaction Documents, to the extent that the Administrative Agent is not reimbursed promptly for such expenses by Borrower.  The obligation of the Construction/Term Loan Lenders and the Issuing Banks to make payments pursuant to this Section 10.06 is several and not joint, and the same shall survive the payment in full of the Obligations and the termination of this Agreement.
		57

Section 10.07	Resignation or Removal of Administrative Agent.	57

Section 10.08	No Amendment to Duties of Administrative Agent Without Consent. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Administrative Agent shall have given its prior written consent, in its capacity as Administrative Agent thereto.	58

Section 10.09
Non-Reliance on Administrative Agent, Lenders and Issuing Banks.  Each of the Construction/Term Loan Lenders and Issuing Banks acknowledges that they have, independently and without reliance upon the Administrative Agent, any other Construction/Term Loan Lender or Issuing Bank or any of their Related Parties and based on such documents and information as they have deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its extensions of credit.  Each of the Construction/Term Loan Lenders and Issuing Banks also acknowledge that they will, independently and without reliance upon the Administrative Agent, any other Construction/Term Loan Lender or Issuing Bank or any of their Related Parties and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.
		59

Section 10.10	No Joint Lead Arranger, Joint Lead Bookrunner or Documentation Agent Duties. Anything herein to the contrary notwithstanding, no Joint Lead Arranger, Joint Lead Bookrunner, Syndication Agent or Documentation Agent shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent, Issuing Bank or Construction/Term Loan Lender hereunder.	59

Section 10.11
Copies.  The Administrative Agent shall give prompt notice to each Construction/Term Loan Lender and Issuing Bank (as applicable) of receipt of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement or any other Financing Document (unless concurrently delivered to the Construction/Term Loan Lenders or Issuing Banks by the Borrower).  The Administrative Agent will distribute to each Construction/Term Loan Lender and Issuing Bank each document or instrument (including each document or instrument delivered by the Borrower to the Administrative Agent pursuant to ARTICLE VI (Representations and Warranties), ARTICLE VII (Conditions Precedent) and ARTICLE VIII (Covenants)) received for the account of the Administrative Agent and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Construction/Term Loan Lenders and Issuing Banks by the Administrative Agent in accordance with the terms of this Agreement or any other Financing Document.
		59

Section 10.12
Liability of Issuing Banks.  As between the Borrower and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit, and no Issuing Bank that has issued such Letter of Credit nor any of their respective Related Parties shall be liable or responsible for (a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except in each case that the Borrower shall have the right to bring suit against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence, including such Issuing Bank’s willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, any Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such Issuing Bank that appear on their face to be in order, without responsibility for further investigation.
		59

ARTICLE XI MISCELLANEOUS PROVISIONS		60

Section 11.01
Amendments, Etc.  Subject to the terms of the Intercreditor Agreement, no consent, amendment, waiver or termination of any provision of this Agreement shall be effective unless in writing signed by the Administrative Agent and the Required Banks, and each such amendment, waiver, termination or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, without the consent of each Construction/Term Loan Lender and Issuing Bank (other than any Construction/Term Loan Lender or Issuing Bank that is a Loan Party, a Sponsor or an Affiliate or Subsidiary thereof), no such amendment, waiver, termination or consent shall:
		60

Section 11.02
Entire Agreement.  This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, including the Commitment Letter, dated February 2, 2010, among the Sponsors, the Borrower, and other parties thereto.  In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.
		62

Section 11.03	Applicable Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT ANY REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).	62

Section 11.04
Assignments.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Construction/Term Loan Lenders, the Issuing Banks and the Administrative Agent (and any attempted assignment or other transfer by the Borrower without such consent shall be null and void), and no Construction/Term Loan Lender or Issuing Bank (as the case may be) may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 11.04(b), (ii) by way of participation in accordance with Section 11.04(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 11.04 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Common Security Trustee, the Issuing Banks and the Construction/Term Loan Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
		64

Section 11.05	Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, the Joint Lead Arrangers, the Joint Lead Bookrunners, Documentation Agents, Syndication Agents and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement.	67

Section 11.06
Costs and Expenses.  The Borrower shall pay (a) all reasonable and documented out of pocket expenses incurred by each of the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders and the Issuing Banks (including all reasonable fees, costs and expenses of one counsel for the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders and Issuing Banks (plus any one local counsel in each jurisdiction reasonably required)) and their Affiliates, in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents; (b) all reasonable out of pocket expenses incurred by the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders and the Issuing Banks (including all reasonable fees, costs and expenses of one counsel for the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders the and Issuing Banks (plus any one local counsel in each jurisdiction reasonably required)), in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (c) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Common Security Trustee (including all reasonable fees, costs and expenses of one counsel for the Administrative Agent, the Common Security Trustee (plus any one local counsel in each jurisdiction reasonably required)), in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (d) all reasonable out-of-pocket expenses incurred by the applicable Issuing Banks in connection with the issuance, amendment, renewal or extension of any DSRA Letter of Credit or Working Capital Letters of Credit (as the case may be) or demand for payment thereunder; (e) all reasonable out-of-pocket expenses incurred by each Joint Lead Arranger, Joint Lead Bookrunner, Documentation Agent and Syndication Agent in connection with the initial syndication of the credit facilities under this Agreement and (f) all reasonable out-of-pocket expenses incurred by the Credit Agreement Secured Parties (including all fees, costs and expenses of counsel), in connection with the enforcement or protection of their rights in connection with this Agreement and the other Financing Documents, including their rights under this Section 11.06, including in connection with any workout, restructuring or negotiations in respect of the Obligations.  This provisions of this Section 11.06 shall not supersede Sections 5.03 (Increased Costs) and 5.06 (Taxes).  Notwithstanding the foregoing, in the event that the Common Security Trustee reasonably believes that a conflict exists in using one counsel, it may engage its own counsel.
		67

Section 11.07
Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format ("pdf") shall be effective as delivery of a manually executed counterpart of this Agreement.
		68

Section 11.08
Indemnification by the Borrower.  (a) The Borrower hereby agrees to indemnify each Credit Agreement Secured Party, each Joint Lead Arranger, each Joint Lead Bookrunner, each Documentation Agent, each Syndication Agent and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of:
		68

Section 11.09
Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate").  If the Administrative Agent, any Construction/Term Loan Lender or any Issuing Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent, any Construction/Term Loan Lender or any Issuing Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
		71

Section 11.10
No Waiver; Cumulative Remedies.  No failure by any Credit Agreement Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
		71

Section 11.11
Notices and Other Communications.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, except with respect to any notice of Default or Event of Default, sent by email to the address(es), facsimile number or email address specified for the Borrower, the Administrative Agent, the Common Security Trustee, the Issuing Banks or the Construction/Term Loan Lenders, as applicable, on Schedule 11.11.
		71

Section 11.12	Patriot Act Notice. Each of the Construction/Term Loan Lenders, Issuing Banks, Administrative Agent and Common Security Trustee hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Construction/Term Loan Lender, Issuing Bank, Administrative Agent or Common Security Trustee, as applicable, to identify the Borrower in accordance with the Patriot Act.	74

Section 11.13
Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Common Security Trustee, any Issuing Bank or any Construction/Term Loan Lender, or the Administrative Agent, the Common Security  Trustee, any Issuing Bank or any Construction/Term Loan Lender (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Common Security Trustee, such Issuing Bank or such Construction/Term Loan Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Construction/Term Loan Lender or Issuing Bank (as applicable) severally agrees to pay to the Administrative Agent or the Common Security  Trustee upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Common Security Trustee, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Construction/Term Loan Lenders and the Issuing Banks under this Section 11.13 shall survive the payment in full of the Obligations and the termination of this Agreement.
		74

Section 11.14
Right of Setoff.  Each of the Construction/Term Loan Lenders, the Issuing Banks and each of their respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Construction/Term Loan Lender, Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to such Construction/Term Loan Lender or the Issuing Bank, irrespective of whether or not such Construction/Term Loan Lender or Issuing Bank shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Construction/Term Loan Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each of the Construction/Term Loan Lenders, Issuing Banks and their respective Affiliates under this Section 11.14 are in addition to other rights and remedies (including other rights of setoff) that such Construction/Term Loan Lender, Issuing Bank or their respective Affiliates may have.  Each of the Construction/Term Loan Lenders and the Issuing Banks agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.
		75

Section 11.15
Severability.  If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
		75

Section 11.16
Survival.  Notwithstanding anything in this Agreement to the contrary, Section 5.01 (LIBOR Lending Unlawful), Section 5.03 (Increased Costs), Section 5.06 (Taxes), Section 10.06 (Indemnification by the Lenders), Section 11.06 (Costs and Expenses), Section 11.08 (Indemnification by the Borrower) and Section 11.13 (Payments Set Aside) shall survive any termination of this Agreement.  In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties shall be considered to have been relied upon by the Credit Agreement Secured Parties regardless of any investigation made by any Credit Agreement Secured Party or on their behalf and notwithstanding that the Credit Agreement Secured Parties may have had notice or knowledge of any Default or Event of Default at the time of the Borrowing, and shall continue in full force and effect as of the date made or any date referred to herein as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.
		76

Section 11.17
Treatment of Certain Information; Confidentiality.  The Administrative Agent, the Common Security Trustee, each of the Issuing Banks and Construction/Term Loan Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (provided, that, the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it or to any Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 11.04(e) (Assignments); (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any other Financing Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 11.17, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with the Administrative Agent, the Common Security  Trustee, such Issuing Bank, or such Construction/Term Loan Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Construction/Term Loan Lender or Issuing Bank under any Financing Document (including any rating agency); (g) with the consent of the Borrower (which consent shall not unreasonably be withheld or delayed); (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.17 or (ii) becomes available to the Administrative Agent, the Common Security  Trustee, any Issuing Bank, any Construction/Term Loan Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Construction/Term Loan Lender, any Issuing Bank, the Common Security Trustee or the Administrative Agent; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from any Construction/Term Loan Lender or Issuing Bank or the Administrative Agent or Common Security Trustee, as applicable).  In addition, the Administrative Agent, the Common Security Trustee, any Issuing Bank and any Construction/Term Loan Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Common Security Trustee, the Issuing Banks and the Construction/Term Loan Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments, and the Borrowings.  For the purposes of this Section 11.17, "Information" means written information that is furnished by or on behalf of the Borrower, any Sponsor or any of their Affiliates to the Administrative Agent, Common Security Trustee, any Issuing Bank or any Construction/Term Loan Lender pursuant to or in connection with any Financing Document, relating to the assets and business of the Borrower, any Sponsor or any of their Affiliates, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by the Administrative Agent, the Common Security Trustee, such Issuing Bank or such Construction/Term Loan Lender of its obligations hereunder, (ii) is or becomes available to the Administrative Agent, the Common Security Trustee, such Issuing Bank or such Construction/Term Loan Lender from a source other than the Borrower, any Sponsor or any of their Affiliates, as applicable, that is not, to the knowledge of the Administrative Agent, the Common Security  Trustee, such Issuing Bank or such Construction/Term Loan Lender, acting in violation of a confidentiality obligation with the Borrower, any Sponsor or any of their Affiliates, as applicable or (iii) is independently compiled by the Administrative Agent, the Common Security  Trustee, any Issuing Bank or any Construction/Term Loan Lender, as evidenced by their records, without the use of the Information.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
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Section 11.18
Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Party hereto shall assert, and each Party hereto hereby waives, any claim against any other Party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.
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Section 11.19
Waiver of Litigation Payments.  To the extent that any Party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 11.03(b) (Applicable Law; Jurisdiction, Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any other Party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.
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Section 11.20
Reinstatement.  This Agreement and the obligations of the Borrower hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Borrower or any other Person or as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment, and the Borrower shall pay the Credit Agreement Secured Parties on demand all of its reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such party in connection with such rescission or restoration.
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Section 11.21	No Recourse.	79

Section 11.22	Termination. This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) if the Financial Close and the Initial Advance do not occur on or prior to July 30, 2010 (or such later date as may be agreed to in writing by all of the Construction/Term Loan Lenders).	79

SCHEDULES

Schedule 2.01	-	Lenders, Commitments
Schedule 3.01(a)	-	Amortization Schedule
Schedule 3.01(b)	-	Targeted Loan Balance
Schedule 11.11	-	Notice Information

EXHIBITS

Exhibit A	-	Definitions
Exhibit B	-	Form of Construction/Term Loan Note
Exhibit C	-	Form of Revolving Loan Note
Exhibit D	-	Form of DSRA Letter of Credit Loan Note
Exhibit E	-	Form of Non-Completion Loan Note
Exhibit F	-	Form of DSRA Letter of Credit
Exhibit G	-	Form of DSRA LC Request
Exhibit H	-	Reserved
Exhibit I	-	Form of Working Capital LC Request
Exhibit J	-	Form of Construction/Term Loan Borrowing Notice
Exhibit K	-	Form of Revolving Loan Borrowing Notice
Exhibit L	-	Form of Interest Period Notice
Exhibit M	-	Form of Independent Engineer Closing Certificate
Exhibit N	-	Form of Insurance Consultant Closing Certificate
Exhibit O	-	Form of Project Schedule
Exhibit P	-	Form of Construction Status Report
Exhibit Q	-	DSRA LC Documents
Exhibit R	-	Working Capital LC Documents
Exhibit S	-	Form of Lender Assignment Agreement
Exhibit T	-	Form of Interest Rate Protection Agreement
Exhibit U	-	Form of Disbursement Schedule

This CREDIT AGREEMENT (this "Agreement"), dated as of May 3, 2010, is made among RUBY PIPELINE, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "Borrower"), SOCIÉTÉ GÉNÉRALE, as Administrative Agent, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Common Security Trustee, each of the Construction/Term Loan Lenders from time to time party hereto, each of the DSRA LC Issuing Banks from time to time party hereto, the Revolving Loan Lender/Issuing Bank from time to time party hereto and for the benefit of BANCO SANTANDER, S.A., NEW YORK BRANCH, as Joint Lead Arranger, Joint Lead Bookrunner and Documentation Agent, BANK OF MONTREAL, as Joint Lead Arranger, Joint Lead Bookrunner and Documentation Agent, CREDIT AGRICOLE CORPORATE, as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent, RBS SECURITIES INC., as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent, SG AMERICAS SECURITIES, LLC, as Joint Lead Arranger, Joint Lead Bookrunner and Documentation Agent, THE BANK OF NOVA SCOTIA, as Joint Lead Arranger, Joint Lead Bookrunner and Syndication Agent,  and UNICREDIT BANK AG, NEW YORK BRANCH, as Joint Lead Arranger and Joint Lead Bookrunner.

WHEREAS, the Borrower intends to design, detail engineer, develop, procure, construct, install, complete, own, operate and maintain (a) approximately 675 miles of 42-inch diameter natural gas pipeline (along with associated four (4) compression and measurement facilities to be constructed in Uinta County, Wyoming, Elko County, Nevada, Box Elder County, Utah and Humboldt County, Nevada) to be constructed between Opal, Wyoming and the delivery point of Pacific Gas and Electric Company, a California corporation ("PG&E") in Oregon near the California border, and (b) an approximately 2.7 mile lateral to be constructed between the PG&E delivery point at the California border and a delivery point at Malin, Oregon;

WHEREAS, the Borrower has requested that the Construction/Term Loan Lenders and the Issuing Banks establish certain credit facilities in order to provide funds which are to be used to partially finance such design, detailed engineering, development, procurement, construction, installation, completion, ownership, operation and maintenance of the Project, to pay certain fees and expenses associated with this Agreement and the Loans, to fund the Credit Agreement Debt Service Reserve Account, to fund operating and working capital expenses of the Project, to issue and cash collateralize letters of credit and as further described herein; and

WHEREAS, the Construction/Term Loan Lenders and the Issuing Banks are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties hereto agree as follows:

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ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms.  Unless the context shall otherwise require, or unless otherwise defined herein in Exhibit A, capitalized terms used herein shall have the meanings provided in the Common Terms Agreement.

Section 1.02 Principles of Interpretation.  Unless the context shall otherwise require, or unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation in Section 1.2 (Interpretation) of the Common Terms Agreement.

Section 1.03 UCC Terms.  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04 Accounting and Financial Determinations.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Section 1.4 (Accounting and Financial Determinations) of the Common Terms Agreement.

ARTICLE II

COMMITMENTS AND BORROWING

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01 Construction/Term Loans.  (a)  Each Construction/Term Loan Lender agrees, severally and not jointly, to make loans (each such loan, a "Construction/Term Loan") to the Borrower (i) in an aggregate principal amount not in excess of the Construction/Term Loan Commitment of such Construction/Term Loan Lender, from time to time during the Construction/Term Loan Availability Period but (ii) not more frequently than fifteen (15) times in any twelve (12) month period (in the case of this clause (ii), without taking into account any Construction/Term Loans made on the Completion Date or deemed made pursuant to Section 3.05(d) (Interest Payment Dates) and except as may be reasonably agreed between the Borrower and the Administrative Agent); provided, that, after giving effect to the making of any Construction/Term Loans, the aggregate outstanding principal amount of all Construction/Term Loans shall not exceed the Aggregate Construction/Term Loan Commitment.

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(b) Each Borrowing of Construction/Term Loans (except any Construction/Term Loan deemed made pursuant to Section 3.05(d) (Interest Payment Dates)) shall be in the aggregate minimum amount of five million Dollars ($5,000,000) and in integral multiples of one million Dollars ($1,000,000).

(c) Proceeds of (i) all Construction/Term Loans (except the Construction/Term Loans made on the date of the Initial Advance, on the Completion Date and those deemed made pursuant to Section 3.05(d) (Interest Payment Dates)) shall be deposited into the Construction Account to, subject to the terms and conditions set forth herein, pay or fund Project Costs; provided, that, on the date of the Initial Advance, Construction/Term Loans may be applied to:

(A) pay to the Administrative Agent for its own account, or for the account of the Lenders entitled thereto, all Fees due and payable pursuant to Section 3.16 (Fees) of this Agreement and any other Financing Document, and all costs and expenses (including costs, fees and expenses of legal counsel and Consultants) due and payable hereunder or thereunder for which invoices have been presented;

(B) cash collateralize the Borrower's obligations under the Unicredit Agreement in accordance with the Unicredit Cash Collateral Agreement; or

(C) pay a portion of Project Costs; and

(ii) the Construction/Term Loans made on the Completion Date shall be applied in the following order of priority:

(A) first, to remain on deposit in the Construction Account (for application in accordance with Section 5.01(b) (Construction Account) of the Accounts Agreement) an amount which, (after giving effect to Section 2.06(d)(i) (Borrowing of Loans)), is equal to the Permitted Completion Amount (less the remaining amount of the Base Equity LCs and Contingent Equity Reserve LCs that are available to be drawn as of the Completion Date for the payment of Permitted Completion Costs (after giving effect to any draws to be made on the Base Equity LCs and Contingent Equity Reserve LCs on such date));

(B) second, to the Credit Agreement Debt Service Reserve Account in an amount which, together with all amounts then on deposit in such account (after giving effect to the issuance of any DSRA Letter of Credit, transfers set forth in Section 2.06(d)(ii) (Borrowing of Loans), and funding of the Credit Agreement Debt Service Reserve Account through any other means permitted under the Accounts Agreement), is equal to at least (and, at the Borrower's option, in excess of) the Credit Agreement Debt Service Reserve Requirement;

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(C) third, to the account as directed by the Borrower in writing in an amount that is no greater than the Incentive Fee payable to CIG Services under and as defined in the CIG Construction Management Agreement;

(D) fourth, to the account as directed by the Borrower, in an amount equal to the excess, if any, of (aa) the aggregate amount of all Equity Contributions contributed by the Sponsors to the payment of Project Costs (as verified by the Independent Engineer) over (bb) the Aggregate Base Equity Contribution Cap; and

(E) fifth, to the Revenue Account for further application in accordance with Section 5.02(b) (Revenue Account) of the Accounts Agreement.

(d) Construction/Term Loans repaid or prepaid may not be reborrowed.

Section 2.02 Revolving Loans.  (a)  The Revolving Loan Lender/Issuing Bank agrees to make loans (each such loan, a "Revolving Loan") to the Borrower in an aggregate principal amount from time to time outstanding that, in the aggregate, is not in excess of its Revolving Loan Commitment, from time to time during the Revolving Loan Availability Period but not more frequently than two (2) times each calendar month; provided, that, after giving effect to the making of any Revolving Loans and the issuance of any Working Capital Letters of Credit, the aggregate principal amount of all Revolving Loans and the Maximum Available Amount under the Working Capital Letters of Credit then outstanding shall not exceed the Aggregate Revolving Loan Commitment.

(b) Except for Revolving Loans made pursuant to Section 2.04(g) (Working Capital Letters of Credit), each Revolving Loan Borrowing shall be (i) in the aggregate minimum amount of one million Dollars ($1,000,000) and (ii) advanced for the payment of general corporate purposes.

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(c) Except for Revolving Loans made pursuant to Section 2.04(g) (Working Capital Letters of Credit), proceeds of each Revolving Loan Borrowing shall be deposited into the Operating Account for application in accordance with Section 5.03(b) (Operating Account) of the Accounts Agreement.

(d) Within the limits set forth in Section 2.02(a) above (except as provided in Section 2.04(g) (Working Capital Letters of Credit)), the Borrower may pay or prepay and reborrow Revolving Loans.

Section 2.03 DSRA Letters of Credit.  (a)  Each DSRA LC Issuing Bank agrees, severally and not jointly, to issue DSRA Letters of Credit for the Borrower's account in an aggregate Stated Amount not in excess of the DSRA Letter of Credit Commitment of such DSRA LC Issuing Bank, and in the amounts requested by the Borrower from time to time during the DSRA Letter of Credit Availability Period but not more frequently than twenty (20) times, in the aggregate, each calendar month.

(b) Each DSRA Letter of Credit shall be in a form attached as Exhibit F and used solely for the purpose described in Section 5.06(b) (Debt Service Reserve Accounts) of the Accounts Agreement.

(c) DSRA Letters of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (i) the Stated Amount under each DSRA Letter of Credit, in the aggregate, shall not exceed the Aggregate DSRA Letter of Credit Commitment, (ii) the Stated Amount under each DSRA Letter of Credit plus the aggregate principal amount of the applicable DSRA Letter of Credit Loans incurred shall not exceed the DSRA Letter of Credit Commitment of the DSRA LC Issuing Bank that issues such DSRA Letter of Credit and advanced such DSRA Letter of Credit Loans and (iii) the Maximum Available Amount under each DSRA Letter of Credit, in the aggregate, plus the aggregate principal amount of all DSRA Letter of Credit Loans incurred, shall not exceed the Aggregate DSRA Letter of Credit Commitment.

(d) The Borrower shall give each DSRA LC Issuing Bank at least ten (10) Business Days irrevocable prior written notice (effective upon receipt) specifying the date (which shall be a Business Day during the DSRA Letter of Credit Availability Period) the DSRA Letter of Credit is requested to be issued, amended, renewed or extended (as applicable) describing (i) the duration of the requested DSRA Letter of Credit (or the existing DSRA Letter of Credit after giving effect to the requested amendment, renewal or extension thereof, as applicable), which shall not last beyond the earlier of (A) the Maturity Date and (B) in any case, the date that is three hundred and sixty-four (364) days after the date of such issuance, amendment, renewal or extension (as applicable), and (ii) the Stated Amount of such DSRA Letter of Credit, which notice shall be in substantially the form of Exhibit G (each, a "DSRA LC Request"), provided, that, the aggregate Stated Amount in each DSRA LC Request shall be made pro-rata across all DSRA LC Issuing Banks. The Borrower shall not be permitted to have more than twenty (20) DSRA Letters of Credit (or such larger number of DSRA Letters of Credit to the extent resulting from any assignments thereof or assignments of the DSRA Letter of Credit Commitments in accordance with this Agreement) outstanding at any one time.

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(e) Upon receipt from the beneficiary under a DSRA Letter of Credit of a demand for payment thereunder, in proper form to accomplish a draw in accordance with the terms thereof, each DSRA LC Issuing Bank shall promptly notify the Borrower of the amount to be paid by such DSRA LC Issuing Bank as a result of such demand and the date on which payment is to be made by such DSRA LC Issuing Bank to the beneficiary in respect of such demand.

(f) Each drawing honored by any DSRA LC Issuing Bank under any DSRA Letter of Credit shall reduce the Maximum Available Amount under such DSRA Letter of Credit by the amount of such drawing.

(g) Notwithstanding anything to the contrary contained herein, any payments by any DSRA LC Issuing Bank under any DSRA Letter of Credit shall automatically be considered to be a loan (a "DSRA Letter of Credit Loan") to the Borrower from such DSRA LC Issuing Bank in an amount equal to the amount of the drawing on such DSRA Letter of Credit.  All such DSRA Letter of Credit Loans shall be repaid by the Borrower in accordance with the provisions of Section 3.03 (Repayment of DSRA Letter of Credit Loan Borrowings) and prepaid by the Borrower in accordance with the provisions of Section 3.11 (Optional Prepayment) and Section 3.12 (Mandatory Prepayment).  Each such DSRA Letter of Credit Loan shall initially be a LIBO Loan, the Interest Period for which shall have a duration of six (6) months.

Section 2.04 Working Capital Letters of Credit.  (a)  The Revolving Loan Lender/Issuing Bank agrees to issue Working Capital Letters of Credit for the Borrower's account in an aggregate Stated Amount not in excess of its Revolving Loan Commitment, and in the amounts requested by the Borrower from time to time during the Revolving Loan Availability Period but not more frequently than two (2) times each calendar month.

(b) Each Working Capital Letter of Credit shall be in such form as may be reasonably agreed between the Borrower and the Revolving Loan Lender/Issuing Bank and used in connection with general corporate purposes.

(c) Working Capital Letters of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (i) the Stated Amount under each Working Capital Letter of Credit, in the aggregate, shall not exceed the Aggregate Revolving Loan Commitment, (ii) the Stated Amount under each applicable Working Capital Letter of Credit plus the aggregate principal amount of the Revolving Loans then outstanding shall not exceed the Revolving Loan Commitment of the Revolving Loan Lender/Issuing Bank and (iii) the Maximum Available Amount under each Working Capital Letter of Credit, in the aggregate, plus the aggregate principal amount of all Revolving Loans then outstanding, shall not exceed the Aggregate Revolving Loan Commitment.

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(d) The Borrower shall give the Revolving Loan Lender/Issuing Bank at least one (1) Business Day irrevocable prior written notice (effective upon receipt) specifying the date (which shall be a Business Day during the Revolving Loan Availability Period) the Working Capital Letter of Credit is requested to be issued, amended, renewed or extended (as applicable) describing (i) the duration of the requested Working Capital Letter of Credit (or the existing Working Capital Letter of Credit after giving effect to the requested amendment, renewal or extension thereof, as applicable), which shall not last beyond the earlier of (A) the Maturity Date and (B) in any case, the date that is three hundred and sixty-four (364) days after the date of such issuance, amendment, renewal or extension (as applicable), and (ii) the Stated Amount of such Working Capital Letter of Credit, which notice shall be substantially in the form of Exhibit I (each, a "Working Capital LC Request").  The Borrower shall not be permitted to have or issue Working Capital LC Requests for more than five (5) Working Capital Letters of Credit outstanding at any one time.

(e) Upon receipt from the beneficiary under a Working Capital Letter of Credit of a demand for payment thereunder, in proper form to accomplish a draw in accordance with the terms thereof, the Revolving Loan Lender/Issuing Bank shall promptly notify the Borrower of the amount to be paid by the Revolving Loan Lender/Issuing Bank as a result of such demand and the date on which payment is to be made by the Revolving Loan Lender/Issuing Bank to the beneficiary in respect of such demand.

(f) Each drawing honored by the Revolving Loan Lender/Issuing Bank under a Working Capital Letter of Credit shall reduce the Maximum Available Amount under such Working Capital Letter of Credit by the amount of such drawing.

(g) Notwithstanding anything to the contrary contained herein, any payments by the Revolving Loan Lender/Issuing Bank under any Working Capital Letter of Credit shall automatically be considered to be a Revolving Loan to the Borrower from the Revolving Loan Lender/Issuing Bank in an amount equal to the amount of the drawing on such Working Capital Letter of Credit.  All such Revolving Loans shall be repaid by the Borrower in accordance with the provisions of Section 3.02 (Repayment of Revolving Loan Borrowings).  Each such Revolving Loan shall initially be a LIBO Loan, the Interest Period for which shall have a duration of one (1) month.

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Section 2.05 Notice of Borrowings.  (a)  From time to time, subject to the limitations set forth in Sections 2.01 (Construction/Term Loans) and 2.02 (Revolving Loans), as applicable, the Borrower may request a Borrowing by delivering to the Administrative Agent a properly completed Construction/Term Loan Borrowing Notice (as further described in Section 7.02(a) (Conditions to Each Construction/Term Loan Borrowing)) or Revolving Loan Borrowing Notice (as further described in Section 7.03(a) (Conditions to Each Revolving Loan Borrowing)), as applicable, not later than 12:00 p.m., New York City time, three (3) Business Days prior to the proposed Borrowing Date in the case of Construction/Term Loans that are LIBO Loans and one (1) Business Day prior to the proposed Borrowing Date in the case of Revolving Loans or Construction/Term Loans that are Base Rate Loans.

(b) Each Borrowing Notice delivered pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) the requested Borrowing Date (which shall be a Business Day), (ii) the amount of such requested Borrowing, (iii) the Loan(s) with respect to which such Borrowing is requested, (iv) whether the requested Borrowing is of LIBO Loans or Base Rate Loans and (v) in the case of a proposed Borrowing of LIBO Loans, the Borrower's election with respect to the duration of the initial Interest Period applicable to such LIBO Loans, which Interest Periods shall be one (1), two (2), three (3), or six (6) months in length.

(c) The Administrative Agent shall promptly advise each Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank of any Borrowing Notice delivered pursuant to this Section 2.05, together with each such Construction/Term Loan Lender's or the Revolving Loan Lender/Issuing Bank's Construction/Term Loan Commitment Percentage or Revolving Loan Commitment Percentage (as applicable) of the requested Borrowing.

Section 2.06 Borrowing of Loans.  (a)  Subject to clause (c) below, each Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank shall make a Loan in the amount of its Construction/Term Loan Commitment Percentage or Revolving Loan Commitment Percentage (as applicable) of each Borrowing on the proposed Borrowing Date by wire transfer of immediately available funds to the Administrative Agent, not later than 1:00 p.m., New York City time, and the Administrative Agent shall, (i) in the case of the Construction/Term Loans (except for the Construction/Term Loans made on the date of the Initial Advance and on the Completion Date and deemed made pursuant to Section 3.05(d) (Interest Payment Dates)), deposit the amounts so received in accordance with Section 2.01(c)(i) (Construction/Term Loans) of this Agreement for application in accordance with Section 5.01(b) (Construction Account) of the Accounts Agreement, and (ii) in the case of Revolving Loans (except for Revolving Loans made pursuant to Section 2.04(g) (Working Capital Letters of Credit)), deposit the amounts so received into the Operating Account in accordance with Section 2.02(c) (Revolving Loans) of this Agreement for application in accordance with Section 5.03(b) (Operating Account) of the Accounts Agreement; provided, that, if a Borrowing does not occur on the proposed Borrowing Date because any condition precedent to such requested Borrowing herein specified has not been met, the Administrative Agent shall return the amounts so received to each Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank (as applicable) without interest as soon as possible.

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(b) Subject to Section 5.04 (Obligation to Mitigate), each Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank may (without relieving the Borrower of its obligation to repay a Construction/Term Loan or Revolving Loan in accordance with the terms of this Agreement and the Construction Term Loan Notes or Revolving Loan Notes, as the case may be) at its option fulfill its Commitment with respect to any such Loan by causing any domestic or foreign branch or Affiliate of such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank to make such Loan.

(c) Unless the Administrative Agent has been notified in writing by any Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank (as applicable) prior to a proposed Borrowing Date that such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank will not make available to the Administrative Agent its portion of the Borrowing proposed to be made on such date, the Administrative Agent may assume that such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank has made such amounts available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover on demand from such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank such corresponding amount plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at an interest rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  If such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank pays such corresponding amount (together with such interest), then such corresponding amount so paid shall constitute such Construction/Term Loan Lender's or Revolving Loan Lender/Issuing Bank's Construction/Term Loan or Revolving Loan (as applicable) included in such Borrowing.  If such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Administrative Agent plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at an interest rate per annum equal to the Base Rate plus the Applicable Margin.  If the Administrative Agent receives payment of the corresponding amount from each of the Borrower and such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank, the Administrative Agent shall promptly remit to Borrower such corresponding amount.  If the Administrative Agent receives payment of interest on such corresponding amount from each of the Borrower and such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank for an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  Nothing herein shall be deemed to relieve any Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank from its obligation to fulfill its Commitments hereunder and any payment by the Borrower pursuant to this Section 2.06(c) shall be without prejudice to any claim the Borrower may have against a Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank that shall have failed to make such payment to the Administrative Agent.  A notice of the Administrative Agent to any Construction/Term Loan Lender, the Revolving Loan Lender/Issuing Bank or the Borrower with respect to any amounts owing under this Section 2.06(c) shall be conclusive, absent manifest error.

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(d) On the Completion Date, any amounts on deposit in or standing to the credit of the Construction Account shall be applied in the following order of priority:

(i) first, to remain on deposit in the Construction Account (for application in accordance with Section 5.01(b) (Construction Account) of the Accounts Agreement) in an amount equal to the Permitted Completion Amount (less the remaining amount of the Base Equity LCs and Contingent Equity Reserve LCs that are available to be drawn as of the Completion Date for the payment of Permitted Completion Costs (after giving effect to any draws to be made on the Base Equity LCs and Contingent Equity Reserve LCs on such date));

(ii) second, to the extent requested by Borrower, to the Credit Agreement Debt Service Reserve Account in an amount which, together with all amounts then on deposit in such account (after giving effect to the issuance of any DSRA Letter of Credit and funding of the Credit Agreement Debt Service Reserve Account through any other means permitted under the Accounts Agreement) is equal to at least (and, at the Borrower's option, in excess of) the Credit Agreement Debt Service Reserve Requirement;

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(iii) third, to the account as directed by the Borrower in writing in an amount that is no greater than the Incentive Fee payable to CIG Services under and as defined in the CIG Construction Management Agreement;

(iv) fourth, to the account as directed by the Borrower, in an amount equal to the excess, if any, of (aa) the aggregate amount of all Equity Contributions contributed by the Sponsors to the payment of Project Costs (as verified by the Independent Engineer) over (bb) the Aggregate Base Equity Contribution Cap; and

(v) fifth, to the Revenue Account for further application in accordance with Section 5.02(b) (Revenue Account) of the Accounts Agreement.

(e) On the Date Certain, unless the Completion Date has occurred, any amount on deposit in or standing to the credit of the Construction Account shall be applied to make a mandatory prepayment in accordance with Section 3.3 (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement.

(f) Evidence of Indebtedness.  Each of the Construction/Term Loan Lenders and the Issuing Banks shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Construction/Term Loan Lender and Issuing Bank (as applicable) resulting from each Loan made by such Construction/Term Loan Lender and Issuing Bank, including the amounts of principal and interest payable and paid to such Construction/Term Loan Lender and Issuing Bank from time to time hereunder.

(g) The Administrative Agent shall maintain at the Administrative Agent's office (i) a copy of the Lender Assignment Agreement delivered to it pursuant to Section 11.04 (Assignments), and (ii) a register for the recordation of the names and addresses of the Construction/Term Loan Lenders and the Issuing Banks, and the Commitments of, and principal amount of and interest on the Loans owing and paid to, each Construction/Term Loan Lender and Issuing Bank (as applicable) pursuant to the terms hereof from time to time and of amounts received by the Administrative Agent from the Borrower and whether such amounts constitute principal, interest, fees or other amounts and each Construction/Term Loan Lender's and Issuing Bank's share thereof (the "Register").  The Register shall be available for inspection by the Borrower, any Joint Lead Bookrunner, any Joint Lead Arranger, any Issuing Bank, and any Construction/Term Loan Lender at any reasonable time and from time to time upon reasonable prior notice.

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(h) The entries made by the Administrative Agent in the Register or the accounts maintained by any Construction/Term Loan Lender and the Issuing Bank (as applicable) shall be prima facie and conclusive evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided, that, the failure of any Construction/Term Loan Lender, any Issuing Bank or the Administrative Agent to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.  In the event of any conflict between the accounts and records maintained by any Construction/Term Loan Lender or Issuing Bank and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(i) The Borrower agrees that in addition to such accounts or records described in clauses (f) and (g) of this Section 2.06, the Loans made by each Construction/Term Loan Lender or Issuing Bank shall, upon the request of any Construction/Term Loan Lender or Issuing Bank (as applicable), be evidenced by a Note or Notes duly executed on behalf of the Borrower in the following manner:

(A) the Construction/Term Loan Notes and the Revolving Loan Notes shall be dated the date hereof (or, if later, the date of any request therefore by a Construction Term/Loan Lender or the Revolving Loan Lender/Issuing Bank, as applicable).  Each such Note shall have all blanks appropriately filled in and shall be payable to the order of such Construction/Term Loan Lender or the Revolving Loan Lender/Issuing Bank in a principal amount equal to the Construction/Term Loan Commitment or Revolving Loan Commitment of such Construction/Term Loan Lender or Revolving Loan Lender/Issuing Bank, as applicable;

(B) the DSRA Letter of Credit Loan Notes shall be dated the date hereof (or, if later, the date of any request therefor by a DSRA LC Issuing Bank).  Each such Note shall have all blanks appropriately filled in and shall be payable to the order of such DSRA LC Issuing Bank in a principal amount equal to such  DSRA LC Issuing Bank's DSRA Letter of Credit Commitment; and

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(C) any Non-Completion Loan Notes shall be dated as of the Date Certain (or, if later, the date of any request therefor by a Construction/Term Loan Lender or Issuing Bank, as applicable).  Each Non-Completion Loan Note shall have all blanks appropriately filled in and shall be payable to the order of such Construction/Term Loan Lender or Issuing Bank in a principal amount equal to such Construction/Term Loan Lender's or Issuing Bank's Non-Completion Loan(s), as applicable;

provided, that, each Construction/Term Loan Lender or Issuing Bank may attach schedules to its respective Note(s) and endorse thereon the date, amount and maturity of its respective Loan(s) and payments with respect thereto.

Section 2.07 Termination or Reduction of Commitments.  (a)  Any unused Construction/Term Loan Commitments shall be automatically and permanently terminated on the earlier to occur of (x) the Completion Date (after giving effect to all Construction/Term Loans, if any, to be made on such day) and (y) the Date Certain.

(b) Upon any payment or prepayment of the Construction/Term Loans pursuant to Section 3.01 (Repayment of Construction/Term Loan Borrowings), Section 3.11 (Optional Prepayment) or Section 3.12 (Mandatory Prepayment), the Aggregate Construction/Term Loan Commitment shall be automatically and permanently reduced in an amount equal to such payment or prepayment.

(c) The Borrower shall have the right at any time to permanently terminate in whole, and from time to time to permanently reduce in part the Aggregate Construction/Term Loan Commitment (in a minimum amount of ten million Dollars ($10,000,000)), Aggregate Revolving Loan Commitment (in a minimum amount of two million Dollars ($2,000,000)) or Aggregate DSRA Letter of Credit Commitment (in a minimum amount of two million Dollars ($2,000,000)) upon not fewer than five (5) Business Days' prior written notice to the Administrative Agent; provided, that, the Administrative Agent (in consultation with the Independent Engineer) shall have received evidence reasonably satisfactory to it that (i) in the case of a termination or reduction of the Aggregate Construction/Term Loan Commitment, the remaining funding sources available to the Borrower for the Project pursuant to the Financing Documents and the Unsecured Debt Instruments (after giving effect to such termination or reduction) are in an amount reasonably believed to be sufficient to (A) fund the Credit Agreement Debt Service Reserve Account on the Completion Date up to the Credit Agreement Debt Service Reserve Requirement as of such date and (B) achieve the In-Service Date and the Completion Date on or prior to the Date Certain, (ii) in the case of a termination or reduction of the Aggregate Revolving Loan Commitment, sufficient funding sources are reasonably believed to remain available for the Borrower (after giving effect to such termination or reduction) to (A) pay general corporate expenses and (B) support the Borrower's performance obligations under any Material Project Document, and (iii) in the case of a termination or reduction of the Aggregate DSRA Letter of Credit Commitment, sufficient funding sources are reasonably believed to remain available for the Borrower (after giving effect to such termination or reduction) to continuously fund the Credit Agreement Debt Service Reserve Account in an amount equal to the Credit Agreement Debt Service Reserve Requirement; provided, further, that in no event shall the Aggregate DSRA Letter of Credit Commitment be terminated or reduced if, after giving effect to such termination or reduction, the Aggregate DSRA Letter of Credit Commitment will be less than the Maximum Available Amount under all DSRA Letters of Credit.

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(d) Any unused Commitments shall be terminated upon the occurrence of an Event of Default if required pursuant to Section 9.02 (Acceleration Upon Bankruptcy) or Section 9.03 (Acceleration Upon Other Event of Default) in accordance with the terms thereof.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01 Repayment of Construction/Term Loan Borrowings.  (a)  The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each Construction/Term Loan Lender the aggregate outstanding principal amount of the Construction/Term Loans on the Initial Semi-Annual Payment Date and on each Semi-Annual Payment Date thereafter, in accordance with the Amortization Schedule.

(b) The Borrower also unconditionally and irrevocably promises to pay the Administrative Agent, for the ratable account of each Construction/Term Loan Lender, such amounts on each Semi-Annual Payment Date as may be required in accordance with Section 5.02(b)(vii) (Revenue Account) of the Accounts Agreement, in order to meet the Targeted Loan Balance to the extent that funds are available in accordance with Section 5.02(b) (Revenue Account) of the Accounts Agreement.

(c) Notwithstanding anything to the contrary set forth in Section 3.01(a) above, the final principal repayment installment on the Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Construction/Term Loans outstanding on such date.

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Section 3.02 Repayment of Revolving Loan Borrowings.  (a)  The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for account of the Revolving Loan Lender/Issuing Bank the aggregate outstanding principal amount of the Revolving Loans in accordance with this Section 3.02.

(b) The Borrower shall cause the outstanding principal amount of all Revolving Loans to be fully repaid (i) for a period of at least five (5) consecutive Business Days during each calendar year and (ii) on the Maturity Date.

Section 3.03 Repayment of DSRA Letter of Credit Loan Borrowings.  (a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each DSRA LC Issuing Bank the aggregate outstanding principal amount of the DSRA Letter of Credit Loans in accordance with this Section 3.03, provided, that, any amounts of any DSRA Letter of Credit Loans repaid pursuant to this Section 3.03 may not be reborrowed and such repayments shall not reinstate the DSRA Letter of Credit Commitment or the Stated Amount of any DSRA Letter of Credit.

(b) All DSRA Letter of Credit Loans shall be repaid in full on or before the Maturity Date.

Section 3.04  Repayment of Non-Completion Loans.  If the Loans convert to Non-Completion Loans pursuant to ARTICLE IV (Conversion to Non-Completion Loans):

(a) The Borrower unconditionally and irrevocably promises to pay to the Administrative Agent for the ratable account of each of the Construction/Term Loan Lenders and the Issuing Banks (as applicable) the aggregate outstanding principal amount of the Non-Completion Loans in six (6) equal installments payable on each Semi-Annual Payment Date commencing with the Initial Semi-Annual Payment Date.

(b) Notwithstanding anything to the contrary set forth in Section 3.04(a) above, the Non-Completion Loans and all other Obligations shall be repaid in full on or before the Non-Completion Maturity Date.

Section 3.05 Interest Payment Dates.  (a)  Interest accrued on each Loan shall be payable, without duplication, on the following dates (each, an "Interest Payment Date"):

(i) with respect to any repayment or prepayment of principal on such Loan, on the date of each such repayment or prepayment;

(ii) on the Maturity Date;

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(iii) with respect to LIBO Loans, on the last day of each applicable Interest Period and, if applicable, on any date on which such LIBO Loan is converted to a Base Rate Loan; and

(iv) with respect to Base Rate Loans, on the last day of each Fiscal Quarter until the earlier to occur of (A) the Completion Date and (B) the Date Certain, and thereafter on each Semi-Annual Payment Date or, if applicable, any date on which such Base Rate Loan is converted to a LIBO Loan.

(b) Interest accrued on the Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, any Semi-Annual Payment Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable upon demand.

(c) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the occurrence of an event set forth in Section 10.7 (Bankruptcy; Insolvency) of the Common Terms Agreement and Section 9.01 (Events of Default) of this Agreement only to the extent it relates to Section 10.7 (Bankruptcy; Insolvency) of the Common Terms Agreement.

(d) Subject to the satisfaction or waiver of the conditions set forth in Section 7.02 (Conditions to Each Construction/Term Loan Borrowing), interest on Construction/Term Loans accruing prior to the Completion Date may be paid by the deemed making of additional Construction/Term Loans (within the limits set forth in Section 2.01 (Construction/Term Loans)) on the date that such interest would otherwise be due.

Section 3.06 Interest Rates.  (a)  Pursuant to each properly delivered Borrowing Notice and Interest Period Notice and to Section 2.03(g) (DSRA Letters of Credit) or Section 2.04(g) (Working Capital Letters of Credit), the LIBO Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the LIBOR for such Interest Period plus the Applicable Margin for such Loans; provided, that, the Non-Completion Loans that are LIBO Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the LIBOR for such Interest Period plus the Non-Completion Applicable Margin.

(b) On or before 12:00 noon, New York City time, at least three (3) Business Days prior to the end of each Interest Period for each LIBO Loan, the Borrower shall deliver to the Administrative Agent an Interest Period Notice setting forth the Borrower's election with respect to the duration of the next Interest Period applicable to such LIBO Loan, which Interest Period shall be one (1), two (2), three (3), or six (6) months in length; provided, that, if any Default or Event of Default has occurred and is continuing, all LIBO Loans shall convert into Base Rate Loans at the end of the then-current Interest Periods (in which case the Administrative Agent shall so notify the Borrower, Construction/Term Loan Lenders and Issuing Banks).  On the first Semi-Annual Payment Date after (or, prior to the earlier to occur of the Completion Date and Date Certain, the last day of the Fiscal Quarter in which) such Default or Event of Default has ceased, each such converted Base Rate Loan shall again bear interest as a LIBO Loan in accordance with this Agreement and the Borrower shall thereafter re-commence delivery of Interest Period Notices in accordance with this Section 3.06(b).

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(c) If the Borrower fails to deliver an Interest Period Notice in accordance with Section 3.06(b) above with respect to any LIBO Loan, the next succeeding Interest Period for such LIBO Loan shall be (i) prior to the earlier to occur of the Completion Date and the Date Certain, one (1) month, and (ii) thereafter, the applicable number of months until the next Semi-Annual Payment Date (or three (3) months if the next Semi-Annual Payment Date will occur in four (4) or five (5) months).

(d) All LIBO Loans shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Loan.

(e) Notwithstanding anything to the contrary, the Borrower shall have, in the aggregate, no more than six (6) separate LIBO Loans outstanding at any one time.  For purposes of the foregoing, LIBO Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate LIBO Loans.

(f) Pursuant to each properly delivered Borrowing Notice and Interest Period Notice and to Section 2.03(g) (DSRA Letters of Credit) or Section 2.04(g) (Working Capital Letters of Credit), each Base Rate Loan shall accrue interest at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for such Loans; provided, that the Non-Completion Loans that are Base Rate Loans shall accrue interest at a rate per annum equal to the sum of the Base Rate plus the Non-Completion Applicable Margin.

(g) All Base Rate Loans shall bear interest from and including the date such Loan is made (or the day on which LIBO Loans are converted to Base Rate Loans as required under Section 3.06(b) or under ARTICLE V (LIBOR And Tax Provisions)) to (but excluding) the date such Loan or portion thereof is paid at the interest rate determined as applicable to such Base Rate Loan.

Section 3.07 Conversion Options.  The Borrower may elect from time to time to convert LIBO Loans to Base Rate Loans or Base Rate Loans to LIBO Loans, as the case may be, by delivering a completed Interest Period Notice to the Administrative Agent notifying the Administrative Agent of such election no later than 12:00 p.m., New York City time, on the third (3rd) Business Day preceding the proposed conversion date (which notice, in the case of conversions to LIBO Loans, shall specify the length of the initial Interest Period therefor), provided, that, no Base Rate Loan may be converted into a LIBO Loan when any Event of Default has occurred and is continuing and the Administrative Agent has determined not to permit such conversions.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Construction/Term Loan Lender and Issuing Bank thereof.

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Section 3.08 Post-Maturity Interest Rates; Default Interest Rates.  If all or a portion of (i) the principal amount of any Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%) or (ii) any Obligation (other than principal on the Loans) is not paid or deposited when due (whether on the Maturity Date, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent (2%) (the rate then applicable with respect to clause (i) or (ii), as applicable, plus such two percent (2%), the "Default Rate"), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

Section 3.09 Interest Rate Determination.  The Administrative Agent shall determine the interest rate applicable to the Loans and shall give prompt notice of such determination to the Borrower, Construction/Term Loan Lenders and Issuing Banks.  In each such case, the Administrative Agent's determination of the applicable interest rate shall be conclusive in the absence of manifest error.

Section 3.10 Computation of Interest and Fees.  (a)  All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All computations of interest for LIBO Loans, and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate, shall be made on the basis of a 360-day year and actual days elapsed.

(b) Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c) Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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Section 3.11 Optional Prepayment.  (a)   The Borrower shall have the right to prepay the Loans as provided in Section 3.2 (Voluntary Prepayment of Secured Debt) of the Common Terms Agreement, subject to the terms and conditions of Article 3 (Repayment and Prepayments) of the Common Terms Agreement.

(b) Any partial prepayment of the Loans shall be in a minimum amount of five million Dollars ($5,000,000).

(c) All prepayments under this Section 3.11 shall be made by the Borrower to the Administrative Agent for the account of the Construction/Term Loan Lenders, Credit Agreement Interest Rate Protection Providers and the applicable Issuing Banks and shall be applied by the Administrative Agent in accordance with Section 3.11(d).

(d) Amounts prepaid under this Section 3.11 shall be applied by the Administrative Agent:

(i) first, pro rata to any accrued but unpaid interest on the principal amount being prepaid and net scheduled payments due in respect of any Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party, but excluding, the date of payment (excluding any Hedge Termination Value);

(ii) second, pro rata to any additional amounts required to be paid under Section 5.05 (Funding Losses); and

(iii) third, to the Construction/Term Loans (or, if applicable, Non-Completion Loans), DSRA Letter of Credit Loans and Hedge Termination Value payable in respect of any Interest Rate Protection Agreement to which the Credit Agreement Interest Rate Protection Providers are a party, as requested by Borrower in the notice of prepayment, pro rata among the Construction/Term Loan Lenders, the DSRA LC Issuing Banks and Credit Agreement Interest Rate Protection Providers, in proportion to their respective principal amounts of such Loans and such Hedge Termination Value, in each case outstanding on the date of such prepayment and, in the case of  Construction/Term Loans, applied pro rata against subsequent scheduled repayments or in inverse order of maturity, at the Borrower's option.

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(e) Amounts of any Construction/Term Loans prepaid pursuant to this Section 3.11 may not be reborrowed.

Section 3.12 Mandatory Prepayment.  (a)  The Borrower shall be required to prepay the Loans in accordance with Section 3.3 (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, subject to the terms and conditions of Article 3 (Repayment and Prepayments) of the Common Terms Agreement.

(b) All prepayments to the Administrative Agent under this Section 3.12 shall be made by the Borrower to the Administrative Agent for the account of the Construction/Term Loan Lenders, Credit Agreement Interest Rate Protection Providers and the applicable Issuing Banks and shall be applied by the Administrative Agent in the following order of priority:

(i) first, pro rata to any accrued but unpaid interest on the principal amount being prepaid and net scheduled payments due in respect of any Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party, but excluding, the date of payment (excluding any Hedge Termination Value);

(ii) second, pro rata to any additional amounts required to be paid under Section 5.05 (Funding Losses);

(iii) third, to the Construction/Term Loans (or, if applicable, Non-Completion Loans), DSRA Letter of Credit Loans and Hedge Termination Value payable in respect of any Interest Rate Protection Agreement to which the Credit Agreement Interest Rate Protection Providers are a party, pro rata among the Construction/Term Loan Lenders, the DSRA LC Issuing Banks and Credit Agreement Interest Rate Protection Providers, in proportion to their respective principal amounts of such Loans and such Hedge Termination Value, in each case outstanding on the date of such prepayment and, in the case of Construction/Term Loans (or, if applicable, Non-Completion Loans), applied in inverse order of maturity, provided, that, in the case of any Expansion Debt or Replacement Debt, proceeds of such Expansion Debt or Replacement Debt shall be applied in accordance with Sections 2.3(h) (Expansion Debt) and 2.5(h) (Replacement Debt) of the Common Terms Agreement, respectively; and

(iv) fourth, to the prepayment of any other Obligations under the Financing Documents.

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(c) Amounts of any Construction/Term Loans prepaid pursuant to this Section 3.12 may not be reborrowed.

Section 3.13 Termination of Interest Rate Protection Agreement in Connection with Any Prepayment.  If a voluntary or mandatory prepayment of the Loans made by the Borrower pursuant to the provisions of Section 3.11 (Optional Prepayment) and Section 3.12 (Mandatory Prepayment) hereof or any repayment of Non-Completion Loans pursuant to Section 3.04 (Repayment of Non-Completion Loans) hereof would result in the aggregate notional amount of the Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party exceeding the aggregate principal amount of the Construction/Term Loans or Non-Completion Loans outstanding immediately after giving effect to such prepayment, the Borrower shall, simultaneously with any voluntary or mandatory prepayment of the Loans, terminate a portion of such Interest Rate Protection Agreements such that the aggregate notional amount of such Interest Rate Protection Agreements satisfies the requirements of the Borrower pursuant to Section 7.15 (Interest Rate Protection Agreements) of the Common Terms Agreement, and such that the aggregate notional amount of all Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party is not more than one hundred percent (100%) of the remaining aggregate outstanding principal amount of Construction/Term Loans or Non-Completion Loans, provided, that, any such reduction shall be made in inverse order of maturity of such Interest Rate Protection Agreements and pro-rata to all counterparties to such Interest Rate Protection Agreements with the same maturity.  The amount of any Hedge Termination Value due in respect of such Interest Rate Protection Agreements terminated in accordance with this Section 3.13 shall be (a) in the case of any voluntary prepayment and if payable by the Borrower, made by the Borrower from funds other than the amounts being applied as a voluntary prepayment of the Loans and (b) in the case of any mandatory prepayment and if payable by the Borrower, made by the Borrower from amounts available with which to make such prepayment.

Section 3.14 Time and Place of Payments.  (a)  The Borrower shall make each payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date when due in Dollars and in immediately available funds to the Administrative Agent at the following account:  For Clearing, Société Générale, A/C# 9051422, ABA# 026004226, Attn: Cheriese Brathwaite, Ref: Ruby Pipeline, LLC, or at such other office or account as may from time to time be specified by the Administrative Agent to the Borrower.  Funds received after 11:00 p.m. New York City time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.

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(b) The Administrative Agent shall promptly remit in immediately available funds to each Credit Agreement Secured Party its share, if any, of any payments received by the Administrative Agent for the account of such Credit Agreement Secured Party.

(c) Whenever any payment (including any payment of principal of or interest on any Loan or any Fees or other Obligations) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of "Interest Period" with respect to LIBO Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.15 Borrowings and Payments Generally.  (a)  Unless the Administrative Agent has received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Construction/Term Loan Lenders or Issuing Banks (as applicable) hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Construction/Term Loan Lenders or Issuing Banks (as applicable) the amount due.  If the Borrower has not in fact made such payment, then each of the Construction/Term Loan Lenders or Issuing Banks severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Construction/Term Loan Lender or Issuing Bank (as the case may be) in immediately available funds with interest thereon, for each day from (and including) the date such amount is distributed to it to (but excluding) the date of payment to the Administrative Agent, at the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Construction/Term Loan Lender or Issuing Bank with respect to any amount owing under this Section 3.15 shall be conclusive, absent manifest error.

(b) Nothing herein shall be deemed to obligate any Construction/Term Loan Lender or Issuing Bank to obtain funds for any Loan in any particular place or manner or to constitute a representation by any Construction/Term Loan Lender or Issuing Bank that it has obtained or will obtain funds for any Loan in any particular place or manner.

(c) The Borrower hereby authorizes each Construction/Term Loan Lender and Issuing Bank, if and to the extent payment owed to such Construction/Term Loan Lender or Issuing Bank is not made when due under this Agreement or under the Notes held by such Construction/Term Loan Lender or Issuing Bank, to charge from time to time against any or all of the Borrower's accounts with such Construction/Term Loan Lender or Issuing Bank any amount so due.

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Section 3.16 Fees.  (a)  Upon the issuance of each DSRA Letter of Credit pursuant to Section 2.03 (DSRA Letters of Credit) and until the first date on which funds may no longer be drawn on such DSRA Letter of Credit, the Borrower agrees to pay to the Administrative Agent, on each Semi-Annual Payment Date, for the account of the DSRA LC Issuing Banks, an availability fee (the "DSRA Letter of Credit Availability Fee") at a rate per annum equal to the Applicable Margin for LIBO Loans on the average daily amount of the Maximum Available Amount under such DSRA Letter of Credit during the Fiscal Quarter (or portion thereof) then ended.  The DSRA Letter of Credit Availability Fees shall be payable in arrears and computed on the basis of the actual number of days elapsed in a year of 365 days, as pro-rated for any partial quarter, as applicable.

(b) Upon the issuance of each Working Capital Letter of Credit pursuant to Section 2.04 (Working Capital Letters  of Credit) and until the first date on which funds may no longer be drawn on such Working Capital Letter of Credit, the Borrower agrees to pay to the Administrative Agent, on each Semi-Annual Payment Date, for the account of the Revolving Loan Lender/Issuing Bank, an availability fee (the "Working Capital Letter of Credit Availability Fee") at a rate per annum equal to the Applicable Margin for LIBO Loans on the average daily amount of the Maximum Available Amount under such Working Capital Letter of Credit during the Fiscal Quarter (or portion thereof) then ended.  The Working Capital Letter of Credit Availability Fees shall be payable in arrears and computed on the basis of the actual number of days elapsed in a year of 365 days, as pro-rated for any partial quarter, as applicable.

(c) From and including the date hereof until the end of the Construction/Term Loan Availability Period (with respect to the Commitment Fee on the Aggregate Construction/Term Loan Commitment), Revolving Loan Availability Period (with respect to the Commitment Fee on the Aggregate Revolving Loan Commitment), and DSRA Letter of Credit Availability Period (with respect to the Commitment Fee on the Aggregate DSRA Letter of Credit Commitment), as applicable, the Borrower agrees to pay to the Administrative Agent, for the account of the Construction/Term Loan Lenders and the Issuing Banks, as applicable, on the last Business Day of each Fiscal Quarter, a commitment fee (a "Commitment Fee") at a rate per annum equal to three-quarters of one percent (0.75%) on the average daily amount by which the sum of (aa) the Aggregate Construction/Term Loan Commitment exceeds the aggregate outstanding principal amount of the Construction/Term Loans during the Fiscal Quarter (or portion thereof) then ended (provided, that, for the purposes of this clause (aa) only, the Aggregate Construction/Term Loan Commitment shall be zero from and after the Completion Date), plus (bb) the Aggregate Revolving Loan Commitment exceeds the aggregate outstanding principal amount of Revolving Loans and the Maximum Available Amount under the Working Capital Letters of Credit, in the aggregate, during the Fiscal Quarter (or portion thereof) then ended, plus (cc) the Aggregate DSRA Letter of Credit Commitment exceeds the aggregate outstanding principal amount of the DSRA Letter of Credit Loans and the Maximum Available Amount under the DSRA Letters of Credit, in the aggregate, in each case, during the Fiscal Quarter (or portion thereof) then ended; provided, that, all Commitment Fees shall be payable in arrears and computed on the basis of the actual number of days elapsed in a year of 365 days, as pro-rated for any partial quarter, as applicable.

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(d) The Borrower agrees to pay to the Administrative Agent for the account of the Construction/Term Loan Lenders and the DSRA LC Issuing Banks, on the fourth (4th) anniversary of the Financial Close, a duration fee (a "Duration Fee") at a rate equal to one percent (1%) of the amount equal to the difference between (i) seven hundred twenty-five million Dollars ($725,000,000), minus (ii) the aggregate principal amount of Senior Bonds issued by the Borrower in accordance with Section 2.5 (Replacement Debt) of the Common Terms Agreement.

(e) The Borrower agrees to pay to the Administrative Agent for the account of the Construction/Term Loan Lenders Administrative Agent and Issuing Banks, additional fees in the amounts and at the times from time and time agreed to by the Borrower and the Administrative Agent or the Issuing Banks, including pursuant to the Joint Lead Arranger Fee Letter.

(f) All Fees shall be paid on the dates due in immediately available funds.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.17 Pro Rata Treatment.  (a)  Each Borrowing and, except as otherwise provided in Section 5.01 (LIBOR Lending Unlawful), each reduction of commitments of any type, pursuant to Section 2.07 (Termination or Reduction of Commitments) or otherwise, shall be allocated by the Administrative Agent pro rata among the Construction/Term Loan Lenders and Issuing Banks in accordance with their respective Construction/Term Loan Commitment Percentages, Revolving Loan Commitment Percentage or DSRA Letter of Credit Commitment Percentages(as applicable).

(b) Except as otherwise required under Section 3.11 (Optional Prepayment), Section 3.12 (Mandatory Prepayment) or ARTICLE V (LIBOR And Tax Provisions), each payment or prepayment of principal of the Loans shall be allocated by the Administrative Agent pro rata among the Construction/Term Loan Lenders and the Issuing Banks in accordance with the respective principal amounts of their outstanding Loans, and each payment of interest on the Loans shall be allocated by the Administrative Agent pro rata among the Construction/Term Loan Lenders and Issuing Banks in accordance with the respective interest amounts outstanding on their Loans.  Each payment of the Commitment Fee, Duration Fee, DSRA Letter of Credit Availability Fee and the Working Capital Letter of Credit Availability Fee shall be allocated by the Administrative Agent pro rata among the Construction/Term Loan Lenders (with respect to Commitment Fee and Duration Fee),  Revolving Loan Lender/Issuing Bank (with respect to Commitment Fee and Working Capital Letter of Credit Availability Fee) and DSRA LC Issuing Banks (with respect to Commitment Fee, Duration Fee and DSRA Letter of Credit Availability Fee) in accordance with their respective Commitments.

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Section 3.18 Sharing of Payments.  (a)  If any Construction/Term Loan Lender or Issuing Bank (as applicable) obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of ARTICLE V (LIBOR And Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Construction/Term Loan Lenders or Issuing Banks holding Loans of such type, such Construction/Term Loan Lender or Issuing Bank (as the case may be) shall purchase from the other Construction/Term Loan Lenders or Issuing Banks (for cash at face value) such participations in Loans of such type made by them as shall be necessary to cause such purchasing Construction/Term Loan Lender or Issuing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Construction/Term Loan Lender or Issuing Bank (as the case may be), the purchase shall be rescinded and each Construction/Term Loan Lender or Issuing Bank that has sold a participation to the purchasing Construction/Term Loan Lender or Issuing Bank shall repay to the purchasing Construction/Term Loan Lender or Issuing Bank (as applicable) the purchase price to the ratable extent of such recovery together with an amount equal to such selling Construction/Term Loan Lender's or Issuing Bank's ratable share (according to the proportion of (x) the amount of such selling Construction/Term Loan Lender's or Issuing Bank's required repayment to the purchasing Construction/Term Loan Lender or Issuing Bank to (y) the total amount so recovered from the purchasing Construction/Term Loan Lender or Issuing Bank of any interest or other amount paid or payable by the purchasing Construction/Term Loan Lender or Issuing Bank in respect of the total amount so recovered.  The Borrower agrees that any Construction/Term Loan Lender or Issuing Bank so purchasing a participation from another Construction/Term Loan Lender or Issuing Bank (as applicable) pursuant to this Section 3.18(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.14 (Right of Setoff)) with respect to such participation as fully as if such Construction/Term Loan Lender or Issuing Bank were the direct creditor of the Borrower in the amount of such participation.

(b) If under any applicable bankruptcy, insolvency or other similar law, any Construction/Term Loan Lender or Issuing Bank (as applicable)  receives a secured claim in lieu of a setoff to which this Section 3.18 applies, such Construction/Term Loan Lender or Issuing Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Construction/Term Loan Lenders or Issuing Banks entitled under this Section 3.18 to share in the benefits of any recovery on such secured claim.

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ARTICLE IV

CONVERSION TO NON-COMPLETION

LOANS

Section 4.01 Non-Completion Loans; Generally.  If the Completion Date does not occur by the Date Certain to the reasonable satisfaction of the Administrative Agent, all Loans outstanding as of the Date Certain (or any Revolving Loans that are incurred after the Date Certain) shall automatically convert to non-completion loans (the "Non-Completion Loans") having the terms and conditions set forth in this Agreement.

ARTICLE V

LIBOR AND TAX PROVISIONS

Section 5.01 LIBOR Lending Unlawful.  In the event that it becomes unlawful or, by reason of a Change in Law, any  Construction/Term Loan Lender or Issuing Bank (as applicable) is unable to honor its obligation to make or maintain LIBO Loans, then such Construction/Term Loan Lender or Issuing Bank will promptly notify the Borrower of such event (with a copy to the Administrative Agent) and such Construction/Term Loan Lender's or Issuing Bank's obligation to make or to continue LIBO Loans, or to convert Base Rate Loans into LIBO Loans, as the case may be, shall be suspended until such time as such Construction/Term Loan Lender or Issuing Bank may again make and maintain LIBO Loans.  During such period of suspension, the Loans that would otherwise be made by such Construction/Term Loan Lender or Issuing Bank as LIBO Loans shall be made instead by such Construction/Term Loan Lender or Issuing Bank as Base Rate Loans and each Loan made by such Construction/Term Loan Lender or Issuing Bank and outstanding will automatically, on the last day of the then existing Interest Period therefor if such Loan may lawfully remain outstanding until the end of such Interest Period, and otherwise immediately, convert into a Base Rate Loan (or, if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan).  Each Construction/Term Loan Lender and Issuing Bank agrees to use reasonable efforts, including using reasonable efforts to designate a different lending office for funding or booking its Loans or to assign its rights and obligations under the Financing Documents to another of its offices, branches or affiliates, if, in the reasonable judgment of such Construction/Term Loan Lender and Issuing Bank, such designation or assignment (a) would eliminate or avoid such illegality and (b) would not subject such Construction/Term Loan Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Construction/Term Loan Lender or Issuing Bank (as applicable).  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Construction/Term Loan Lender or Issuing Bank in connection with any such designation or assignment.

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Section 5.02 Inability to Determine LIBOR.  If prior to the commencement of any Interest Period for a LIBO Loan:

(a) the Administrative Agent reasonably determines that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

(b) the Administrative Agent is advised by the Minority Required Banks that such Minority Required Banks have reasonably determined that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Construction/Term Loan Lenders and Issuing Banks of making or maintaining their LIBO Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower, the Construction/Term Loan Lenders and Issuing Banks by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower, the Construction/Term Loan Lenders and Issuing Banks that the circumstances giving rise to such notice no longer exist (which notice of subsequent change in circumstances shall be given as promptly as practical), (i) any Interest Period Notice that requests the conversion of any Loan to, or continuation of any Loan as, a LIBO Loan shall be ineffective and such Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Notice requests a LIBO Loan, such Loan shall be made as a Base Rate Loan, or, at the election of the Borrower (upon receipt of the determination to be made by the Minority Required Banks and only if they are able to agree on such a determination), made as a Loan bearing interest at such rate as the Minority Required Banks shall determine adequately reflects the costs to the Construction/Term Loan Lenders and Issuing Banks of making such Loans.

Section 5.03 Increased Costs.  (a)  If any Change in Law shall (1)(A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Construction/Term Loan Lender or Issuing Bank (as applicable); or (B) impose on any Construction/Term Loan Lender or Issuing Bank (as applicable) or the London interbank market any other material condition affecting this Agreement or LIBO Loans made by such Construction/Term Loan Lender or Issuing Bank (except, in each case, for Taxes); and (2) the result of any of the foregoing shall be to increase the cost to such Construction/Term Loan Lender or Issuing Bank of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Construction/Term Loan Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) (except, in each case, for Taxes), in each case by an amount that such Construction/Term Loan Lender or Issuing Bank reasonably deems to be material, then the Borrower will pay to such Construction/Term Loan Lender or Issuing Bank (as applicable) such additional amount or amounts as will compensate such Construction/Term Loan Lender or Issuing Bank for such additional costs incurred or reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 5.04 (Obligation to Mitigate)).

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(b) If any Construction/Term Loan Lender or Issuing Bank (as applicable) reasonably determines, that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Construction/Term Loan Lender's or Issuing Bank's capital or (without duplication) on the capital of such Construction/Term Loan Lender's holding company or Issuing Bank's holding company, if any, as a consequence of this Agreement or any of the Loans made by such Construction/Term Loan Lender or Issuing Bank, to a level below that which such Construction/Term Loan Lender or Issuing Bank, or such Construction/Term Loan Lender's holding company or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such  Construction/Term Loan Lender's or Issuing Bank's policies and the policies of such  Construction/Term Loan Lender's holding company or Issuing Bank's holding company with respect to capital adequacy), then from time to time upon notice by such Construction/Term Loan Lender or Issuing Bank (as applicable), the Borrower shall pay within thirty (30) days following the receipt of such notice to such  Construction/Term Loan Lender or Issuing Bank (as applicable) such additional amount or amounts as will compensate such Construction/Term Loan Lender or Issuing Bank or (without duplication) such  Construction/Term Loan Lender's holding company or Issuing Bank's holding company in full for any such reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 5.04 (Obligation to Mitigate)).  In determining such amount, such Construction/Term Loan Lender or Issuing Bank may use any method of averaging and attribution that it (in its sole discretion) shall deem appropriate.

(c) To claim any amount under this Section 5.03, a Construction/Term Loan Lender or Issuing Bank (as applicable) shall promptly deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount or amounts necessary to compensate such Construction/Term Loan Lender or Issuing Bank or its holding company, as the case may be, under Section 5.03(a) or Section 5.03(b).  The Borrower shall pay such Construction/Term Loan Lender or Issuing Bank the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

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(d) Promptly after any Construction/Term Loan Lender or Issuing Bank (as applicable) has determined that it will make a request for increased compensation pursuant to this Section 5.03, such Construction/Term Loan Lender or Issuing Bank shall notify the Borrower thereof (with a copy to the Administrative Agent).  Failure or delay on the part of any Construction/Term Loan Lender or Issuing Bank to demand compensation pursuant to this Section 5.03 shall not constitute a waiver of such Construction/Term Loan Lender's or Issuing Bank's right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Construction/Term Loan Lender or Issuing Bank (as the case may be) pursuant to this Section 5.03 for any increased costs or reductions if such Construction/Term Loan Lender or Issuing Bank has not notified Borrower within three hundred and sixty-five (365) days after the Change in Law giving rise to those increased costs or reductions of such Construction/Term Loan Lender's or Issuing Bank's intention to claim compensation for those circumstances; provided, further, that, if the Change in Law giving rise to those increased costs or reductions is retroactive, then the three hundred and sixty-five  (365) day period referred to above shall be extended to include that period of retroactive effect.

Section 5.04 Obligation to Mitigate.  (a)  If any Construction/Term Loan Lender or Issuing Bank (as applicable) requests compensation under Section 5.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Construction/Term Loan Lender or Issuing Bank or any Governmental Authority for the account of any Construction/Term Loan Lender or Issuing Bank pursuant to Section 5.06 (Taxes), then such Construction/Term Loan Lender or Issuing Bank (as applicable), if requested by the Borrower in writing, shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations under the Financing Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Construction/Term Loan Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.03 (Increased Costs) or Section 5.06 (Taxes), as applicable, in the future and (ii) would not subject such  Construction/Term Loan Lender or Issuing Bank to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Construction/Term Loan Lender or Issuing Bank in any material respect, contrary to such Construction/Term Loan Lender's or Issuing Bank's normal banking practices or violate any applicable Law.  The Borrower hereby agrees to pay all costs and expenses incurred by any Construction/Term Loan Lender or Issuing Bank (as applicable) in connection with any such designation or assignment.

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(b) Subject to Section 5.04(c), if any Construction/Term Loan Lender or Issuing Bank (as applicable) requests compensation under Section 5.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Construction/Term Loan Lender or Issuing Bank or any Governmental Authority for the account of any Construction/Term Loan Lender or Issuing Bank pursuant to Section 5.06 (Taxes), or if any Construction/Term Loan Lender or Issuing Bank (as applicable) is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice in writing to such Construction/Term Loan Lender or Issuing Bank and the Administrative Agent, request such Construction/Term Loan Lender or Issuing Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04 (Assignments)), all (but not less than all) its interests, rights and obligations under this Agreement (including all of its Loans and Commitments) to an Eligible Assignee (provided, that, such assignee shall not include any Loan Party, any Sponsor, any Material Project Party or any Affiliate or Subsidiary thereof) that shall assume such obligations (which assignee may be another Construction/Term Loan Lender or Issuing Bank, if a Construction/Term Loan Lender or Issuing Bank accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, (ii) such Construction/Term Loan Lender or Issuing Bank (as applicable) shall have received payment of an amount equal to all Obligations of the Borrower owing to such Construction/Term Loan Lender or Issuing Bank, from such assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other Obligations) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.03 (Increased Costs) or payments required to be made pursuant to Section 5.06 (Taxes), such assignment will result in the elimination of such compensation or payments.  A Construction/Term Loan Lender or Issuing Bank shall not be required to make any such assignment and delegation if, as a result of a waiver by such Construction/Term Loan Lender or Issuing Bank of its rights under Sections 5.01 (LIBOR Lending Unlawful), 5.03 (Increased Costs) or 5.06 (Taxes), as applicable, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.  If, notwithstanding the satisfaction of each of the conditions set forth in Sections 5.01 (LIBOR Lending Unlawful), 5.03 (Increased Costs) or 5.06 (Taxes), a Construction/Term Loan Lender or Issuing Bank (as applicable) refuses to be replaced pursuant to this Section 5.04, the Borrower shall not be obligated to pay such Construction/Term Loan Lender or Issuing Bank any of the compensation referred to in this Section 5.04 or any additional amounts incurred or accrued under Sections 5.01 (LIBOR Lending Unlawful), 5.03 (Increased Costs) or 5.06 (Taxes) from and after the date that such replacement would have occurred but for such Construction/Term Loan Lender's or Issuing Bank's refusal.  Nothing in this Section shall be deemed to prejudice any rights that the Borrower, the Administrative Agent, any Issuing Bank or any Construction/Term Loan Lender may have against any Construction/Term Loan Lender or Issuing Bank that is a Defaulting Lender.

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(c) As a condition of the right of the Borrower to remove any Construction/Term Loan Lender or Issuing Bank pursuant to Section 5.04(b) and (d), the Borrower shall either (i) arrange for the assignment or novation of any Interest Rate Protection Agreements with such Construction/Term Loan Lender or Issuing Bank (as applicable) or any of its Affiliates simultaneously with such removal or (ii) terminate the applicable Interest Rate Protection Agreement and pay any relevant Hedge Termination Value.

(d) If any Construction/Term Loan Lender or Issuing Bank (such Construction/Term Loan Lender and Issuing Bank, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 11.01 (Amendments, Etc.) requires the consent of all of the Construction/Term Loan Lenders and Issuing Banks and with respect to which the Special Majority Banks shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace all such Non-Consenting Lenders by requiring such Non-Consenting Lenders to assign their Loans and Commitments to one or more Eligible Assignees; provided, that (A) all Non-Consenting Lenders must be replaced with Construction/Term Loan Lenders or Issuing Banks that grant the applicable consent, (B) all Obligations of the Borrower owing to such Non-Consenting Lenders being replaced shall be paid in full to such Non-Consenting Lenders concurrently with such assignment and (C) the replacement Construction/Term Loan Lenders and Issuing Banks (as the case may be) shall purchase the foregoing by paying to such Non-Consenting Lenders a price equal to the amount of such Obligations.  In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lenders and the replacement Construction/Term Loan Lenders or Issuing Banks shall otherwise comply with Section 11.04 (Assignments).

Section 5.05 Funding Losses.  In the event of (a) the payment of any principal of any LIBO Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBO Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any LIBO Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04 (Obligation to Mitigate), then, in any such event, the Borrower shall compensate each Construction/Term Loan Lender or Issuing Bank (as applicable) for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Construction/Term Loan Lender or Issuing Bank (as applicable) shall be deemed to be the amount determined by the Administrative Agent (based upon the information delivered to it by such Construction/Term Loan Lender or Issuing Bank) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a LIBO Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Construction/Term Loan Lender or Issuing Bank (as applicable) would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the LIBOR market.  To claim any amount under this Section 5.05, the Administrative Agent shall promptly deliver to the Borrower a certificate setting forth in reasonable detail any amount or amounts that the applicable Construction/Term Loan Lender or Issuing Bank is entitled to receive pursuant to this Section 5.05 (including calculations, in reasonable detail, showing how such Construction/Term Loan Lender or Issuing Bank computed such amount or amounts), which certificate shall be based upon the information delivered to the Administrative Agent by such Construction/Term Loan Lender or Issuing Bank.  The Borrower shall pay to the Administrative Agent for the benefit of the applicable Construction/Term Loan Lender or Issuing Bank the amount due and payable and set forth on any such certificate within ten (10) Business Days after receipt thereof.

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Section 5.06 Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any Obligations shall be made free and clear of, and without deduction for, any Indemnified Taxes; provided, that, if the Borrower is required to deduct any Indemnified Taxes from those payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) each Person entitled thereto receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Payment of Other Taxes by the Borrower.  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with any applicable Law.

(c) Indemnification by the Borrower.  The Borrower shall indemnify each of the Construction/Term Loan Lenders, the Issuing Banks and the Administrative Agent, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Person on or with respect to any payment by or on account of any Obligation (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.06), Other Taxes, and any penalties, interest and reasonable expenses arising from, or with respect to, those Indemnified Taxes or Other Taxes, whether or not those Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  To claim any amount under this Section 5.06(c), the Administrative Agent, Issuing Banks or Construction/Term Loan Lenders (as applicable) must deliver to the Borrower a certificate in reasonable detail as to the amount of such payment or liability, which certificate shall be conclusive absent manifest error.

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(d) Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Foreign Lenders.  Each Construction/Term Loan Lender or Issuing Bank that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "Non-U.S. Lender") shall deliver to the Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Construction/Term Loan Lender or Issuing Bank listed on the signature pages hereof on the Closing Date) or on or prior to the date of the assignment and acceptance pursuant to which it becomes a Construction/Term Loan Lender or Issuing Bank (in the case of each other Construction/Term Loan Lender or Issuing Bank) (i) two original copies of Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI (or any successor forms), properly completed and duly executed by such Construction/Term Loan Lender or Issuing Bank, and such other documentation required under the Code and reasonably requested in writing by Borrower to establish that such Construction/Term Loan Lender or Issuing Bank is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Construction/Term Loan Lender or Issuing Bank of principal, interest, fees or other amounts payable under this Agreement or (ii) if such Construction/Term Loan Lender or Issuing Bank  is not a "bank" or other Person described in Section 881(c)(3) of the Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause(i) above, a Certificate Regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor forms), properly completed and duly executed by such Construction/Term Loan Lender or Issuing Bank, and such other documentation required under the Code and reasonably requested in writing by Borrower to establish that such Construction/Term Loan Lender or Issuing Bank is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Construction/Term Loan Lender or Issuing Bank of principal, interest, fees or other amounts payable under this Agreement.  Each Construction/Term Loan Lender or Issuing Bank required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 5.06(e) hereby agrees, from time to time after the initial delivery by such Construction/Term Loan Lender or Issuing Bank of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Construction/Term Loan Lender or Issuing Bank shall promptly deliver, upon reasonable request by the Borrower, to the Administrative Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN, W-8IMY or W-8ECI, or a Certificate Regarding Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor forms), as the case may be, properly completed and duly executed by such Construction/Term Loan Lender or Issuing Bank, and such other documentation required under the Code and reasonably requested in writing by Borrower to confirm or establish that such Construction/Term Loan Lender or Issuing Bank is not subject to deduction or withholding of United States federal income tax with respect to payments to such Construction/Term Loan Lender or Issuing Bank under this Agreement, or notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

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(f) Refunds.  If the Administrative Agent, any Construction/Term Loan Lender or Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.06, it shall pay to the Borrower an amount equal to such refund, net of all out-of-pocket expenses incurred by the Administrative Agent, such Construction/Term Loan Lender or Issuing Bank, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund), provided, that, the Borrower, upon the request of the Administrative Agent, such Construction/Term Loan Lender or Issuing Bank (as the case may be), agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Construction/Term Loan Lender or Issuing Bank in the event the Administrative Agent, such Construction/Term Loan Lender or Issuing Bank is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Construction/Term Loan Lender or Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 The Borrower makes to the each of the Construction/Term Loan Lenders and Issuing Banks the representations and warranties set forth in Section 4 (Representations and Warranties) of the Common Terms Agreement on the dates set forth therein.

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ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to Financial Close.  The occurrence of the Financial Close and the Initial Advance is subject to the satisfaction (or waiver by each of the Construction/Term Loan Lenders and Issuing Banks) of each of the following conditions precedent and, with respect to the Initial Advance, the conditions precedent set forth in Section 7.06 (Conditions to Each Advance), in each case to the satisfaction of each of the Construction/Term Loan Lenders and Issuing Banks.

(a) Delivery of Financing Documents.  The Administrative Agent shall have received true, correct and complete copies of the following documents, each of which shall have been duly authorized, executed and delivered by the parties thereto:

(i)	this Agreement;

(ii)	the Common Terms Agreement;

(iii)	the Accounts Agreement;

(iv)	the Pledge Agreement;

(v)	the Security Agreement;

(vi)	the Intercreditor Agreement;

(vii)	the Security Agency Agreement;

(viii)	the CS Fee Letter;

(ix)	the Joint Lead Arranger Fee Letter;

(x)	the El Paso Guaranties;

(xi)	the Transfer Restrictions Agreement;

(xii)	the Equity Support Agreements;

(xiii)	the Administrative Agent/Intercreditor Agent Fee Letter;

(xiv)	the Accounts Bank/Common Security Trustee Fee Letter;

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(xv)	the Control Agreement;

(xvi)	Unicredit Cash Collateral Agreement; and

(xvii)	each Interest Rate Protection Agreement required to be entered into pursuant to Section 7.15 (Interest Rate Protection Agreements) of the Common Terms Agreement.

(b) Delivery of Material Project Documents; Consents.   The Administrative Agent shall have received:

(i)  true, correct and complete copies of each of the Material Project Documents, each of which shall have been duly authorized, executed and delivered by the parties thereto; and

(ii) Consents in connection with (A) the Firm Transportation Service Agreements that constitute Material Project Documents, and (B) any Material Project Documents that are entered into between the Borrower and Affiliates of El Paso, each of which shall have been duly authorized, executed and delivered by the parties thereto; and

(iii) true, correct and complete copies of the Firm Transportation Service Agreements for transportation capacity equal to or greater than the Base Contracted Amount, each of which shall have been duly authorized, executed and delivered to the parties thereto.

(c) Equity Commitments.  The Independent Engineer shall have certified the amount of proceeds that have been contributed or otherwise funded to (or for the benefit of) the Borrower and applied to the payment of Project Costs in a manner consistent with the Construction Budget through a date that is not more than three (3) days prior to the Financial Close.  The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower dated as of the Financial Close, (i) certifying as to such amount, and (ii) estimating the amount of proceeds that will be contributed or otherwise funded to (or for the benefit of) the Borrower and applied to the payment of Project Costs in a manner consistent with the Construction Budget from the date of such certification through the Financial Close.

(d) Opinions from Counsel.  The Administrative Agent shall have received the following legal opinions, addressed to the Credit Agreement Secured Parties, each in form and substance reasonably satisfactory to, each of the Construction/Term Loan Lenders and Issuing Banks (with sufficient copies thereof for each addressee):

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(i)  the opinion of Bracewell & Giuliani LLP, New York counsel and special Delaware counsel to each of the Loan Parties, Holdings and the Sponsors;

(ii)  the opinion of in-house counsel to Holdings and the Sponsors;

(iii) the opinions in respect of each of the Material Project Documents to which El Paso or its Affiliates are the counterparty to the Borrower;

(iv) the opinions of the local counsel to the Borrower in each of Wyoming, Utah, Nevada and Oregon.

(e) Governmental Approvals.   The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower dated as of the Financial Close certifying that:

(i) all Necessary Project Approvals required to have been obtained as of such date (as set forth on Part I of Schedule 4.5 of the Common Terms Agreement) have been obtained by the Borrower or relevant Person set forth in Schedule 4.5 of the Common Terms Agreement;

(ii) all such Necessary Project Approvals are in full force and effect;

(iii) the Borrower or relevant Person set forth in Schedule 4.5 of the Common Terms Agreement, as applicable, is not in material violation of, and not in material non-compliance with, any such Necessary Project Approvals; and

(iv) attached to such certificate are true, correct and complete copies of each Necessary Project Approval obtained on or prior to the Financial Close.

(f) Base Case and Financial Projections.  The Administrative Agent shall have received from the Borrower the Base Case and Financial Projections together with the underlying models and assumptions, in each case containing projections of revenue expenses and cash flows with respect to the Project over a period ending no earlier than the date that is at the end of the final term of the Firm Transportation Service Agreements, which shall be in form and substance satisfactory to each of the Construction/Term Loan Lenders, Issuing Banks and the Independent Engineer; provided, that, the Construction/Term Loan Lenders and Issuing Banks agree that the Base Case and Financial Projections provided by the Borrower on the Closing Date are satisfactory.

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(g) Financial Statements.  The Administrative Agent shall have received the most recent quarterly unaudited financial statements and annual audited financial statements of each of (i) the Borrower and (ii) El Paso; provided, that, El Paso's public filing of the foregoing financial statements shall satisfy the requirements herein.  The Borrower shall also use commercially reasonable efforts to provide to the Administrative Agent the most recent quarterly unaudited financial statements and annual audited financial statements of each of the Shippers or their Credit Support Providers, as applicable, to the extent that the Borrower is entitled to obtain such financial statements from the Shipper under each Firm Transportation Service Agreement that is a Material Project Document; provided, that, the public filing of any such financial statement shall satisfy the requirements herein.

(h) Independent Engineer's Report.  The Administrative Agent shall have received a report of the Independent Engineer with respect to the Project in form and substance reasonably satisfactory to the Construction/Term Loan Lenders and the Issuing Banks, accompanied by a duly executed certificate of the Independent Engineer substantially in the form of Exhibit M.

(i) Insurance.  The Administrative Agent shall have received:

(i) evidence satisfactory to each Construction/Term Loan Lender and Issuing Bank (in consultation with the Insurance Consultant) that the insurance requirements set forth on Schedule 4.27 of the Common Terms Agreement with respect to the construction phase of the Project have been satisfied, including binders evidencing the commitment of insurers to provide each insurance policy required by such Schedule 4.27 with respect to the construction phase of the Project, evidence of the payment of all premiums due in respect of such insurance policies and a certificate of an Authorized Officer of the Borrower dated as of the Financial Close certifying that, to such officer's knowledge, all such insurance policies are in full force and effect; and

(ii) a report of the Insurance Consultant in form and substance reasonably satisfactory to each Construction/Term Loan Lender and Issuing Bank discussing, among other matters that such Construction/Term Loan Lender and Issuing Bank may reasonably require, the adequacy of the insurance coverage for the Project, together with a duly executed certificate of the Insurance Consultant in the form of Exhibit N, appropriately completed to the reasonable satisfaction of each Construction/Term Loan Lender and Issuing Bank.

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(j) Receipt of Environmental Impact Statement.  The Administrative Agent shall have received a copy of the Final Environmental Impact Statement issued by FERC for the Project.

(k) Independent Market Consultant Report.  The Administrative Agent shall have received a report of the Market Consultant, in form and substance reasonably satisfactory to each Construction/Term Loan Lender and Issuing Bank.

(l) Bank Regulatory Requirements.   Each Construction/Term Loan Lender and Issuing Bank shall have received at least five (5) Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable "know your customer" and Anti- Terrorism Laws.

(m) Construction Budget; Disbursement Schedule.  The Administrative Agent shall have received a:

(i) Construction Budget prepared by the Borrower and approved by the Independent Engineer, along with a certificate of a Financial Officer of the Borrower dated as of the Financial Close certifying as to the Borrower's good faith belief as to the reasonableness of the underlying assumptions and the conclusions on which the Construction Budget is based and demonstrating aggregate Project Costs equal to or less than the amount provided for in the Construction Budget, and

(ii) Estimated disbursement schedule prepared by the Borrower and approved by the Independent Engineer in the form attached hereto as Exhibit U.

(n) Project Schedule.  The Administrative Agent shall have received a project schedule of the Project  in the form attached hereto as Exhibit O ("Project Schedule"), which Project Schedule shall indicate that the Project is expected to achieve the In-Service Date accompanied by a certificate of the Independent Engineer certifying that the Project is expected to achieve the Completion Date prior to July 31, 2011.

(o) Officer's Certificates.  The Administrative Agent shall have received the following certificates upon which the Administrative Agent and each Construction/Term Loan Lender and Issuing Bank may conclusively rely:

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(i) a duly executed certificate of an Authorized Officer of each Loan Party dated as of the Financial Close, certifying that all representations and warranties made by such Loan Party in this Agreement and each other Financing Document to which it is a party are true and correct on and as of such date;

(ii) a duly executed certificate of an Authorized Officer of each of (i) Holdings, (ii) each Sponsor, and (iii) CIG Services dated as of the Financial Close, certifying that all representations and warranties made by each such entity in any Financing Document or Material Project Document to which it is a party are true and correct on and as of such date; and

(iii) a duly executed certificate of an Authorized Officer of the Borrower dated as of the Financial Close, certifying that (A) the copies of each Material Project Document delivered pursuant to Section 4.7(a) (Transaction Documents and Other Documents) of the Common Terms Agreement are true, correct and complete copies of such document, (B) each such Material Project Document is in full force and effect and no term or condition of any such Material Project Document has been amended from the form thereof delivered to the Administrative Agent, (C) each of the conditions precedent set forth in each Material Project Document delivered pursuant to Section 4.7(a) (Transaction Documents and Other Documents) of the Common Terms Agreement that is required to be satisfied has been satisfied (except any condition under any Firm Transportation Service Agreement that requires obtaining FERC approval) or waived by the parties thereto (with the prior written consent of each of the Construction/Term Loan Lenders and Issuing Banks), and (D) no material breach, material default or material violation by the Borrower, or to the Knowledge of the Borrower, by any Material Project Party under any such Material Project Document has occurred and is continuing.

(p) Resolutions, Incumbency, Organic Documents.  The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of (i) each Loan Party, (ii) Holdings, (iii) each Sponsor, and (iv) CIG Services, dated as of the Financial Close, attaching:

(i) resolutions of its members, managers, shareholders, directors or partners, as the case may be, then in full force and effect authorizing the execution, delivery and performance of each Transaction Document to which it is party and the consummation of the transactions contemplated therein;

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(ii) the incumbency and signatures of those of its officers or representatives authorized to execute and otherwise act with respect to each Transaction Document to which it is party; and

(iii) with respect to the Borrower and the Parent only, such Person's Organic Documents, which shall be in form and substance reasonably satisfactory to the Construction/Term Loan Lenders and Issuing Banks and, certifying that (A) such documents are in full force and effect and no material term or condition thereof has been amended from the form thereof delivered to the Administrative Agent and (B) no material breach, material default or material violation thereunder has occurred and is continuing.

(q) Establishment of Accounts.

(i) Each of the Accounts shall have been established.

(ii) The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower dated as of the Financial Close, certifying that the Borrower does not maintain or use, and is not the beneficiary of, any deposit account, securities account (as each such term is defined in the UCC) or any other banking account other than the Accounts and the Unicredit Account.

(r) Lien Search; Perfection of Security.  The Administrative Agent shall have received satisfactory copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral:

(i) completed requests for information or lien search reports, dated no more than ten (10) Business Days before the Financial Close, for the States of Delaware, Wyoming, Utah, Nevada, and Oregon and any other jurisdiction reasonably requested by the Administrative Agent that name the Loan Parties as debtors, together with copies of each UCC financing statement, fixture filing or other filings listed therein, which shall evidence no Liens, other than Permitted Liens; and

(ii) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Documents that the Administrative Agent may deem necessary or reasonably desirable in order to perfect the first-priority (subject to Permitted Liens) Liens created thereunder, including the delivery by Pledgor to the Common Security Trustee of the original certificates representing all Equity Interests in the Borrower (in each case together with a duly executed transfer power and irrevocable proxy in substantially the form attached to the Pledge Agreement).

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(s) Fees; Expenses.  The Administrative Agent shall have received for its own account, or for the account of each Construction/Term Loan Lender and Issuing Bank entitled thereto, all Fees due and payable pursuant to Section 3.16 (Fees) of this Agreement and any other Financing Document, and all costs and expenses (including costs, fees and expenses of legal counsel and Consultants) payable hereunder or thereunder for which invoices have been presented.

(t) [Reserved].

(u) No Material Adverse Effect.   Since December 31, 2009, there has not occurred any event, development or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

(v) Authority to Conduct Business.  The Administrative Agent shall have received satisfactory evidence, including certificates of good standing, dated no more than ten (10) Business Days prior to the Financial Close, from the Secretaries of State of each relevant jurisdiction, that each of the Loan Parties, Holdings, El Paso and CIG Services is duly authorized to carry on its business and is duly organized, validly existing and in good standing in its jurisdiction of organization and, with respect to the Borrower, in Wyoming, Utah, Nevada and Oregon.

(w) Base Equity Letters of Credit.  The Administrative Agent shall have received evidence reasonably satisfactory to it that the Sponsors shall have caused the issuance of the Base Equity LCs in favor of the Common Security Trustee pursuant to the terms of the Equity Support Agreements.

(x) Release of Lien by Unicredit and GIP.  Concurrently with the application of the Construction/Term Loans pursuant to Section 2.01(c)(i)(B) (Construction/Term Loans), the Administrative Agent shall have received written confirmation (in form and substance reasonably satisfactory to the Administrative Agent) from (aa) Unicredit confirming that (i) Borrower's obligations under the Unicredit Agreement have been cash collateralized in accordance with the Unicredit Cash Collateral Agreement, and (ii) Unicredit has released all of its Liens on the Collateral and (bb) GIP that the Local BNY Account Lien has been released.

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(y) El Paso/GIP Allocation.  The Administrative Agent shall have received the notice from Borrower contemplated to be delivered pursuant to clause (z)(I) of the definition of Base Equity Payments under and as defined in the El Paso Base Equity and Contingent Support Agreement.

Section 7.02 Conditions to Each Construction/Term Loan Borrowing.  In addition to the conditions set forth in Section 7.06 (Conditions to Each Advance), the obligation of each Construction/Term Loan Lender to make available each of its Construction/Term Loans is subject to the satisfaction (or waiver by the requisite vote set forth below in this paragraph) of each of the following conditions precedent to the satisfaction of each of the Construction/Term Loan Lenders (with respect to the Initial Advance) or the Supermajority Banks (with respect to each subsequent Advance)):

(a) Borrowing Notice.  The Administrative Agent shall have received a duly executed Construction/Term Loan Borrowing Notice, as required by and in accordance with Section 2.05 (Notice of Borrowings), which shall:

(i) include a certification from the Independent Engineer that (A) the Independent Engineer has received from the Borrower a detailed breakdown of the Project Costs to be funded pursuant to such Construction/Term Loan Borrowing, as well as copies of each invoice relating to the same to the extent that either (i) such invoice is in an amount greater than or equal to $50,000 (provided, that, the Independent Engineer shall have received invoices representing at least ninety-five percent (95%) of such Project Costs) or (ii) the Independent Engineer has otherwise requested to review such invoice, and (B) the amount of the Advance being requested (x) is supported by such information provided by the Borrower to the Independent Engineer, which information shall be certified as true, correct and complete by the Borrower or (y) with respect to any evidence that constitutes estimated information, is based on reasonable good faith projections reasonably satisfactory to the Independent Engineer; provided, that, the Borrower shall provide the Administrative Agent with copies of all invoices (or such other evidence) and certifications reasonably requested by the Administrative Agent;

(ii) attach Construction Status Report(s) covering the period since the preceding Advance (or, in the case of the Initial Advance, since the date of commencement of construction of the Project), each of which shall be certified as true and complete by the Borrower and substantiated by the Independent Engineer;

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(iii) attach Lien Waivers evidencing receipt of payment by (x) each Construction Contractor with respect to services performed by such Construction Contractor more than sixty (60) days prior to the date of the applicable Construction/Term Loan Borrowing Notice and (y) each of their respective subcontractors with respect to services performed by such subcontractors more than sixty (60) days prior to the date of the applicable Construction/Term Loan Borrowing Notice, except Lien Waivers from Construction Contractors or subcontractors whose work, on an aggregate basis (taking into account any and all contracts or agreements pursuant to which such Construction Contractors or subcontractor has performed work relating to the Project), entitles such Construction Contractors or subcontractor to aggregate payment of less than $20,000,000.  Such Lien Waivers shall (A) be dated as of a date not more than sixty (60) days prior to the date of such Construction/Term Loan Borrowing Notice and (B) cover all work done and all sums received for services performed more than sixty (60) days prior to the date of the applicable Construction/Term Loan Borrowing Notice.  Each such Lien Waiver shall be certified as true, correct and complete by the Borrower and the applicable Construction Contractor or subcontractor;

(iv) attach a list of all Change Orders not theretofore submitted to the Administrative Agent, together with (i) a statement by the Borrower that copies of the same have been submitted to the Independent Engineer prior to the date of the applicable Construction/Term Loan Borrowing Notice and (ii) confirmation that each such Change Order was entered into in compliance with Section 8.17(a) (Change Orders and Assignments) of the Common Terms Agreement;

(v) include evidence (which shall include the waiver of Liens required under Section 7.02 (a)(iii) above and a detailed receipt for payment itemized by line item in the Construction Budget) reasonably satisfactory to the Independent Engineer that the full amount of the proceeds of the then last preceding Advance has been paid out by the Borrower or each Construction Contractor to the Persons with respect to whom such Advance proceeds were disbursed and otherwise in accordance with this Agreement;

(vi) include a certification of a Authorized Officer of Borrower that the Borrower has no reason to believe that the Completion Date will not occur on or prior to the Date Certain.

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(b) Base Equity Payments.  Subject to the caps set forth in Section 2.01(g) of the Equity Support Agreements (Base Equity Funding), the Aggregate Base Equity Payments (i) made by the Sponsors or any of their Affiliates (other than the Borrower or payments made from the Construction Account) directly to the payment of Project Costs (as evidenced by copies of each invoice relating to the same to the extent that either (a) such invoice is in an amount greater than or equal to $50,000 (provided, that, the Independent Engineer shall have received invoices representing at least ninety-five percent (95%) of such Project Costs) or (b) the Independent Engineer has otherwise requested to review such invoice), as certified in writing by the Independent Engineer in the applicable Construction/Term Loan Borrowing Notice or, on the date of Financial Close, pursuant to Section 7.01(c)(i) (Conditions to Financial Close) (but excluding any certification pursuant to Section 7.01(c)(ii) (Conditions to Financial Close)) or (ii) deposited by the Sponsors or any of their Affiliates (other than the Borrower) into the Construction Account, in each case from and after the date of Financial Close and as of the applicable Borrowing Date, are no less than the Equity Proportionate Share of the Expended Project Costs, all as calculated as of the relevant Borrowing Date and after giving effect to such Aggregate Base Equity Payments and the applicable Borrowing requested to be made on such Borrowing Date.

(c) Certification by Independent Engineer.  The Administrative Agent shall have received a duly executed certificate of the Independent Engineer certifying:

(i)  either (x) that the remaining available Construction/Term Loan Commitment plus the Aggregate Remaining Base Equity Amount and any additional equity commitment supported by Contingent Equity Reserve LCs or any other Acceptable Equity Letters of Credit (other than any Base Equity LC) equals or exceeds its estimate of the total remaining Project Costs reasonably expected to be incurred in order to achieve the Completion Date on or prior to the Date Certain; or (y) the Independent Engineer's reasonable estimate of the amount by which the total remaining Project Costs reasonably expected to be incurred in order to achieve the Completion Date on or prior to the Date Certain exceeds the remaining available Construction/Term Loan Commitment plus the Aggregate Remaining Base Equity Amount and any additional equity commitment supported by Contingent Equity Reserve LCs or any other Acceptable Equity Letters of Credit (other than any Base Equity LC);

(ii)  that the Completion Date is expected to occur on or prior to the Date Certain; and

(iii) the amount of the actual Project Costs incurred since the immediately preceding Borrowing Date and in the aggregate.

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(d) Interest Rate Protection Agreements.  The Borrower shall have entered into Interest Rate Protection Agreements to the extent required by Section 7.15 (Interest Rate Protection Agreements) of the Common Terms Agreement.

(e) Contingent Equity Funding.  If the Independent Engineer provides the certification in Section 7.02(c)(i)(y), El Paso shall have either (i) made the equity contributions or shareholder subordinated loans as required by Section 3.01 (Contingent Equity Funding for Project Costs) of the El Paso Base Equity and Contingent Support Agreement or (ii) issued the Contingent Equity Reserve LCs as required by Section 3.04 (Contingent Equity Letters of Credit) of the El Paso Base Equity and Contingent Support Agreement.

Section 7.03 Conditions to Each Revolving Loan Borrowing.  In addition to the conditions set forth in Section 7.06 (Conditions to Each Advance), the obligation of the Revolving Loan Lender/Issuing Bank to make available each of its Revolving Loans (except for Revolving Loans made pursuant to Section 2.4(g) (Working Capital Letters of Credit)) is subject to the satisfaction (or waiver by the Revolving Loan Lender/Issuing Bank) of the following condition precedent to the satisfaction of the Revolving Loan Lender/Issuing Bank:

(a) The Administrative Agent shall have received a Revolving Loan Borrowing Notice, as required by and in accordance with Section 2.05 (Notice of Borrowings).

Section 7.04 Conditions to Each DSRA LC Event.  In addition to the conditions set forth in Section 7.06 (Conditions to Each Advance), the obligation of each DSRA LC Issuing Bank to effect each DSRA LC Event is subject to the satisfaction (or waiver by the Supermajority DSRA LC Issuing Banks) of each of the following conditions precedent, to the satisfaction of the Supermajority DSRA LC Issuing Banks:

(a) DSRA LC Request.  The DSRA LC Issuing Banks shall have received a DSRA LC Request, as required by and in accordance with Section 2.03(d) (DSRA Letters of Credit), and the Borrower shall have executed and delivered the documents set forth in Exhibit Q hereto and such other documents that may be required to be executed and delivered by the Borrower pursuant to any Change in Law, provided, that, such other documents do not contain any additional conditions to effect such DSRA LC Event.

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(b) Form of DSRA Letter of Credit.  The requested DSRA Letter of Credit (or the existing DSRA Letter of Credit after giving effect to the requested amendment, renewal or extension thereof, as applicable) shall:

(i) be in the form attached as Exhibit F;

(ii) have a term that will expire no later than the earlier of the (A) Maturity Date, and (B) date that is three hundred and sixty-four (364) days after the date of such issuance, amendment, renewal or extension (as applicable); and

(iii) be issued for the benefit of the Common Security Trustee to secure Borrower's obligation to make the payments described in Section 5.06(b) (Debt Service Reserve Accounts) of the Accounts Agreement.

Section 7.05 Conditions to Each Working Capital LC Event.  In addition to the conditions set forth in Section 7.06 (Conditions to Each Advance), the obligation of the Revolving Loan Lender/Issuing Bank to effect each Working Capital LC Event is subject to the satisfaction (or waiver by the Revolving Loan Lender/Issuing Bank) of each of the following conditions precedent, to the satisfaction of the Revolving Loan Lender/Issuing Bank:

(a) Working Capital LC Request.  The Revolving Loan Lender/Issuing Bank shall have received a Working Capital LC Request, as required by and in accordance with Section 2.04(d) (Working Capital Letters of Credit), and the Borrower shall have executed and delivered the documents set forth in Exhibit R hereto and such other documents that may be required to be executed and delivered by the Borrower pursuant to any Change in Law, provided, that, such other documents do not contain any additional conditions to effect such Working Capital LC Event.

(b) Form of Working Capital Letter of Credit.  The requested Working Capital Letter of Credit (or the existing Working Capital Letter of Credit after giving effect to the requested amendment, renewal or extension thereof, as applicable) shall:

(i) be in such form as may be reasonably agreed between the Borrower and the Revolving Loan Lender/Issuing Bank;

(ii) have a term that will expire no later than the earlier of the (A) Maturity Date, and (B) date that is three hundred and sixty-four (364) days after the date of such issuance, amendment, renewal or extension (as applicable); and

(iii) be issued for the benefit of the beneficiary identified by the Borrower in such Working Capital LC Request.

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Section 7.06 Conditions to Each Advance.  The obligation of each Construction Term/Loan Lender and Issuing Bank to effect or permit each Advance is subject to the satisfaction (or waiver by the requisite vote set forth below in this paragraph) of each of the following conditions precedent to the satisfaction of each of the Construction/Term Loan Lenders and Issuing Banks in the case of the Initial Advance, and in the case of each subsequent Advance, by the Supermajority Banks (with respect to any Borrowing of Construction/Term Loans), the Revolving Loan Lender/Issuing Bank (with respect to any Borrowing of Revolving Loans or Working Capital LC Event) and the Supermajority DSRA LC Issuing Banks (with respect to any DSRA LC Event):

(a) Governmental Approvals.   The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower certifying that:

(i) all Necessary Project Approvals required to have been obtained as of such date (as set forth on Part II of Schedule 4.5 of the Common Terms Agreement) have been obtained by the Borrower or relevant Person set forth in Schedule 4.5 of the Common Terms Agreement;

(ii) all such Necessary Project Approvals are in full force and effect;

(iii) the Borrower or relevant Person set forth in Schedule 4.5 of the Common Terms Agreement, as applicable, is not in material violation of, and not in material non-compliance with, any such Necessary Project Approval; and

(iv) attached to such certificate are true, correct and complete copies of each Necessary Project Approval obtained on or prior to the date of the Advance and not previously made available to the Administrative Agent.

(b) No Defaults.  No Default or Event of Default has occurred and is continuing on the date of the Advance, or would result from giving effect to the Advance on such date.

(c) Debt to Equity Ratio.  After giving effect to each Advance, the Debt to Equity Ratio shall not exceed 65:35.

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(d) Secured Bank Debt; Base Equity Commitment.  Until the FERC Notice to Proceed is received, after giving effect to each Advance, the aggregate outstanding principal balance of the Loans shall not exceed the Aggregate Remaining Base Equity Amount.

(e) No Liens.  There shall be no mechanic's, workmen's, materialmen's, construction or other Liens encumbering the Collateral (other than Permitted Liens).

(f) Borrower's Certifications.  The Administrative Agent shall have received a duly executed certificate of an Authorized Officer of the Borrower dated as of each Advance, certifying that all conditions to such Advance set forth in this ARTICLE VII (Conditions Precedent) have been satisfied on and as of the date of such Advance (other than the conditions precedent set forth in Sections 7.06(b) and 7.06(g) to the extent that such condition precedent relates to facts or circumstances of or about third parties, which condition precedent shall be certified as to the knowledge of such Authorized Officer).

(g)  Representations and Warranties.  The representations and warranties of each Loan Party set forth in this Agreement and the other Financing Documents shall be true and correct in all material respects (except in the case of the Initial Advance in which case such representations and warranties shall be true and correct) on and as of the date of such Advance (except with respect to representations and warranties that are already qualified by materiality, in which case such representations and warranties shall be true and correct), before and after giving effect to such Advance and to the application of the proceeds therefrom.

ARTICLE VIII

COVENANTS

Section 8.01 Covenants.  The Borrower agrees with each Construction/Term Loan Lender Issuing Bank and each other party hereto that it will perform or observe (as applicable) the obligations set forth in Article 7 (Affirmative Covenants), Article  8 (Negative Covenants) and Article 9 (Reporting Requirements) of the Common Terms Agreement in accordance with the terms thereof; provided, that, from and after the date, if any, on which the Loans convert to Non-Completion Loans pursuant to ARTICLE IV (Conversion to Non-Completion Loans), the Borrower shall not be obliged to comply with the Excluded Covenants.  In addition, the Borrower agrees that no later than three (3) Business Days following any voluntary or mandatory prepayment of the Construction Term Loans, it will prepare for review by the Administrative Agent the information required to be included in Annex C to each DSRA Letter of Credit and thereafter promptly incorporate such reasonable changes that the Administrative Agent may request and deliver such Annex C, executed by Borrower and countersigned by the Administrative Agent, to each DSRA LC Issuing Bank.

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Section 8.02 Incurrence of Debt.  In addition to the conditions that the Borrower is required to satisfy under Sections 2.3 (Expansion Debt), 2.4 (Additional Debt) or 2.5 (Replacement Debt) of the Common Terms Agreement on or prior to the date of any incurrence of such Expansion Debt, Additional Debt or Replacement Debt (as applicable), the Borrower shall not incur such Expansion Debt, Additional Debt or Replacement Debt (as applicable) unless, after giving effect to such incurrence, the Debt to Equity Ratio does not exceed 65:35.

ARTICLE IX

DEFAULT AND ENFORCEMENT

Section 9.01 Events of Default.  The Events of Default set forth in Article 10 (Events Of Default For Secured Debt Other Than Non-Completion Secured Bank Debt) of the Common Terms Agreement and the Indebtedness Event of Default shall constitute Events of Default under this Agreement, subject to all of the provisions of such Sections in the Common Terms Agreement; provided, that, from and after the date, if any, on which the Loans convert to Non-Completion Loans pursuant to ARTICLE IV (Conversion to Non-Completion Loans):

(a) each of Sections 10.1 (Non- Payment of Scheduled Payments), 10.2 (Non-Payment of Other Obligations), 10.3 (Non-Performance of Covenants and Obligations) (other than the provisions of Section 10.3 (Non-Performance of Covenants and Obligations) that relate to the Excluded Covenants), 10.7 (Bankruptcy; Insolvency), 10.8 (Judgments), 10.10 (Unenforceability of Documentation) and 10.13 (Change of Control) set forth in the Common Terms Agreement shall constitute Events of Default under this Agreement, subject to all of the provisions of such Sections in the Common Terms Agreement;

(b) each of Sections 10.4 (Breach of Representation or Warranty) and 10.9 (Acceleration of Other Financial Indebtedness) set forth in the Common Terms Agreement only as it relates to El Paso shall constitute Events of Default under this Agreement, subject to all of the provisions of such Sections in the Common Terms Agreement; and

(c) no other Events of Default set forth in Article 10 (Events of Default For Secured Debt Other Than Non-Completion Secured Bank Debt) of the Common Terms Agreement shall constitute Events of Default under this Agreement.

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Section 9.02 Acceleration Upon Bankruptcy.  If any Event of Default described in Section 10.7 (Bankruptcy; Insolvency) of the Common Terms Agreement occurs with respect to the Borrower, any outstanding Commitments  shall automatically terminate and the outstanding principal amount of the outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, in each case without notice, demand or further act of the Administrative Agent, the Construction/Term Loan Lenders, the Issuing Banks, the Common Security Trustee or any other Credit Agreement Secured Party.

Section 9.03 Acceleration Upon Other Event of Default.  (a)  If any Event of Default occurs for any reason (except the occurrence of any Event of Default described in Section 10.7 (Bankruptcy; Insolvency) of the Common Terms Agreement with respect to the Borrower, for which provision is made in Section 9.02 (Acceleration Upon Bankruptcy)), whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Administrative Agent may, or upon the direction of the Required Banks shall, by written notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations that have been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and such outstanding Commitments shall terminate.

(b) Any declaration made pursuant to this Section 9.03 may, should the Required Banks in their sole and absolute discretion so elect, be rescinded by written notice to the Borrower at any time after the principal of the Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided, that, no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.04 Action Upon Event of Default.  Subject to the terms of the Intercreditor Agreement, if any Event of Default occurs for any reason, whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Administrative Agent may, or upon the direction of the Required Banks shall, by written notice to the Borrower of its intention to exercise any remedies hereunder, under the other Financing Documents or at law or in equity, and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived by the Borrower, exercise any or all of the following rights and remedies, in any combination or order that the Administrative Agent or the Required Banks may elect, in addition to such other rights or remedies as the Administrative Agent, the Issuing Banks and the Construction/Term Loan Lenders may have hereunder, under the other Financing Documents or at law or in equity:

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(a) Without any obligation to do so, make disbursements or Loans to or on behalf of the Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any Material Project Documents (or any other contract to which the Borrower is a party) as the Required Banks in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Construction/Term Loan Lenders' or the Issuing Banks' interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate, shall be repaid by the Borrower to the Administrative Agent on demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Commitments;

(b) Apply or execute upon any amounts on deposit in any Account or any other monies of the Borrower on deposit with the Administrative Agent, any Construction/Term Loan Lender, any Issuing Bank or the Accounts Bank in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral;

(c) Enter into possession of the Project and perform or cause to be performed any and all work and labor necessary to complete construction of the Project substantially according to the Construction Contracts or to operate and maintain such Project, and all sums expended by the Administrative Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by the Borrower to the Administrative Agent upon demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the Commitments; and

(d) Demand (and direct Borrower to demand) Sponsors to contribute or otherwise fund the Equity Contributions pursuant to and to be applied in accordance with the Equity Support Agreements and this Agreement.

Section 9.05 Application of Proceeds.  Subject to the terms of the Intercreditor Agreement, any moneys received by the Administrative Agent from the Common Security Trustee after the occurrence and during the continuance of an Event of Default shall be applied in full or in part by the Administrative Agent against the Obligations in the following order of priority (but without prejudice to the right of the Construction/Term Loan Lenders or the Issuing Banks, subject to the terms of the Intercreditor Agreement, to recover any shortfall from the Borrower):

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(a) first, to payment of that portion of the Obligations constituting fees (excluding the DSRA Letter of Credit Availability Fee and the Working Capital Letter of Credit Availability Fee), costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel) payable to the Administrative Agent, Common Security Trustee, Accounts Banks, or Intercreditor Agent in their respective capacities as such;

(b) second, to payment of that portion of the Obligations constituting fees (excluding the DSRA Letter of Credit Availability Fee and the Working Capital Letter of Credit Availability Fee), costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under ARTICLE V (LIBOR And Tax Provisions)) payable to the Construction/Term Loan Lenders and Issuing Banks ratably in proportion to the amounts described in this clause second payable to them, as certified by the Administrative Agent;

(c) third, to payment of the portion of the Obligations constituting the DSRA Letter of Credit Availability Fee, the Working Capital Letter of Credit Availability Fee and accrued and unpaid interest (including default interest) with respect to the Loans and net scheduled payments due in respect of any Interest Rate Protection Agreement to which the Credit Agreement Interest Rate Protection Providers are a party, payable to the Construction/Term Loan Lenders, Issuing Banks and Credit Agreement Interest Rate Protection Providers ratably in proportion to the respective amounts described in this clause third payable to them, as certified by the Administrative Agent;

(d) fourth, to the principal amount of the Loans payable to the Construction/Term Loan Lenders (in inverse order of maturity), the Issuing Banks and any Hedge Termination Value payable in respect of any Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party, ratably among the Construction/Term Loan Lenders, Issuing Banks and such Credit Agreement Interest Rate Protection Providers in proportion to the respective amounts described in this clause fourth held by them, as certified by the Administrative Agent; and

(e) fifth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable Law.

ARTICLE X

THE ADMINISTRATIVE AGENT AND ISSUING BANKS

Section 10.01 Appointment and Authority.

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(a) Each of the Construction/Term Loan Lenders and the Issuing Banks hereby appoints, designates and authorizes Société Générale as its Administrative Agent under and for purposes of each Financing Document to which the Administrative Agent is a party.  Société Générale hereby accepts this appointment and agrees to act as the Administrative Agent for the Construction/Term Loan Lenders and the Issuing Banks in accordance with the terms of this Agreement.  Each of the Construction/Term Loan Lenders and the Issuing Banks appoints and authorizes the Administrative Agent to act on behalf of such Construction/Term Loan Lender and the Issuing Banks (as applicable) under each Financing Document to which it is a party and, in the absence of other written instructions from the Required Banks received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section 10.01 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Construction/Term Loan Lender, Issuing Bank or other Credit Agreement Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The provisions of this ARTICLE X are solely for the benefit of the Administrative Agent, the Issuing Banks and the Construction/Term Loan Lenders, and neither the Borrower nor any other Person shall have rights as a third party beneficiary of any of such provisions other than the Borrower's rights under Section 10.07(b) (Resignation or Removal of Administrative Agent).

Section 10.02 Rights as a Lender or Credit Agreement Interest Rate Protection Provider.  Each Person serving as the Administrative Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Construction/Term Loan Lender, Issuing Bank or Credit Agreement Interest Rate Protection Provider, as the case may be, as any other Construction/Term Loan Lender, Issuing Bank or Credit Agreement Interest Rate Protection Provider, as the case may be, and may exercise the same as though it were not the Administrative Agent.  Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Construction/Term Loan Lenders, Issuing Banks or any Credit Agreement Interest Rate Protection Provider.

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Section 10.03 Exculpatory Provisions.  (a)  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents.  Without limiting the generality of the foregoing, the Administrative Agent shall not:

(i) be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Construction/Term Loan Lenders and the Issuing Banks as shall be expressly provided for herein or in the other Financing Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable Law; or

(iii)  except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, nor shall the Administrative Agent be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Banks (or such other number or percentage of the Construction/Term Loan Lenders and Issuing Banks as may be necessary, or as the Administrative Agent may believe in good faith to be necessary, under the circumstances as provided in Section 11.01 (Amendments, Etc.)) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower, an Issuing Bank or a Construction/Term Loan Lender.

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(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in ARTICLE VII (Conditions Precedent) or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Administrative Agent.

Section 10.04 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of any Construction/Term Loan Lender or Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Construction/Term Loan Lender or Issuing Bank (as the case may be) unless the Administrative Agent has received notice to the contrary from such Construction/Term Loan Lender or Issuing Bank prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this ARTICLE X shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, and shall apply to all of their respective activities in connection with their acting as or for the Administrative Agent.

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Section 10.06 Indemnification by the Lenders.  Without limiting the obligations of Borrower hereunder, each Construction/Term Loan Lender and Issuing Bank agrees to indemnify the Administrative Agent and Related Parties thereof ratably in accordance with its Commitments for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Parties in any way relating to or arising out of this Agreement, the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Construction/Term Loan Lender or Issuing Bank shall be liable for any of the foregoing to the extent they arise solely from the Administrative Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Construction/Term Loan Lenders and Issuing Banks against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action.  Without limitation of the foregoing, each Construction/Term Loan Lender and Issuing Bank agrees to reimburse the Administrative Agent promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, amendment, waiver, modification or enforcement of, or legal advice in respect of rights or responsibilities under, the Transaction Documents, to the extent that the Administrative Agent is not reimbursed promptly for such expenses by Borrower.  The obligation of the Construction/Term Loan Lenders and the Issuing Banks to make payments pursuant to this Section 10.06 is several and not joint, and the same shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Resignation or Removal of Administrative Agent.

(a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Financing Documents at any time by giving thirty (30) days' prior notice to the Borrower, the Construction/Term Loan Lenders and the Issuing Banks.  The Administrative Agent may be removed at any time by the Required Banks for such Person's gross negligence or willful misconduct.  In the event Société Générale is no longer the Administrative Agent, any successor Administrative Agent may be removed at any time with cause by the Required Banks.  Any such resignation or removal shall take effect upon the appointment of a successor Administrative Agent, in accordance with this Section 10.07.

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(b) Upon any notice of resignation by the Administrative Agent or upon the removal of the Administrative Agent by the Required Banks, the Required Banks, shall appoint a successor Administrative Agent, hereunder and under each other Financing Document to which the Administrative Agent is a party, such successor Administrative Agent to be a commercial bank having a combined capital and surplus of at least one billion Dollars ($1,000,000,000); provided, that, if no Default or Event of Default shall then be continuing, appointment of a successor Administrative Agent shall also be acceptable to the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

(c) If no successor Administrative Agent has been appointed by the Required Banks within thirty (30) days after the date such notice of resignation was given by such resigning Administrative Agent, or the Required Banks elected to remove such Person, any Credit Agreement Secured Party may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Administrative Agent, who shall serve as Administrative Agent hereunder and under each other Financing Document to which it is a party until such time, if any, as the Required Banks appoint a successor Administrative Agent, as provided above.

(d) Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, and the retiring (or removed) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents.  After the retirement or removal of the Administrative Agent hereunder and under the other Financing Documents, the provisions of this ARTICLE X and Section 11.08 (Indemnification by the Borrower) shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as Administrative Agent.

Section 10.08 No Amendment to Duties of Administrative Agent Without Consent.  The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Administrative Agent shall have given its prior written consent, in its capacity as Administrative Agent thereto.

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Section 10.09 Non-Reliance on Administrative Agent, Lenders and Issuing Banks.  Each of the Construction/Term Loan Lenders and Issuing Banks acknowledges that they have, independently and without reliance upon the Administrative Agent, any other Construction/Term Loan Lender or Issuing Bank or any of their Related Parties and based on such documents and information as they have deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its extensions of credit.  Each of the Construction/Term Loan Lenders and Issuing Banks also acknowledge that they will, independently and without reliance upon the Administrative Agent, any other Construction/Term Loan Lender or Issuing Bank or any of their Related Parties and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.10 No Joint Lead Arranger, Joint Lead Bookrunner or Documentation Agent Duties.  Anything herein to the contrary notwithstanding, no Joint Lead Arranger, Joint Lead Bookrunner, Syndication Agent or Documentation Agent shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent, Issuing Bank or Construction/Term Loan Lender hereunder.

Section 10.11 Copies.  The Administrative Agent shall give prompt notice to each Construction/Term Loan Lender and Issuing Bank (as applicable) of receipt of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement or any other Financing Document (unless concurrently delivered to the Construction/Term Loan Lenders or Issuing Banks by the Borrower).  The Administrative Agent will distribute to each Construction/Term Loan Lender and Issuing Bank each document or instrument (including each document or instrument delivered by the Borrower to the Administrative Agent pursuant to ARTICLE VI (Representations and Warranties), ARTICLE VII (Conditions Precedent) and ARTICLE VIII (Covenants)) received for the account of the Administrative Agent and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Construction/Term Loan Lenders and Issuing Banks by the Administrative Agent in accordance with the terms of this Agreement or any other Financing Document.

Section 10.12 Liability of Issuing Banks.  As between the Borrower and the Issuing Banks, the Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit, and no Issuing Bank that has issued such Letter of Credit nor any of their respective Related Parties shall be liable or responsible for (a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except in each case that the Borrower shall have the right to bring suit against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence, including such Issuing Bank’s willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, any Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by such Issuing Bank that appear on their face to be in order, without responsibility for further investigation.

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ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Amendments, Etc.  Subject to the terms of the Intercreditor Agreement, no consent, amendment, waiver or termination of any provision of this Agreement shall be effective unless in writing signed by the Administrative Agent and the Required Banks, and each such amendment, waiver, termination or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, without the consent of each Construction/Term Loan Lender and Issuing Bank (other than any Construction/Term Loan Lender or Issuing Bank that is a Loan Party, a Sponsor or an Affiliate or Subsidiary thereof), no such amendment, waiver, termination or consent shall:

(a) waive any condition set forth in Section 7.01 (Conditions to Financial Close);

(b) extend or increase the Commitment (or reinstate any Commitment terminated pursuant to Section 9.03(a) (Acceleration Upon Other Event of Default));

(c) postpone any date scheduled for any payment of principal, fees or interest (as applicable) under Section 3.01 (Repayment of Construction/Term Loan Borrowings), Section 3.02 (Repayment Revolving Loan Borrowings), Section 3.03 (Repayment of DSRA Letter of Credit Loan Borrowings), Section 3.04, (Repayment of Non-Completion Loans), Section 3.05 (Interest Payment Dates), Section 3.12 (Mandatory Prepayment), or Section 3.16 (Fees) or any date fixed by the Administrative Agent for the payment of fees or other amounts due to the Construction/Term Loan Lenders or Issuing Banks (or any of them) hereunder;

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(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or any Fees or other amounts (including any mandatory prepayments under Section 3.12 (Mandatory Prepayment)) payable to any Construction/Term Loan Lender or Issuing Bank hereunder, other than interest payable at the Default Rate;

(e) change the order of application of any reduction in the Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.07 (Termination or Reduction of Commitments), Section 3.11(Optional Prepayment), Section 3.12 (Mandatory Prepayment), Section 3.17 (Pro Rata Treatment), or Section 3.18 (Sharing of Payments), respectively, in any manner;

(f) change any provision of this Section 11.01, the definition of Required Banks, Minority Required Banks, Supermajority Banks, Supermajority DSRA LC Issuing Banks, Special Majority Banks or any other provision hereof specifying the number or percentage of Construction/Term Loan Lenders or Issuing Banks (as the case may be) required to amend, waive, terminate or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(g) release or allow release of (i) the Borrower from all or substantially all of its obligations under this Agreement, the Common Terms Agreement, the Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party, the Transfer Restrictions Agreement or any Security Document (including the obligations of El Paso and GIP (as applicable) under the Equity Support Agreements and the El Paso Guaranties), (ii) all or substantially all of the Collateral from the Lien of any of the Security Documents, or (iii) any guaranties or commitments under or in connection with this Agreement, the Common Terms Agreement, the Interest Rate Protection Agreements to which the Credit Agreement Interest Rate Protection Providers are a party, the Transfer Restrictions Agreement or any Security Document (including the obligations of El Paso and GIP (as applicable) under the Equity Support Agreements and the El Paso Guaranties);

(h) amend, modify, waive or supplement the terms of Section 11.04 (Assignments) of this Agreement; or

(i)  amend, modify, waive or supplement the terms of the El Paso Guaranties;

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provided, further, no such amendment, waiver, termination or consent shall, without prior written consent of each Credit Agreement Interest Rate Protection Provider, amend, waive or terminate any Financing Documents in a manner that would impact the rights of the Credit Agreement Interest Rate Protection Providers in a manner materially and adversely different from the impact on the other Credit Agreement Secured Parties; provided, further, that no such amendment, waiver, termination or consent shall, unless in writing and signed by the Administrative Agent, the Common Security Trustee or the Issuing Banks, as applicable, in addition to the Construction/Term Loan Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders or the Issuing Banks under this Agreement.

Section 11.02 Entire Agreement.  This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, including the Commitment Letter, dated February 2, 2010, among the Sponsors, the Borrower, and other parties thereto.  In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

Section 11.03 Applicable Law; Jurisdiction; Etc.  (a) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT ANY REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c) WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.03(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process.  The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 11.11 (Notices and Other Communications).  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction.

(e) Immunity.  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 11.03(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.03.

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Section 11.04 Assignments.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Construction/Term Loan Lenders, the Issuing Banks and the Administrative Agent (and any attempted assignment or other transfer by the Borrower without such consent shall be null and void), and no Construction/Term Loan Lender or Issuing Bank (as the case may be) may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 11.04(b), (ii) by way of participation in accordance with Section 11.04(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in this Section 11.04 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Common Security Trustee, the Issuing Banks and the Construction/Term Loan Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Construction/Term Loan Lender or Issuing Bank (as the case may be) may at any time after the date hereof assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) (provided, that, on the date of such assignment, such assignment would not result in an increase in amounts payable by the Borrower under Section 5.03 (Increased Costs), Section 5.05 (Funding Losses), or Section 5.06 (Taxes), unless such amounts are waived by the assigning and assuming Construction/Term Loan Lenders or Issuing Banks); provided, further, that (i) except in the case of an assignment of the entire remaining amount of the assigning  Construction/Term Loan Lender's or Issuing Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Construction/Term Loan Lender or Issuing Bank, or an Affiliate of a Construction/Term Loan Lender or an Issuing Bank, or an Approved Fund with respect to a Construction/Term Loan Lender or an Issuing Bank, the Commitment (which for this purpose includes the Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Construction/Term Loan Lender or Issuing Bank (as applicable) subject to each such assignment, determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Lender Assignment Agreement, as of the Trade Date, shall not be less than ten million Dollars ($10,000,000) and in integral multiples of five million Dollars ($5,000,000), unless the Administrative Agent otherwise consents in writing; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning  Construction/Term Loan Lender's or Issuing Bank's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of three thousand five hundred Dollars ($3,500); provided, that (A) no such fee shall be payable in the case of an assignment to a Construction/Term Loan Lender or an Issuing Bank, an Affiliate of a Construction/Term Loan Lender or an Issuing Bank or an Approved Fund with respect to a Construction/Term Loan Lender or an Issuing Bank and (B) in the case of contemporaneous assignments by a

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Construction/Term Loan Lender or an Issuing Bank to one or more Approved Funds managed by the same investment advisor (which Approved Funds are not then Construction/Term Loan Lenders or Issuing Banks hereunder), only a single such three thousand five hundred Dollar ($3,500) fee shall be payable for all such contemporaneous assignments; and (iv) the Eligible Assignee, if it is not a Construction/Term Loan Lender or an Issuing Bank prior to such assignment, shall deliver to the Administrative Agent an administrative questionnaire and all documentation and other information required by bank regulatory authorities under applicable "know your customer" requirements.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.04(c), from and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Construction/Term Loan Lender or an Issuing Bank (as applicable) under this Agreement, and the assigning Construction/Term Loan Lender or Issuing Bank thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning  Construction/Term Loan Lender's or Issuing Bank's rights and obligations under this Agreement, such Construction/Term Loan Lender or Issuing Bank shall cease to be a party hereto but shall continue (for a period of one hundred eighty days (180) days following such assignment (except with respect to third party claims against such Construction/Term Loan Lender or Issuing Bank that are indemnified by Borrower pursuant to Section 11.08 (Indemnification by the Borrower) for which such one hundred eighty days (180) day limitation shall not apply)) to be entitled to the benefits of Section 5.01 (LIBOR Lending Unlawful), Section 5.03 (Increased Costs), Section 5.05 (Funding Losses), Section 5.06 (Taxes), Section 11.06 (Costs and Expenses) and Section 11.08 (Indemnification by the Borrower) with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Construction/Term Loan Lender or Issuing Bank (as applicable) and/or a revised Note to the assigning Construction/Term Loan Lender or Issuing Bank (as applicable) reflecting such assignment.  Any assignment or transfer by a Construction/Term Loan Lender or Issuing Bank of rights or obligations under this Agreement that does not comply with this Section 11.04(b) shall be treated for purposes of this Agreement as a sale by such Construction/Term Loan Lender or Issuing Bank of a participation in such rights and obligations in accordance with Section 11.04(d).  Upon any such assignment, the Administrative Agent will deliver a notice thereof to the Borrower (provided, that, failure to deliver such notice shall not result in any liability for the Administrative Agent).

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(c) The Administrative Agent shall maintain the Register in accordance with Section 2.06(g) (Borrowing of Loans) above.

(d) Any Construction/Term Loan Lender or Issuing Bank may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Loan Party, any Sponsor, any Material Project Party, any Person that is party to any Additional Project Document or any Affiliate or Subsidiary thereof) (each, a "Participant") in all or a portion of such  Construction/Term Loan Lender's or Issuing Bank's rights or obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided, that (i) such  Construction/Term Loan Lender's or Issuing Bank's obligations under this Agreement shall remain unchanged, (ii) such Construction/Term Loan Lender or Issuing Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Construction/Term Loan Lenders shall continue to deal solely and directly with such Construction/Term Loan Lender or Issuing Bank (as the case may be) in connection with such  Construction/Term Loan Lender's or Issuing Bank's rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Construction/Term Loan Lender or Issuing Bank sells such a participation shall provide that such Construction/Term Loan Lender or Issuing Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Construction/Term Loan Lender or Issuing Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 (Amendments, Etc.) that directly affects such Participant.

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(e) Any Construction/Term Loan Lender or Issuing Bank (as applicable) may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Construction/Term Loan Lender or Issuing Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction; provided, that, no such pledge or assignment shall release such Construction/Term Loan Lender or Issuing Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Construction/Term Loan Lender or Issuing Bank as a party hereto.

(f) The words "execution," "signed," "signature," and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.05 Benefits of Agreement.  Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, the Joint Lead Arrangers, the Joint Lead Bookrunners, Documentation Agents, Syndication Agents and each of their successors and permitted assigns under this Agreement or any other Financing Document, any benefit or any legal or equitable right or remedy under this Agreement.

Section 11.06 Costs and Expenses.  The Borrower shall pay (a) all reasonable and documented out of pocket expenses incurred by each of the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders and the Issuing Banks (including all reasonable fees, costs and expenses of one counsel for the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders and Issuing Banks (plus any one local counsel in each jurisdiction reasonably required)) and their Affiliates, in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing Documents; (b) all reasonable out of pocket expenses incurred by the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders and the Issuing Banks (including all reasonable fees, costs and expenses of one counsel for the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders the and Issuing Banks (plus any one local counsel in each jurisdiction reasonably required)), in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (c) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Common Security Trustee (including all reasonable fees, costs and expenses of one counsel for the Administrative Agent, the Common Security Trustee (plus any one local counsel in each jurisdiction reasonably required)), in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (d) all reasonable out-of-pocket expenses incurred by the applicable Issuing Banks in connection with the issuance, amendment, renewal or extension of any DSRA Letter of Credit or Working Capital Letters of Credit (as the case may be) or demand for payment thereunder; (e) all reasonable out-of-pocket expenses incurred by each Joint Lead Arranger, Joint Lead Bookrunner, Documentation Agent and Syndication Agent in connection with the initial syndication of the credit facilities under this Agreement and (f) all reasonable out-of-pocket expenses incurred by the Credit Agreement Secured Parties (including all fees, costs and expenses of counsel), in connection with the enforcement or protection of their rights in connection with this Agreement and the other Financing Documents, including their rights under this Section 11.06, including in connection with any workout, restructuring or negotiations in respect of the Obligations.  This provisions of this Section 11.06 shall not supersede Sections 5.03 (Increased Costs) and 5.06 (Taxes).  Notwithstanding the foregoing, in the event that the Common Security Trustee reasonably believes that a conflict exists in using one counsel, it may engage its own counsel.

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Section 11.07 Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format ("pdf") shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.08 Indemnification by the Borrower.  (a) The Borrower hereby agrees to indemnify each Credit Agreement Secured Party, each Joint Lead Arranger, each Joint Lead Bookrunner, each Documentation Agent, each Syndication Agent and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of:

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(i) the execution or delivery of this Agreement, any other Transaction Document, the Professional Services Agreement, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;

(ii) any Loan, DSRA Letter of Credit, Working Capital Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable Issuing Bank (as the case may be) to honor any demand for payment under a DSRA Letter of Credit or Working Capital Letter of Credit, as applicable, if the documents presented in connection with such demand do not strictly comply with the terms of such DSRA Letter of Credit or Working Capital Letter of Credit, as applicable);

(iii) any actual or alleged presence, release or threatened release of Materials of Environmental Concern in violation of Environmental Laws or that can reasonably result in an Environmental Claim on or from the Project or any property owned or operated by the Borrower, or any Environmental Affiliate or any liability pursuant to an Environmental Law related in any way to the Project or the Borrower, except for releases of Materials of Environmental Concern that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnitee;

(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of the Borrower's members, managers or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; or

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(v) any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by any Credit Agreement Secured Party, Joint Lead Arranger, Joint Lead Bookrunner, Documentation Agent, Syndication Agent or Affiliates or Related Parties thereof;

provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) shall have arisen from a dispute between or among the Indemnitees or from a claim of an Indemnitee against another Indemnitee, which in either case is not the result of an act or omission of the Borrower or any of its Affiliates.

(b) To the extent that the Borrower for any reason fails to pay any amount required under Section 11.06 (Costs and Expenses) or Section 11.08(a) above to be paid by it to any of the Administrative Agent, the Common Security Trustee, any sub-agent thereof, or any Related Party of any of the foregoing, each Construction/Term Loan Lender and Issuing Bank severally agrees to pay to the Administrative Agent, the Common Security Trustee, any such sub-agent, or such Related Party, as the case may be, such  Construction/Term Loan Lender's or Issuing Bank's ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Common Security Trustee, any sub-agent thereof in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent, the Common Security Trustee, or any sub-agent thereof in connection with such capacity.  The obligations of the Construction/Term Loan Lenders and the Revolving Loan Lender/Issuing Bank under this Section 11.08(b) are subject to the provisions of Section 2.06 (Borrowing of Loans).  The obligations of the Construction/Term Loan Lenders and the Issuing Banks to make payments pursuant to this Section 11.08(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement.  The failure of any Construction/Term Loan Lender or Issuing Bank to make payments on any date required hereunder shall not relieve any other Construction/Term Loan Lender or Issuing Bank of its corresponding obligation to do so on such date, and no Construction/Term Loan Lender or Issuing Bank shall be responsible for the failure of any other Construction/Term Loan Lender or Issuing Bank to do so.

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(c) All amounts due under this Section 11.08 shall be payable not later than ten (10) Business Days after demand therefor.

(d) The provisions of this Section 11.08 shall not supersede Sections 5.03 (Increased Costs) and 5.06 (Taxes).

Section 11.09 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate").  If the Administrative Agent, any Construction/Term Loan Lender or any Issuing Bank shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent, any Construction/Term Loan Lender or any Issuing Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10 No Waiver; Cumulative Remedies.  No failure by any Credit Agreement Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.11 Notices and Other Communications.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, except with respect to any notice of Default or Event of Default, sent by email to the address(es), facsimile number or email address specified for the Borrower, the Administrative Agent, the Common Security Trustee, the Issuing Banks or the Construction/Term Loan Lenders, as applicable, on Schedule 11.11.

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications shall be effective as provided in Section 11.11(c).

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(c) Unless otherwise prescribed, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided, that, if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Schedule 11.11 of notification that such notice or communication is available and identifying the website address therefor.  Notwithstanding the above, all notices delivered by the Borrower to the Administrative Agent through electronic communications shall be followed by the delivery of a hard copy.

(d) Each of the Borrower, the Administrative Agent and the Common Security Trustee may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Construction/Term Loan Lender and Issuing Bank may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Common Security Trustee.

(e) The Administrative Agent, the Common Security Trustee, the Issuing Banks and the Construction/Term Loans shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the Common Security Trustee, the Issuing Banks, the Construction/Term Loan Lenders and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent, Common Security Trustee, Construction/Term Loan Lenders and Issuing Banks by the Borrower may be recorded by the Administrative Agent, Common Security Trustee, Construction/Term Loan Lenders and Issuing Banks as applicable, and each of the parties hereto hereby consents to such recording.

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(f) The Administrative Agent agrees that the receipt of the communications by the Administrative Agent at its e-mail addresses set forth in Schedule 11.11 shall constitute effective delivery to the Administrative Agent for purposes of the Financing Documents.  Each Construction/Term Loan Lender and Issuing Bank agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such  Construction/Term Loan Lender's or Issuing Bank's e-mail address(es) to which the notices may be sent by electronic transmission and that such notices may be sent to such e-mail address(es).

(g) Notwithstanding the above, nothing herein shall prejudice the right of the Administrative Agent, the Common Security Trustee, the Issuing Banks  and any of the Construction/Term Loan Lenders to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

(h) So long as Société Générale is the Administrative Agent, the Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to the Borrowing, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to any Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent at the email addresses specified in Schedule 11.11.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Financing Documents but only to the extent requested by the Administrative Agent.

(i) So long as Société Générale is the Administrative Agent, the Borrower further agrees that the Administrative Agent may make the Communications available to the Construction/Term Loan Lenders and the Issuing Banks by posting the Communications on an internet website that may, from time to time, be notified to the Construction/Term Loan Lenders and the Issuing Banks (or any replacement or successor thereto) or a substantially similar electronic transmission systems (the “Platform”).  The costs and expenses incurred by the Administrative Agent in creating and maintaining the Platform shall be paid by Borrower in accordance with Section 11.06 (Costs and Expenses).

(j) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY AFFILIATE THEREOF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY CONSTRUCTION/TERM LOAN LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S OR ANY AGENT PARTY'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

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Section 11.12 Patriot Act Notice.  Each of the Construction/Term Loan Lenders, Issuing Banks, Administrative Agent and Common Security Trustee  hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Construction/Term Loan Lender, Issuing Bank, Administrative Agent or Common Security Trustee, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 11.13 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Common Security Trustee, any Issuing Bank or any Construction/Term Loan Lender, or the Administrative Agent, the Common Security  Trustee, any Issuing Bank or any Construction/Term Loan Lender (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Common Security Trustee, such Issuing Bank or such Construction/Term Loan Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Construction/Term Loan Lender or Issuing Bank (as applicable) severally agrees to pay to the Administrative Agent or the Common Security  Trustee upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Common Security Trustee, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Construction/Term Loan Lenders and the Issuing Banks under this Section 11.13 shall survive the payment in full of the Obligations and the termination of this Agreement.

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Section 11.14 Right of Setoff.  Each of the Construction/Term Loan Lenders, the Issuing Banks and each of their respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Construction/Term Loan Lender, Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to such Construction/Term Loan Lender or the Issuing Bank, irrespective of whether or not such Construction/Term Loan Lender or Issuing Bank shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Construction/Term Loan Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each of the Construction/Term Loan Lenders, Issuing Banks and their respective Affiliates under this Section 11.14 are in addition to other rights and remedies (including other rights of setoff) that such Construction/Term Loan Lender, Issuing Bank or their respective Affiliates may have.  Each of the Construction/Term Loan Lenders and the Issuing Banks agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.15 Severability.  If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 11.16 Survival.  Notwithstanding anything in this Agreement to the contrary, Section 5.01 (LIBOR Lending Unlawful), Section 5.03 (Increased Costs), Section 5.06 (Taxes), Section 10.06 (Indemnification by the Lenders), Section 11.06 (Costs and Expenses), Section 11.08 (Indemnification by the Borrower) and Section 11.13 (Payments Set Aside) shall survive any termination of this Agreement.  In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties shall be considered to have been relied upon by the Credit Agreement Secured Parties regardless of any investigation made by any Credit Agreement Secured Party or on their behalf and notwithstanding that the Credit Agreement Secured Parties may have had notice or knowledge of any Default or Event of Default at the time of the Borrowing, and shall continue in full force and effect as of the date made or any date referred to herein as long as any Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.

Section 11.17 Treatment of Certain Information; Confidentiality.  The Administrative Agent, the Common Security Trustee, each of the Issuing Banks and Construction/Term Loan Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (provided, that, the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it or to any Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 11.04(e) (Assignments); (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any other Financing Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 11.17, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with the Administrative Agent, the Common Security  Trustee, such Issuing Bank, or such Construction/Term Loan Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Construction/Term Loan Lender or Issuing Bank under any Financing Document (including any rating agency); (g) with the consent of the Borrower (which consent shall not unreasonably be withheld or delayed); (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.17 or (ii) becomes available to the Administrative Agent, the Common Security  Trustee, any Issuing Bank, any Construction/Term Loan Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Construction/Term Loan Lender, any Issuing Bank, the Common Security Trustee or the Administrative Agent; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from any Construction/Term Loan Lender or Issuing Bank or the Administrative Agent or Common Security Trustee, as applicable).  In addition, the Administrative Agent, the Common Security Trustee, any Issuing Bank and any Construction/Term Loan Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Common Security Trustee, the Issuing Banks and the Construction/Term Loan Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commitments, and the Borrowings.  For the purposes of this Section 11.17,

76

"Information" means written information that is furnished by or on behalf of the Borrower, any Sponsor or any of their Affiliates to the Administrative Agent, Common Security Trustee, any Issuing Bank or any Construction/Term Loan Lender pursuant to or in connection with any Financing Document, relating to the assets and business of the Borrower, any Sponsor or any of their Affiliates, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by the Administrative Agent, the Common Security Trustee, such Issuing Bank or such Construction/Term Loan Lender of its obligations hereunder, (ii) is or becomes available to the Administrative Agent, the Common Security Trustee, such Issuing Bank or such Construction/Term Loan Lender from a source other than the Borrower, any Sponsor or any of their Affiliates, as applicable, that is not, to the knowledge of the Administrative Agent, the Common Security  Trustee, such Issuing Bank or such Construction/Term Loan Lender, acting in violation of a confidentiality obligation with the Borrower, any Sponsor or any of their Affiliates, as applicable or (iii) is independently compiled by the Administrative Agent, the Common Security  Trustee, any Issuing Bank or any Construction/Term Loan Lender, as evidenced by their records, without the use of the Information.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

77

Section 11.18 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Party hereto shall assert, and each Party hereto hereby waives, any claim against any other Party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 11.19 Waiver of Litigation Payments.  To the extent that any Party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 11.03(b) (Applicable Law; Jurisdiction, Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any other Party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.

Section 11.20 Reinstatement.  This Agreement and the obligations of the Borrower hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Borrower or any other Person or as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment, and the Borrower shall pay the Credit Agreement Secured Parties on demand all of its reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such party in connection with such rescission or restoration.

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Section 11.21 No Recourse.

(a) Subject to Section 11.21(c), each Credit Agreement Secured Party that is a party hereto acknowledges and agrees that the obligations of the Loan Parties under this Agreement and the other Financing Documents, including with respect to the payment of the principal of or premium or penalty, if any, or interest on any Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, are obligations solely of the Loan Parties and shall be satisfied solely from the Security and the assets of the Loan Parties and shall not constitute a debt or obligation of any Sponsor or its respective Affiliates (other than the Loan Parties), nor of any past, present or future officers, directors, employees, shareholders, agents, attorneys or representatives of the Loan Parties, any Sponsor and their respective Affiliates (collectively (but excluding the Loan Parties), the "Non-Recourse Parties").

(b) Each Credit Agreement Secured Party that is party hereto acknowledges and agrees that, subject to Section 11.21(c), the Non-Recourse Parties shall not be liable for any amount payable under this Agreement or any Financing Document, and no Credit Agreement Secured Party shall seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment or performance of any obligation of the Loan Parties under this Agreement or the other Financing Documents.

(c) Nothing in this Agreement shall limit or affect or be construed to limit or affect the obligations and liabilities of (i) El Paso under the El Paso Base Equity and Contingent Support Agreement, the Transfer Restrictions Agreement or the El Paso Guaranties, or (ii) GIP under the GIP Base Equity Support Agreement and the Transfer Restrictions Agreement.

(d) The acknowledgments, agreements and waivers set out in this Section 11.21 shall survive termination of this Agreement and shall be enforceable by any Non-Recourse Party and are a material inducement for the execution of this Agreement and the other Financing Documents by the Loan Parties.

Section 11.22 Termination.  This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) if the Financial Close and the Initial Advance do not occur on or prior to July 30, 2010 (or such later date as may be agreed to in writing by all of the Construction/Term Loan Lenders).

[Remainder of page intentionally blank.  Next page is signature page.]

79

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

RUBY PIPELINE, L.L.C., as the Borrower

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

SOCIÉTÉ GÉNÉRALE, as Administrative Agent, Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Roberto S. Simon
Name:	Roberto S. Simon
Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Common Security Trustee

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Assistant Vice President

BANK OF MONTREAL, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Joseph Bliss
Name:	Joseph Bliss
Title:	Managing Director

THE BANK OF NOVA SCOTIA, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ DG Mills
Name:	DG Mills
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Peter Manis
Name:	Peter Manis
Title:	Managing Director

By:	/s/ George Councill
Name:	George Councill
Title:	Vice President

BANCO SANTANDER, S.A., NEW YORK BRANCH, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Jorge Saavedra
Name:	Jorge Saavedra
Title:	Executive Director

By:	/s/ Jesus Lopez
Name:	Jesus Lopez
Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Vice President

By:	/s/ Lynne-Marie Paquette
Name:	Lynne-Marie Paquette
Title:	Associate

ROYAL BANK OF CANADA, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

DNB NOR BANK ASA, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Kristen Riise
Name:	Kristen Riise
Title:	First Vice President

By:	/s/ Marcus Wendehög
Name:	Marcus Wendehög
Title:	First Vice President & Associate General Counsel (Americas)

BARCLAYS BANK PLC, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ James King
Name:	James King
Title:	Senior Vice President

By:	/s/ Andrew Kjoller
Name:	Andrew Kjoller
Title:	Vice President

ING CAPITAL LLC, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Suba Pasumarti
Name:	Suba Pasumarti
Title:	Director

NATIXIS, NEW YORK BRANCH, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Amit Roy
Name:	Amit Roy
Title:	Director

By:	/s/ Richard Garcia
Name:	Richard Garcia
Title:	Senior Managing Director

MIZUHO CORPORATE BANK, LTD., as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Takuma Kanai
Name:	Takuma Kanai
Title:	Deputy General Manager

COMPASS BANK, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Senior Vice President

UNION BANK, N.A., as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Kevin M. Zitar
Name:	Kevin M. Zitar
Title:	Senior Vice President

LLOYDS TSB BANK PLC, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Robert V. Botschka
Name:	Robert V. Botschka
Title:	Senior Vice President Project Finance B122

By:	/s/ Anthony Porter
Name:	Anthony Porter
Title:	Managing Director Project Finance P037

GENERAL ELECTRIC CAPITAL CORPORATION, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Alta E. Yoh
Name:	Alta E. Yoh
Title:	Authorized Signatory

BNP PARIBAS, as Construction/Term Loan Lender and DSRA LC Issuing Bank and Revolving Loan Lender/Issuing Bank

By:	/s/ Ravina Advane
Name:	Ravina Advane
Title:	Director

By:	/s/ Brian A. Goldstein
Name:	Brian A. Goldstein
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Stuart Gibson
Name:	Stuart Gibson
Title:	Senior Vice President

UNICREDIT BANK AG, NEW YORK BRANCH, as Construction/Term Loan Lender and DSRA LC Issuing Bank

By:	/s/ Michael Terry
Name:	Michael Terry
Title:	Director

By:	/s/ Andrew B. Leon
Name:	Andrew B. Leon
Title:	Managing Director

SCHEDULES TO RUBY CREDIT AGREEMENT

SCHEDULE 2.01

LENDERS; COMMITMENTS

Construction/Term Loan Lender	Construction/Term Loan Commitment	DSRA LC Issuing Bank (Yes/No)

Banco Santander, S.A., New York Branch	$100,000,000	Yes

Bank of Montreal	$100,000,000	Yes

Credit Agricole Corporate and Investment Bank	$100,000,000	Yes

Société Générale	$100,000,000	Yes

The Bank of Nova Scotia	$100,000,000	Yes

The Royal Bank of Scotland	$100,000,000	Yes

UniCredit Bank AG, New York Branch	$100,000,000	Yes

Barclays Bank plc	$62,307,692	Yes

Bayerische Landesbank, New York Branch	$62,307,692	Yes

Compass Bank	$62,307,692	Yes

BNP Paribas	$37,307,696	Yes

Credit Suisse AG, Cayman Islands Branch	$62,307,692	Yes

DnB NOR Bank ASA	$62,307,692	Yes

General Electric Capital Corporation	$62,307,692	Yes

ING Capital LLC	$62,307,692	Yes

Lloyds TSB Bank plc	$62,307,692	Yes

Mizuho Corporate Bank, Ltd.	$62,307,692	Yes

Natixis, New York Branch	$62,307,692	Yes

Royal Bank of Canada	$62,307,692	Yes

Union Bank, N.A.	$62,307,692	Yes

Revolving Loan Lender/Issuing Bank	Revolving Loan Commitment
BNP Paribas	$25,000,000

SCHEDULE 3.01(a)

AMORTIZATION SCHEDULE

Date	Principal Payment	Date	Principal Payment
Initial Semi-Annual Payment Date	1.25%	7th Semi-Annual Payment Date	2.75%
2nd Semi-Annual Payment Date	1.25%	8th Semi-Annual Payment Date	2.75%
3rd Semi-Annual Payment Date	2.50%	9th Semi-Annual Payment Date	2.75%
4th Semi-Annual Payment Date	2.50%	10th Semi-Annual Payment Date	2.75%
5th Semi-Annual Payment Date	2.75%	11th Semi-Annual Payment Date	2.75%
6th Semi-Annual Payment Date	3.00%	12th Semi-Annual Payment Date	3.00%

All percentages in Schedules 3.01(a) and 3.01(b) are calculated as percentages of Total Secured Bank Debt.  For purposes of Schedules 3.01(a) and 3.01(b), “Total Secured Bank Debt” means, without regard to any repayments or prepayments, the difference between (a) $1,510,000,000 minus (b) the total amount by which the Commitments are permanently reduced in accordance in Section 2.07 (Termination or Reduction of Commitments) on or prior to the earlier of (i) the Completion Date and (ii) the date upon which all of the Construction/Term Loan Commitments have been utilized or terminated.

SCHEDULE 3.01(b)

TARGETED LOAN BALANCE

Date	Targeted Loan Balance Outstanding	Date	Targeted Loan Balance Outstanding
Initial Semi-Annual Payment Date	98.75%	7th Semi-Annual Payment Date	75.25%
2nd Semi-Annual Payment Date	97.50%	8th Semi-Annual Payment Date	69.50%
3rd Semi-Annual Payment Date	95.00%	9th Semi-Annual Payment Date	63.75%
4th Semi-Annual Payment Date	92.50%	10th Semi-Annual Payment Date	58.00%
5th Semi-Annual Payment Date	86.75%	11th Semi-Annual Payment Date	52.25%
6th Semi-Annual Payment Date	81.00%	12th Semi-Annual Payment Date	48.00%

SCHEDULE 11.11

NOTICE INFORMATION

I.	BORROWER RUBY PIPELINE, L.L.C.

	Address:	2 North Nevada Avenue Colorado Springs, CO 80944 Attention: Mark Minich
	Telephone:	(719) 520-4416
	Fax:	(719) 520-4415
	Email:	Mark.Minich@ElPaso.com

With a Copy to:

EL PASO CORPORATION

	Address:	1001 Louisiana Street Houston, Texas 77002 Attention: Sanjay Nayyar and Kelley Pruetz
	Telephone:	(713) 420-6423; (713) 420-3589
	Fax:	(713) 445-9197; (713) 420-2708
	Email:	Sanjay.Nayyar@ElPaso.com; Kelley.Pruetz@ElPaso.com

II.	ADMINISTRATIVE AGENT SOCIÉTÉ GÉNÉRALE, as Administrative Agent

	Address:	1221 Avenue of the Americas New York, NY 10020 Attention: Robert Preminger
	Telephone:	(212) 278-5703
	Fax:	(212) 278-6136
	Email:	robert.preminger@sgcib.com

III.	COMMON SECURITY TRUSTEE DEUTSCHE BANK TRUST COMPANY AMERICAS, as Common Security Trustee

	Address:	Deutsche Bank Trust Company Americas Trust & Securities Services 60 Wall Street, MS NYC60-2710 New York, New York 10005 Attn: Project Finance Deal Manager – Ruby
	Telephone:	212-250-7727
	Fax:	732-578-4636
	Email:	yana.kislenko@db.com; li.jiang@db.com

IV.	CONSTRUCTION/TERM LOAN LENDERS; ISSUING BANKS BANCO SANTANDER, S.A., NEW YORK BRANCH

	Address:	45 East 53rd Street New York, NY 10022 Attention: Nuno Andrade
	Telephone:	(212) 350-3684
	Fax:	(212) 407-4580
	Email:	nandrade@santander.us

BANK OF MONTREAL

Address:	700 Louisiana Street, Suite 4400 Houston, TX 77002 Attention: Kevin Utsey
Telephone:	(713) 546-9720
Fax:	(713) 223-4007
Email:	kevin.utsey@bmo.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

Address:	1301 Avenue of the Americas New York, NY 10019 Attention: Peter Manis
Telephone:	(212) 261-3887
Fax:	(917) 849-5455
Email:	peter.manis@ca-cib.com

SOCIÉTÉ GÉNÉRALE

Address:	1221 Avenue of the Americas New York, NY 10020 Attention: Robert Preminger
Telephone:	(212) 278-5703
Fax:	(212) 278-6136
Email:	robert.preminger@sgcib.com

THE BANK OF NOVA SCOTIA

Address:	Bank of Nova Scotia New York Agency c/o The Bank of Nova Scotia WBO Loan Operations 720 King Street West, 2nd Floor Toronto, Ontario M5V 2T3 Attention: US Loan Operations
Telephone:	(212) 225-5705
Fax:	(212) 225-5709
Email:	Mona_Nagpaul@scotiacapital.com

THE ROYAL BANK OF SCOTLAND PLC

Address:	600 Washington Boulevard Stamford, CT 06901 Attention: Sachin Kumar
Telephone:	(312) 338-7330
Fax:	(203) 873-5019
Email:	sachin.kumar.chavin@rbs.com

UNICREDIT BANK AG, NEW YORK BRANCH

Address:	150 East 42nd Street New York, NY 10017 Attention: Michael Terry
Telephone:	(212) 672-5940
Fax:	(212) 672-5516
Email:	michael.terry@us.unicreditgroup.eu

BARCLAYS BANK PLC

Address:	745 Seventh Avenue New York, NY 10019 Attention: Ann E. Sutton
Telephone:	(212) 526-1126
Fax:	(212) 526-5115
Email:	Ann.Sutton@barcap.com

BAYERISCHE LANDESBANK, NEW YORK BRANCH

Address:	560 Lexington Avenue New York, NY 10022 Attention: Andrew Kjoller
Telephone:	(212) 230-9128
Fax:	(212) 230-9117
Email:	akjoller@bayernlbny.com

COMPASS BANK

Address:	24 Greenway Plaza, Suite 1400A Houston, TX 77046 Attention: Greg Determann
Telephone:	(713) 993-8511
Fax:	(713)-499-8722
Email:	greg.determann@bbvacompass.com

BNP PARIBAS

Address:	787 Seventh Avenue, 3rd Floor New York, NY 10019 Attention: Ravina Advani
Telephone:	(212) 841-3953
Fax:	(212) 841-2555
Email:	ravina.advani@americas.bnpparibas.com

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

Address:	One Madison Avenue New York, NY 10010 Attention: Larcy Naval
Telephone:	(212) 325-9143
Fax:	(212) 322-2291
Email:	larcy.naval@credit-suisse.com

DNB NOR BANK ASA

Address:	333 Clay Street, Suite 3950 Houston, TX 77002 Attention: Kelton Glasscock
Telephone:	(832) 214-5803
Fax:	(832) 214-5839
Email:	kelton.glasscock@dnbnor.no

GENERAL ELECTRIC CAPITAL CORPORATION

Address:	800 Long Ridge Road Stamford, CT 06927 Attention: Denise Persau Tait
Telephone:	(203) 357-3319
Fax:	(203) 357-4897
Email:	denise.persau@ge.com

ING CAPITAL LLC

Address:	1325 Avenue of the Americas, 11th Floor New York, NY 10019 Attention: Subha Pasumarti
Telephone:	(646) 424-7769
Fax:	(646) 424-7484
Email:	subha.pasumarti@americas.ing.com

LLOYDS TSB BANK PLC

Address:	1095 Avenue of the Americas, 34th Floor New York, NY 10036 Attention: Abraham Asoli
Telephone:	(212) 827-3109
Fax:	(212) 930-5098
Email:	abraham.asoli@us.lloydsbanking.com

MIZUHO CORPORATE BANK, LTD.

Address:	1251 Avenue of the Americas New York, NY 10020 Attention: Monica Selden
Telephone:	(212) 282-3894
Fax:	(212) 282-3618
Email:	monica.selden@mizuhocbus.com

NATIXIS, NEW YORK BRANCH

Address:	9 West 57th Street, 35th Floor New York, NY 10019 Attention: Natixis, New York Branch, Project Finance Group
Telephone:	(212) 872-5123
Fax:	(212) 891-6119
Email:	amit.roy@us.natixis.com

ROYAL BANK OF CANADA

Address:	c/o RBC Capital Markets 3900 Williams Tower 2800 Post Oak Boulevard Attention: Jason York Houston, TX 77056
Telephone:	(713) 403-5679
Fax:	(713) 403-5624
Email:	jason.york@rbccm.com

UNION BANK, N.A.

Address:	445 South Figueroa Street, 15th Floor Los Angeles, CA 90017 Attention: Efrain Soto, Power & Utilities
Telephone:	(213) 236-5779
Fax:	(213) 236-4096
Email:	efrain.soto@unionbank.com

EXHIBITS FOR RUBY CREDIT AGREEMENT

EXHIBIT A
 TO CREDIT AGREEMENT

Definitions

"Administrative Agent" means Société Générale, not in its individual capacity, but solely as administrative agent for the Construction/Term Loan Lenders and the Issuing Banks hereunder, and each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 10.07 (Resignation or Removal of Administrative Agent).

"Advance" means each Borrowing (including any Construction/Term Loan Borrowing made on the Completion Date) and each DSRA LC Event and/or Working Capital LC Event (as applicable).

"Agent Parties" has the meaning provided in Section 11.11(j) (Notices and Other Communications).

"Aggregate Base Equity Contribution Cap" means the sum of the (i) Base Equity Contribution Cap under and as defined in the El Paso Base Equity and Contingent Support Agreement plus (ii) Base Equity Contribution Cap under and as defined in the GIP Base Equity Support Agreement.

"Aggregate Base Equity Payments" means, as of the applicable date of determination, the aggregate amount of Base Equity Payments made or caused to be made by the Sponsors under the Equity Support Agreements.

"Aggregate Construction/Term Loan Commitment" means ONE BILLION FOUR HUNDRED EIGHTY FIVE MILLION Dollars ($1,485,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments), and as the same may be further reduced by the aggregate stated amounts that are set forth in the written notices delivered by the Borrower to the Construction/Term Loan Lenders (in their capacities as DSRA LC Issuing Banks) on or after the In-Service Date as contemplated by the definition of DSRA Letter of Credit Commitment.

"Aggregate DSRA Letter of Credit Commitment" means, (i) from the Closing Date until (but excluding) the date on which the notices are delivered by the Borrower to the Construction/Term Loan Lenders (in their capacities as DSRA LC Issuing Banks) as contemplated by the definition of DSRA Letter of Credit Commitment, ZERO Dollars ($0), and (ii) from and after such date, SEVENTY TWO MILLION EIGHT HUNDRED SEVENTY FIVE THOUSAND Dollars ($72,875,000) as the same may be permanently reduced in accordance with Section 2.07 (Termination or Reduction of Commitments) and as shall be further permanently reduced following any voluntary or mandatory prepayment of the Construction/Term Loans such that, after giving effect to such reduction, the maximum amount of the Aggregate DSRA Letter of Credit Commitment equals the Credit Agreement Debt Service Reserve Requirement (less the Maximum Available Amount of all issued DSRA Letters of Credit less the amount of cash on deposit in the Credit Agreement Debt Service Reserve Account).

"Aggregate Revolving Loan Commitment" means TWENTY FIVE MILLION Dollars ($25,000,000), as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).

"Agreement" has the meaning provided in the Preamble.

"Amortization Schedule" means the amortization schedule set forth in Schedule 3.01(a).

"Applicable Margin" means (A) with respect to Construction/Term Loans, Revolving Loans and DSRA Letters of Credit Loans that are LIBO Loans, (i) from and including the Financial Close to and including the second (2nd) anniversary thereof, 3%, (ii) from the day following the second anniversary of the Financial Close to the fourth (4th) anniversary thereof, 3.25%, and (iii) from day following the fourth (4th) anniversary of the Financial Close to and including the Maturity Date or such later date until all of the Obligations have been paid in full, 4.25% (or, if the aggregate principal amount of the Senior Bonds issued by the Borrower in accordance with Section 2.5 (Replacement Debt) of the Common Terms Agreement is equal to or in excess of seven hundred million Dollars ($700,000,000), 3.75%), and (B) with respect to Construction/Term Loans, Revolving Loans and DSRA Letters of Credit Loans that are Base Rate Loans, (i) from and including the Financial Close to the second (2nd) anniversary thereof, 2%, (ii) from the day following the second anniversary of the Financial Close to the fourth (4th) anniversary thereof, 2.25%, and (iii) from day following the fourth (4th) anniversary of the Financial Close to and including the Maturity Date or such later date until all of the Obligations have been paid in full, 3.25% (or, if the aggregate principal amount of the Senior Bonds issued by the Borrower in accordance with Section 2.5 (Replacement Debt) of the Common Terms Agreement is equal to or in excess of seven hundred million Dollars ($700,000,000), 2.75%).

"Approved Fund" means, with respect to any Construction/Term Loan Lender or any Issuing Bank that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Construction/Term Loan Lender or Issuing Bank (as the case may be) or by an Affiliate of such investment advisor.

"Base Equity LCs" has the meaning provided in Section 1.01 (Definitions) of each of the Equity Support Agreements.

"Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%), (ii) the average rate of interest in effect for such day as publicly announced from time to time by the Documentation Agents (or their Affiliates) as their "prime rates" and (iii) LIBOR plus one percent (1%).  The "prime rates" are the rates set by the Documentation Agents (or their Affiliates) based upon various factors including their respective costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by the Documentation Agents (or their Affiliates) shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of ARTICLE II (Commitments and Borrowing) and ARTICLE III (Repayments, Prepayments, Interest and Fees).

"Borrower" has the meaning provided in the Preamble.

"Borrowing" means the incurrence of each Construction/Term Loan or Revolving Loan (except for Revolving Loans made pursuant to Section 2.04(g) (Working Capital Letters of Credit) made by the Construction/Term Loan Lenders or the Revolving Loan Lender/Issuing Bank (as applicable) on any single date.

"Borrowing Date" means, with respect to each Borrowing, the date on which funds are disbursed by the Construction/Term Loan Lenders or the Revolving Loan Lender/Issuing Bank, as applicable (or  the Administrative Agent on their behalf) to the Borrower in accordance with Section 2.06 (Borrowing of Loans).

"Borrowing Notice" means a Construction/Term Loan Borrowing Notice or Revolving Loan Borrowing Notice as the context requires.

"Change in Law" means (a) the adoption or introduction of any law, rule, directive, guideline, decision or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority charged with its interpretation or administration after the Financial Close or (c) compliance by any Construction/Term Loan Lender or Issuing Bank, by any lending office of such Construction/Term Loan Lender or Issuing Bank, or by such Construction/Term Loan Lender's or Issuing Bank's holding company, if any, with any written request, guideline, decision or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority charged with its interpretation or administration made or issued after the Closing Date.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commitment Fee" has the meaning provided in Section 3.16(c) (Fees).

"Commitments" means (i) with respect to each Construction/Term Loan Lender, such Construction/Term Loan Lender's Construction/Term Loan Commitment, (ii) with respect to the Revolving Loan Lender/Issuing Bank, the Revolving Loan Lender/Issuing Bank's Revolving Loan Commitment, and (iii) with respect to each DSRA LC Issuing Bank, such DSRA LC Issuing Bank's DSRA Letter of Credit Commitment.

"Common Terms Agreement" means that Common Terms Agreement, dated on or about the date hereof, by and among the Borrower, each Secured Debt Holder Group Representative and Secured Hedge Representative that is a party thereto, the Common Security Trustee and the Intercreditor Agent.

"Communications" has the meaning provided in Section 11.11(h) (Notices and Other Communications).

"Construction Account" has the meaning provided in the Accounts Agreement.

"Construction Status Report" means a report on the construction of the Project in substantially the form of Exhibit P.

"Construction/Term Loan Availability Period" shall mean the period commencing on the Financial Close and ending on the earlier to occur of (a) the Completion Date, (b) the Date Certain and (c) the date the Construction/Term Loan Lenders terminate their Construction/Term Loan Commitment upon the occurrence and during the continuance of an  Event of Default.

"Construction/Term Loan Borrowing" means each disbursement of Construction/Term Loans by the Construction/Term Loan Lenders (or the Administrative Agent on their behalf) to the Borrower in accordance with Section 2.06 (Borrowing of Loans) and Section 7.02 (Conditions to Each Construction/Term Loan Borrowing).

"Construction/Term Loan Borrowing Notice" means each request for Borrowing of Construction/Term Loans in the form of Exhibit J delivered in accordance with Section 2.05 (Notice of Borrowings).

"Construction/Term Loan Commitment" means, with respect to each Construction/Term Loan Lender, the commitment of such Construction/Term Loan Lender to make Construction/Term Loans, as set forth opposite the name of such Construction/Term Loan Lender in Schedule 2.01 as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments), and as the same may be further reduced by the stated amount that is set forth in the written notice delivered by the Borrower to such Construction/Term Loan Lender (in its capacity as DSRA LC Issuing Bank) on or after the In-Service Date as contemplated by the definition of DSRA Letter of Credit Commitment.

"Construction/Term Loan Commitment Percentage" means, as to any Construction/Term Loan Lender at any time, the percentage that such Construction/Term Loan Lender's Construction/Term Loan Commitment then constitutes of the Aggregate Construction/Term Loan Commitment.

"Construction/Term Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit B evidencing Construction/Term Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of each Construction/Term Loan Lender.

"Construction/Term Loan Lenders" means those construction/term loan lenders identified on Schedule 2.01 and each other Person that acquires the rights and obligations of any such Construction/Term Loan Lender pursuant to Section 11.04 (Assignments).

"Construction/Term Loans" has the meaning provided in Section 2.01(a) (Construction/Term Loans).

"Contingent Equity Reserve LCs" has the meaning provided in Section 1.01 (Definitions) of the El Paso Base Equity and Contingent Support Agreement.

"Credit Agreement Debt Service Reserve Requirement" means, as of a given date, the interest and principal payments on the Construction/Term Loans scheduled to be paid on or prior to the next Semi-Annual Payment Date.

"Credit Agreement Discharge Date" means the date on which (a) all outstanding Commitments shall have been terminated, (b) all amounts payable in respect of the Obligations shall have been paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no unsatisfied and unresolved claim has been made by the Credit Agreement Secured Parties), and (c) all Interest Rate Protection Agreements to which a Credit Agreement Interest Rate Protection Provider is a party has been terminated.

"Credit Agreement Interest Rate Protection Provider" means each Person (other than the Borrower) who is party to any Interest Rate Protection Agreement that is entered into pursuant to Section 7.15 (Interest Rate Protection Agreements) of the Common Terms Agreement in order to hedge the interest rate exposure with respect to the Construction/Term Loans.

"Credit Agreement Secured Parties" means the Construction/Term Loan Lenders, the Issuing Banks, the Administrative Agent, the Common Security Trustee, any Credit Agreement Interest Rate Protection Provider and each of their respective successors and permitted assigns.

"Default Rate" has the meaning provided in Section 3.08 (Post-Maturity Interest Rates; Default Interest Rates).

"Defaulting Lender" means a Construction/Term Loan Lender or Issuing Bank (as applicable) which (a) has defaulted in its obligations to fund Loans or otherwise failed comply with its obligations under Section 2.01 (Construction/Term Loans), Section 2.02 (Revolving Loans), Section 2.03 (DSRA Letters of Credit) or Section 2.04 (Working Capital Letters of Credit) unless such default or failure is no longer continuing or has been cured within three (3) Business Days after such default or failure, or (b) has notified the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01 (Construction/Term Loans), Section 2.02 (Revolving Loans), Section 2.03 (DSRA Letters of Credit) or Section 2.04 (Working Capital Letters of Credit).

"Documentation Agents" Banco Santander, S.A., New York Branch, Bank of Montreal, and SG Americas Securities, LLC, in each case, not in its individual capacity, but as documentation agent hereunder.

"DSRA LC Event" means the issuance of a DSRA Letter of Credit and any amendment, renewal or extension thereof.

"DSRA LC Issuing Banks" means those DSRA LC Issuing Banks identified on Schedule 2.01 and each other Person that acquires the rights and obligations of any such DSRA LC Issuing Bank pursuant to Section 11.04 (Assignments).

"DSRA LC Request" has the meaning provided in Section 2.03(d) (DSRA Letters of Credit).

"DSRA Letter of Credit" shall mean each letter of credit issued by each DSRA LC Issuing Bank pursuant to Section 2.03 (DSRA Letters of Credit).

"DSRA Letter of Credit Availability Fee" has the meaning provided in Section 3.16(a) (Fees).

"DSRA Letter of Credit Availability Period" means the period commencing on the In-Service Date and ending on the earlier to occur of (a) the Maturity Date, (b) the date upon which any Loans automatically convert to Non-Completion Loans pursuant to Section 4.01 (Non-Completion Loans; Generally) and (c) the date the DSRA LC Issuing Banks terminate their DSRA Letter of Credit Commitments upon the occurrence and during the continuance of an Event of Default.

"DSRA Letter of Credit Commitment"  means, with respect to each DSRA LC Issuing Bank, the commitment of such DSRA LC Issuing Bank to issue its DSRA Letters of Credit in the stated amount that is set forth in a written notice delivered by the Borrower to each of the DSRA LC Issuing Banks (with a copy to the Administrative Agent) on or after the In-Service Date (which amount shall be allocated pro rata across all DSRA LC Issuing Banks based upon the remaining undrawn Construction/Term Loan Commitment of each such DSRA LC Issuing Bank,  shall not be in excess of the remaining undrawn Construction/Term Loan Commitment of such DSRA LC Issuing Bank (in its capacity as Construction/Term Loan Lender) as of the date of such notice and which aggregate DSRA Letter of Credit Commitments of all such DSRA LC Issuing Banks shall not be in excess of the Aggregate DSRA Letter of Credit Commitment), as the same may be permanently reduced in accordance with Section 2.07 (Termination or Reduction of Commitments) and as shall be further permanently reduced pro rata following any voluntary or mandatory prepayment of the Construction/Term Loans such that, after giving effect to such reduction, the maximum amount of the aggregate of all DSRA Letter of Credit Commitments equals the Credit Agreement Debt Service Reserve Requirement (less the Maximum Available Amount of all issued DSRA Letters of Credit less the amount of cash on deposit in the Credit Agreement Debt Service Reserve Account).

"DSRA Letter of Credit Commitment Percentage" means, as to any DSRA LC Issuing Bank at any time, the percentage that such DSRA LC Issuing Bank's DSRA Letter of Credit Commitment then constitutes of the Aggregate DSRA Letter of Credit Commitment.

"DSRA Letter of Credit Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit D, evidencing DSRA Letter of Credit Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of each DSRA LC Issuing Bank.

"DSRA Letter of Credit Loans" has the meaning provided in Section 2.03(g) (DSRA Letters of Credit).

"Duration Fee" has the meaning provided in Section 3.16(d) (Fees).

"Eligible Assignee" means (a) any Construction/Term Loan Lender, (b), any Issuing Bank, and (c) an Affiliate of any Construction/Term Loan Lender or Issuing Bank (as applicable) and (d) any other Person (other than a natural person) approved by the Administrative Agent (not to be unreasonably withheld) (with the consent of the Borrower (not to be unreasonably withheld), unless a Default or Event of Default shall then be continuing); provided, that, notwithstanding the foregoing, Eligible Assignee shall not include any Defaulting Lender, Loan Party, any Sponsor, any Material Project Party or any Affiliate or Subsidiary thereof.

"Equity Proportionate Share" has the meaning provided in Section 1.01 (Definitions) of the El Paso Base Equity and Contingent Support Agreement.

"Excluded Covenants" means the following provisions of the Common Terms Agreement: (i) Section 7.3 (Compliance with Material Project Documents), but only to the extent that the Borrower’s failure to comply with such Section has not and could not reasonably be expected to have a Material Adverse Effect (without giving effect to any portion of the definition of “Material Adverse Effect” relating to the Project); (ii) Section 7.4(b) (Conduct of Business and Maintenance of Existence) to the extent relating to the construction and operation of the Project; (iii) Section 7.6(ii) (Compliance with Laws) to the extent the Necessary Project Approvals referred to in such Section relate to the construction, operation or maintenance of the Project; (iv) Section 7.8 (Insurance), but only to the extent the Project is insured under El Paso's corporate insurance program in a commercially reasonable acceptable manner (in terms of perils insured and level of insurance cover provided), (v) Section 7.9 (Operation and Maintenance of Properties); (vi) Section 7.12 (Construction and Completion of Project); (vii) Section 7.14 (Shipper Contracts); (viii) Section 7.17 (Operating Budget); (ix) Section 7.20 (Punchlist); (x) Section 8.1 (Suspension or Abandonment), but only to the extent that the Borrower’s failure to comply with such Section has not and could not reasonably be expected to have a Material Adverse Effect (without giving effect to any portion of the definition of “Material Adverse Effect” relating to the Project); (xi) Section 8.3 (Performance Tests and Liquidated Damages); (xii) Section 8.10 (Amendments to Material Project Documents; FERC Tariff), but only to the extent that the

Borrower’s failure to comply with such Section has not and could not reasonably be expected to have a Material Adverse Effect (without giving effect to any portion of the definition of “Material Adverse Effect” relating to the Project); (xiii) Section 8.11 (Execution and Assignment of Firm Transportation Service Agreements), but only to the extent that the Borrower’s failure to comply with such Section has not and could not reasonably be expected to have a Material Adverse Effect (without giving effect to any portion of the definition of “Material Adverse Effect” relating to the Project); (xiv) Section 8.17 (Change Orders and Assignments) but only to the extent that the Borrower’s failure to comply with such Section has not and could not reasonably be expected to have a Material Adverse Effect (without giving effect to any portion of the definition of “Material Adverse Effect” relating to the Project); (xv) Section 8.24 (Necessary Project Approvals) but only to the extent that the Borrower’s failure to comply with such Section has not and could not reasonably be expected to have a Material Adverse Effect (without giving effect to any portion of the definition of “Material Adverse Effect” relating to the Project); (xvi) Section 9.7 (Notice of In-Service and Completion Dates); (xvii) Section 9.12 (Operating Statements) and (xvi) Section 9.13 (Construction Progress Reports).

"Excluded Taxes" means, with respect to the Administrative Agent, any Construction/Term Loan Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder, (a) net income taxes or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Construction/Term Loan Lender or Issuing Bank (as applicable), in which its applicable lending office is located, (b) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b) (Obligation to Mitigate)), any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement or is attributable to such Non-U.S. Lender's failure or inability to comply (other than as a result of a Change in Law after the date hereof) with Section 5.06(e) (Foreign Lenders) or Section 5.04(b) (Obligation to Mitigate), except to the extent that such Non- U.S. Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.06(a) (Payment Free of Taxes) (for the avoidance of doubt, any such assignee Non-U.S. Lender shall comply with Section 5.06(e) (Foreign Lenders) to the extent it is legally entitled), or (c) any United States federal withholding tax that would not have been imposed but for a failure by such recipient (or any financial institution through which any payment is made to such recipient) to comply with the applicable requirements of Sections 1471 through 1474 of the Code, any Treasury regulation promulgated thereunder and any such law or published administrative guidance implementing such Sections.

"Expended Project Costs" has the meaning provided in Section 1.01 (Definitions) of the El Paso Base Equity and Contingent Support Agreement.

"Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

 "Fees" means, collectively, each of the fees payable by the Borrower for the account of any Construction/Term Loan Lender, any Issuing Bank or the Administrative Agent pursuant to Section 3.16 (Fees).

"Final Environmental Impact Statement" means the Final Environmental Impact Statement prepared by FERC and published January 8, 2010.

"Indebtedness Event of Default" means that a default occurs in the payment when due (subject to any applicable grace period) whether by acceleration or otherwise, of Indebtedness (other than the Obligations) of the Borrower and such default or failure is with respect to Indebtedness in an amount greater than or equal to ten million Dollars ($10,000,000) in the aggregate.

"Indemnified Taxes" means Taxes with respect to the Administrative Agent, the Common Security Trustee, the Issuing Banks, the Construction/Term Loan Lenders or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder other than Excluded Taxes and Other Taxes.

"Indemnitee" has the meaning provided in Section 11.08(a) (Indemnification by the Borrower).

"Information" has the meaning provided in Section 11.17 (Treatment of Certain Information; Confidentiality).

"Initial Advance" means the first Construction/Term Loan Borrowing.

"Initial Semi-Annual Payment Date" means the first June 30 or December 31 to occur at least six (6) calendar months following (i) the earlier to occur of (a) the In-Service Date and (b) the date upon which all of the Construction/Term Loan Commitments have been utilized or terminated, or (ii) in the case of Non-Completion Loans, the Date Certain.

"Interest Payment Date" has the meaning provided in Section 3.05(a) (Interest Payment Dates).

"Interest Period" means, with respect to any LIBO Loan, the period beginning on the date on which such LIBO Loan is made pursuant to Section 2.06(a) (Borrowing of Loans) or on the last day of the immediately preceding Interest Period therefor, as applicable, and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, in either case as the Borrower may select in the relevant Borrowing Notice or Interest Period Notice; provided, however, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different calendar month, in which case such Interest Period shall end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, (iii) no Interest Period may end later than the Maturity Date, and (iv) any Interest Period for a Loan which would otherwise end after the Maturity Date shall end on the Maturity Date.

"Interest Period Notice" means a notice in substantially the form attached hereto as Exhibit L, executed by an Authorized Officer of the Borrower.

"Interest Rate Protection Agreements" means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement with a Qualified Counterparty, in each case that is reasonably satisfactory to the Administrative Agent, is entered into in accordance with Section 7.15(a) (Interest Rate Protection Agreements) of the Common Terms Agreement, and is substantially in the form attached hereto as Exhibit T.

"Issuing Banks" means, collectively, each of the DSRA LC Issuing Banks and the Revolving Loan Lender/Issuing Bank, and each other Person that acquires the rights and obligations of any such Issuing Bank pursuant to Section 11.04 (Assignments).

"Joint Lead Arranger" means Banco Santander, S.A., New York Branch, Bank of Montreal, Credit Agricole Corporate, RBS Securities Inc., SG Americas Securities, LLC, The Bank of Nova Scotia, and UniCredit Bank AG, New York Branch, in each case, not in its individual capacity, but as joint lead arranger hereunder and any successors and permitted assigns.

"Joint Lead Bookrunner" means Banco Santander, S.A., New York Branch,

Bank of Montreal, Credit Agricole Corporate, RBS Securities Inc., SG Americas Securities, LLC, The Bank of Nova Scotia, and UniCredit Bank AG, New York Branch,  in each case, not in its individual capacity, but as joint lead bookrunner hereunder and any successors and permitted assigns.

"Letter of Credit" means either a DSRA Letter of Credit or Working Capital Letter of Credit, as the context requires.

"Lender Assignment Agreement" means a Lender Assignment Agreement, substantially in the form of Exhibit S.

"LIBO Loan" means any Loan bearing interest at a rate determined by reference to LIBOR and the provisions of ARTICLE II (Commitments and Borrowing) and ARTICLE III (Repayments, Prepayments, Interest and Fees).

"LIBOR" means, for any Interest Period for any LIBO Loan the rate per annum equal to (i) the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (ii) if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service is not available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the average rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Documentation Agents (or their Affiliates) to major banks in the London interbank LIBO market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

"Loans" means, collectively, the Construction/Term Loans, DSRA Letter of Credit Loans, Revolving Loans and Non-Completion Loans.

"Maturity Date" means June 30, 2017, or in the case of Non-Completion Loans, the Non-Completion Maturity Date.

"Maximum Available Amount" means, with respect to (i) any DSRA Letter of Credit at any time, the undrawn portion of the Stated Amount of such DSRA Letter of Credit, and (ii) any Working Capital Letter of Credit at any time, the undrawn portion of the Stated Amount of such Working Capital Letter of Credit.

"Maximum Rate" has the meaning provided in Section 11.09 (Interest Rate Limitation).

"Minority Required Banks" means at any time, the Construction/Term Loan Lenders and Issuing Banks holding in excess of thirty-three percent (33.00%) of the sum of (a) the aggregate undisbursed Commitments plus (b) the then aggregate outstanding principal amount of the Loans and the Maximum Available Amount of any outstanding DSRA Letters of Credit and Working Capital Letter of Credit (excluding in each such case any Construction/Term Loan Lender or Issuing Bank (as applicable) that is a Loan Party, a Sponsor, a Material Project Party, or an Affiliate or Subsidiary thereof, and each Commitment and any outstanding principal amount of any Loan of any such Construction/Term Loan Lender or Issuing Bank); provided, that the undisbursed Commitment of, and the portion of the outstanding principal amount of the Loans held or deemed to be held by, any Defaulting Lender shall be excluded for the purposes of making a determination of Minority Required Banks.

"Non-Completion Applicable Margin" means (A) with respect to Non-Completion Loans that are LIBO Loans, from and including the Date Certain to the Non-Completion Maturity Date, 5.0%, and (B) with respect to Non-Completion Loans that are Base Rate Loans, from and including the Date Certain to the Non-Completion Maturity Date, 4.0%.

"Non-Completion Loans" has the meaning provided in Section 4.01 (Non-Completion Loans; Generally).

"Non-Completion Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit E, evidencing Non-Completion Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of each Construction/Term Loan Lender and Issuing Bank (as applicable).

"Non-Completion Maturity Date" means the third (3rd) anniversary of the Date Certain.

"Non-U.S. Lender" has the meaning provided in Section 5.06(e) (Foreign Lenders).

"Notes" means the Construction/Term Loan Notes, the DSRA Letter of Credit Loan Notes, the Revolving Loan Notes and the Non-Completion Loan Notes, including any promissory notes issued by the Borrower in connection with assignments of any Loan of the Construction/Term Loan Lenders or the Issuing Banks (as applicable), as they may be amended, restated, supplemented or otherwise modified from time to time.

"Obligations" means, collectively, (a) all Indebtedness, Loans, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of the Financing Documents (excluding any Secured Debt Instrument other than the Credit Agreement)), DSRA Letter of Credit and Working Capital Letter of Credit reimbursement obligations, and all other obligations, howsoever arising (including Guarantee obligations), owed by Borrower to the Credit Agreement Secured Parties (or any of them) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Financing Documents (excluding any Secured Debt Instrument other than the Credit Agreement), (b) any and all sums reasonably advanced by Administrative Agent in order to preserve the Collateral or preserve the security interest of the Credit Agreement Secured Parties in the Collateral (including, but without duplication of Borrower's Obligation to repay the same, amounts described in the last sentence of the definition of Operation and Maintenance Expenses) and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing and the Loans have been accelerated pursuant to Section 9.02 (Acceleration Upon Bankruptcy) or Section 9.03 (Acceleration Upon Other Event of Default), the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Construction/Term Loan Lenders and the Issuing Banks (as applicable) of their rights under the Security Documents, together with any necessary attorneys' fees and court costs.

"Operating Account" has the meaning provided in the Accounts Agreement.

"Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document.

"Participant" has the meaning provided in Section 11.04(d) (Assignments).

"Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

"Permitted Completion Amount" means a sum equal to an amount certified by the Borrower and the Independent Engineer on the Completion Date and approved by the Administrative Agent (acting reasonably) as necessary to pay one hundred ten percent (110%) of the Permitted Completion Costs.

"Permitted Completion Costs" means unpaid Project Costs (including Project Costs not included in the Construction Budget delivered on the Financial Close) reasonably anticipated to be required for the Project to pay all remaining costs associated with outstanding Punchlist work, retainage, fuel incentive payments and other costs required under the Construction Contracts.

"Platform" has the meaning provided in Section 11.11(i) (Notices and Other Communications).

"Professional Services Agreement" means the Professional Services Agreement, dated July 27, 2009, among R.W. Beck, Inc. and Borrower.

"Project Schedule" has the meaning provided in Section 7.01(n) (Project Schedule).

"Register" has the meaning provided in Section 2.06(g) (Borrowing of Loans).

"Required Banks" means at any time, the Construction/Term Loan Lenders and Issuing Banks holding in excess of fifty percent (50.00%) of the sum of (a) the aggregate undisbursed Commitments plus (b) the then aggregate outstanding principal amount of the Loans and the Maximum Available Amount of any outstanding DSRA Letters of Credit and Working Capital Letter of Credit (excluding in each such case any Construction/Term Loan Lender or Issuing Bank (as applicable) that is a Loan Party, a Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Commitment and any outstanding principal amount of any Loan of any such Construction/Term Loan Lender or Issuing Bank); provided, that, the undisbursed Commitment of, and the portion of the outstanding principal amount of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Banks.

"Revenue Account" has the meaning provided in the Accounts Agreement.

"Revolving Loan Availability Period" means the period commencing on the In-Service Date and ending on the earlier to occur of (a) the Maturity Date, (b) the date upon which any Loans automatically convert to Non-Completion Loans pursuant to Section 4.01 (Non-Completion Loans; Generally) and (c) the date the Revolving Loan Lender/Issuing Bank terminates its Revolving Loan Commitment upon the occurrence and during the continuance of an  Event of Default.

"Revolving Loan Borrowing" means each disbursement of Revolving Loans (except as provided in Section 2.04(g) (Working Capital Letters of Credit)) by the Revolving Loan Lender/Issuing Bank (or the Administrative Agent on their behalf) to the Borrower in accordance with Section 2.06 (Borrowing of Loans) and Section 7.03 (Conditions to Each Revolving Loan Borrowing).

"Revolving Loan Borrowing Notice" means each request for Borrowing of Revolving Loans in the form of Exhibit K delivered in accordance with Section 2.05 (Notice of Borrowings).

"Revolving Loan Commitment" means, with respect to the Revolving Loan Lender/Issuing Bank, the commitment of the Revolving Loan Lender/Issuing Bank to make Revolving Loans and to issue Working Capital Letters of Credit, as set forth opposite the name of the Revolving Loan Lender/Issuing Bank in Schedule 2.01, as the same may be reduced in accordance with Section 2.07 (Termination or Reduction of Commitments).

"Revolving Loan Commitment Percentage" means, as to the Revolving Loan Lender/Issuing Bank at any time, the percentage that the Revolving Loan Lender/Issuing Bank's Revolving Loan Commitment then constitutes of the Aggregate Revolving Loan Commitment.

"Revolving Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit C evidencing Revolving Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of the Revolving Loan Lender/Issuing Bank.

"Revolving Loans" has the meaning provided in Section 2.02(a) (Revolving Loans).

"Revolving Loan Lenders/Issuing Bank" means the revolving loan lender/issuing bank identified on Schedule 2.01 and each other Person that acquires the rights and obligations of any the Revolving Loan Lender/Issuing Bank pursuant to Section 11.04 (Assignments).

"Semi-Annual Payment Date" means the Initial Semi-Annual Payment Date and each June 30 and December 31 thereafter.

"Special Majority Banks" means at any time, the Construction/Term Loan Lenders and Issuing Banks holding in excess of seventy-five percent (75.00%) of the sum of (a) the aggregate undisbursed Commitments plus (b) the then aggregate outstanding principal amount of the Loans and the Maximum Available Amount of any outstanding DSRA Letters of Credit and Working Capital Letter of Credit (excluding in each such case any Construction/Term Loan Lender or Issuing Bank (as applicable) that is a Loan Party, a Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Commitment and any outstanding principal amount of any Loan of any such Construction/Term Loan Lender or Issuing Bank); provided, that, the undisbursed Commitment of, and the portion of the outstanding principal amount of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Special Majority Banks.

"Stated Amount" has the meaning specified for such term or similar term in any DSRA Letter of Credit and/or Working Capital Letter of Credit (as the case may be), as such amount may be reduced from time to time pursuant to the terms of such DSRA Letter of Credit and/or Working Capital Letter of Credit (as the case may be).

"Supermajority Banks" means at any time, Construction/Term Loan Lenders and DSRA LC Issuing Banks holding in excess of sixty-six and two-thirds percent (66 2/3%) of the sum of (a) the aggregate undisbursed Commitments (other than the Revolving Loan Commitments) plus (b) the then aggregate outstanding principal amount of the Construction/Term Loans and DSRA Letter of Credit Loans and the Maximum Available Amount of any outstanding DSRA Letters of Credit (excluding in each such case any Construction/Term Loan Lender or DSRA LC Issuing Bank (as applicable) that is a Loan Party, a Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Commitment and any outstanding principal amount of any Loan of any such Construction/Term Loan Lender or DSRA LC Issuing Bank); provided, that, the undisbursed Commitment of, and the portion of the outstanding principal amount of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Banks.

"Supermajority DSRA LC Issuing Banks" means at any time, DSRA LC Issuing Banks holding in excess of sixty-six and two-thirds percent (66 2/3%) of the sum of (a) the aggregate undisbursed DSRA Letter of Credit Commitment plus (b) the then aggregate outstanding principal amount of the DSRA Letter of Credit Loans and the Maximum Available Amount of any outstanding DSRA Letters of Credit (excluding in each such case any DSRA LC Issuing Bank that is a Loan Party, a Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each DSRA Letter of Credit Commitment and any outstanding principal amount of any DSRA Letter of Credit Loan of any such DSRA LC Issuing Bank); provided, that, the undisbursed DSRA Letter of Credit Commitment of, and the portion of the outstanding principal amount of the DSRA Letter of Credit Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority DSRA LC Issuing Banks.

"Syndication Agents" mean Credit Agricole Corporate, RBS Securities Inc., and The Bank of Nova Scotia,  in each case, not in its individual capacity, but as syndication agent hereunder.

"Targeted Loan Balance" means, as of any applicable date, the corresponding percentage set forth opposite each such date in Schedule 3.01(b).

"Trade Date" has the meaning provided in Section 11.04(b) (Assignments).

"Unicredit Cash Collateral Agreement" means that Cash Collateral Agreement, to be entered into on or prior to the date of Financial Close, among the Borrower, Unicredit, and El Paso, and which is substantially in the form of Exhibit E to the Unicredit Agreement.

"United States Person" means a "United States person" as defined in Section 7701(a)(30) of the Code.

"Working Capital LC Event" means the issuance of a Working Capital Letter of Credit and any amendment, renewal or extension thereof.

"Working Capital LC Request" has the meaning provided in Section 2.04(d) (Working Capital Letters of Credit).

"Working Capital Letter of Credit" shall mean the letter of credit issued by the Revolving Loan Lender/Issuing Bank pursuant to Section 2.04 (Working Capital Letters of Credit).

"Working Capital Letter of Credit Availability Fee" has the meaning provided in Section 3.16(b) (Fees).

EXHIBIT B
to Credit Agreement

FORM OF CONSTRUCTION/TERM LOAN NOTE

Delivered pursuant to Section 2.06(i) of the Credit Agreement

$[________] New York, New York

 _______, 20__

For value received, the undersigned RUBY PIPELINE, L.L.C., a Delaware limited liability company (the “Borrower”) promises to pay to [______] (the “Lender”), care of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lender (the “Administrative Agent”), by wire transfer to [describe Administrative Agent account] or by such other method as directed by Administrative Agent in writing to Borrower, in lawful money of the United States of America and in immediately available funds, (a) the principal amount of [_____] DOLLARS ($[____]), or if less, the aggregate unpaid and outstanding principal amount of the Construction/Term Loans advanced (or deemed to be advanced) by the Lender to Borrower pursuant to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Borrower, the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time and the Revolving Loan Lender/Issuing Bank party thereto from time to time and (b) all other Obligations owed by Borrower to the Lender pursuant to the Credit Agreement, without duplication of any such amounts owed under any other Note.

This is one of the Construction/Term Loan Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof.  Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement, or if not defined therein, the Common Terms Agreement.

This Construction/Term Loan Note is made in connection with and is secured by, among other instruments, the Security Documents.  Reference is hereby made to the Common Terms Agreement, Intercreditor Agreement, Credit Agreement and Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the other parties thereto and the rights of the holder of this Construction/Term Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this Construction/Term Loan Note, the date and amount of each Construction/Term Loan advanced (or deemed to be advanced) by the Lender pursuant to the Credit Agreement and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted.  Borrower further authorizes the Lender to attach to and make a part of this Construction/Term Loan Note continuations of the schedule attached hereto as necessary.  No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Construction/Term Loans advanced (or deemed to be advanced) by the Lender pursuant to the Credit Agreement, or the other obligations of Borrower hereunder or under the Credit Agreement.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) from time to time at the applicable rates of interest and at the times set forth in the Credit Agreement.

If any payment on this Construction/Term Loan Note becomes due and payable on a date that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of Interest Period set forth in the Credit Agreement with respect to LIBO Loans) be made on the immediately succeeding Business Day in accordance with the Credit Agreement.

Upon the occurrence and during the continuance of any one or more Events of Default, all amounts then remaining unpaid on this Construction/Term Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and, except as specifically required under the Credit Agreement, no notices of any kind or nature, including without limitation notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, shall be required in connection therewith, all of which are expressly waived by Borrower.

Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Credit Agreement Secured Parties (including all fees, costs and expenses of counsel), in connection with the enforcement or protection of their rights in connection with this Construction/Term Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

This Construction/Term Loan Note, or any participation herein, may be assigned by the Lender only in accordance with the Credit Agreement.

The terms of this Construction/Term Loan Note are subject to amendment only in the manner provided in the Common Terms Agreement, Intercreditor Agreement and Credit Agreement.

THIS CONSTRUCTION/TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

RUBY PIPELINE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Date	Advance or Deemed Advance	Prepayment or Repayment	Outstanding Balance

EXHIBIT C
to Credit Agreement

FORM OF REVOLVING LOAN NOTE

Delivered pursuant to Section 2.06(i) of the Credit Agreement

$[_______] New York, New York

 ________, 20__

For value received, the undersigned RUBY PIPELINE, L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay to [_______] (the “Lender”), care of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lender (the “Administrative Agent”), by wire transfer to [describe Administrative Agent account] or by such other method as directed by Administrative Agent in writing to Borrower, in lawful money of the United States of America and in immediately available funds, (a) the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000), or if less, the aggregate unpaid and outstanding principal amount of the Revolving Loans advanced (or deemed to be advanced) by the Lender to Borrower pursuant to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Borrower, the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time and the Revolving Loan Lender/Issuing Bank party thereto from time to time and (b) all other Obligations owed by Borrower to the Lender pursuant to the Credit Agreement, without duplication of any such amounts owed under any other Note.

This is one of the Revolving Loan Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof.  Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement, or if not defined therein, the Common Terms Agreement.

This Revolving Loan Note is made in connection with and is secured by, among other instruments, the Security Documents.  Reference is hereby made to the Common Terms Agreement, Intercreditor Agreement, Credit Agreement and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the other parties thereto and the rights of the holder of this Revolving Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this Revolving Loan Note, the date and amount of each Revolving Loan advanced (or deemed to be advanced) by the Lender pursuant to the Credit Agreement and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted.  Borrower further authorizes the Lender to attach to and make a part of this Revolving Loan Note continuations of the schedule attached hereto as necessary.  No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Revolving Loans advanced (or deemed to be advanced) by the Lender pursuant to the Credit Agreement, or the other obligations of Borrower hereunder or under the Credit Agreement.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) from time to time at the applicable rates of interest and at the times set forth in the Credit Agreement.

If any payment on this Revolving Loan Note becomes due and payable on a date which is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of Interest Period set forth in the Credit Agreement with respect to LIBO Loans) be made on the immediately succeeding Business Day in accordance with the Credit Agreement.

Upon the occurrence and during the continuance of any one or more Events of Default, all amounts then remaining unpaid on this Revolving Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and, except as specifically required under the Credit Agreement, no notices of any kind or nature, including without limitation notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, shall be required in connection therewith, all of which are expressly waived by Borrower.

Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Credit Agreement Secured Parties (including all fees, costs and expenses of counsel), in connection with the enforcement or protection of their rights in connection with this Revolving Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

This Revolving Loan Note, or any participation herein, may be assigned by the Lender only in accordance with the Credit Agreement.

The terms of this Revolving Loan Note are subject to amendment only in the manner provided in the Common Terms Agreement, Intercreditor Agreement and Credit Agreement.

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

RUBY PIPELINE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Date	Advance or Deemed Advance	Prepayment or Repayment	Outstanding Balance

EXHIBIT D
to Credit Agreement

FORM OF DSRA LETTER OF CREDIT LOAN NOTE

Delivered pursuant to Sections 2.06(i) of the Credit Agreement

$[_______] New York, New York

 ________, 20__

For value received, the undersigned RUBY PIPELINE, L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay to [_______] (the “Lender”), care of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lender (the “Administrative Agent”), by wire transfer to [describe Administrative Agent account] or by such other method as directed by Administrative Agent in writing to Borrower, in lawful money of the United States of America and in immediately available funds, (a) the principal amount of [____] DOLLARS ($[_____]), or if less, the aggregate unpaid and outstanding principal amount of the DSRA Letter of Credit Loans deemed to be advanced by the Lender to Borrower pursuant to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Borrower, the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time and the Revolving Loan Lender/Issuing Bank party thereto from time to time and (b) all other Obligations owed by Borrower to the Lender pursuant to the Credit Agreement, without duplication of any such amounts owed under any other Note.

This is one of the DSRA Letter of Credit Loan Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof.  Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement, or if not defined therein, the Common Terms Agreement.

This DSRA Letter of Credit Loan Note is made in connection with and is secured by, among other instruments, the Security Documents.  Reference is hereby made to the Common Terms Agreement, Intercreditor Agreement, Credit Agreement and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the other parties thereto and the rights of the holder of this DSRA Letter of Credit Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this DSRA Letter of Credit Loan Note, the date and amount of each DSRA Letter of Credit Loan deemed to be advanced by the Lender pursuant to the Credit Agreement and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted.  Borrower further authorizes the Lender to attach to and make a part of this DSRA Letter of Credit Loan Note continuations of the schedule attached hereto as necessary.  No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the DSRA Letter of Credit Loans deemed to be advanced by the Lender pursuant to the Credit Agreement, or the other obligations of the Borrower hereunder or under the Credit Agreement.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) from time to time at the applicable rates of interest and at the times set forth in the Credit Agreement.

If any payment on this DSRA Letter of Credit Loan Note becomes due and payable on a date which is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of Interest Period set forth in the Credit Agreement with respect to LIBO Loans) be made on the immediately succeeding Business Day in accordance with the Credit Agreement.

Upon the occurrence and during the continuance of any one or more Events of Default, all amounts then remaining unpaid on this DSRA Letter of Credit Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and, except as specifically required under the Credit Agreement, no notices of any kind or nature, including without limitation notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, shall be required in connection therewith, all of which are expressly waived by Borrower.

Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Credit Agreement Secured Parties (including all fees, costs and expenses of counsel), in connection with the enforcement or protection of their rights in connection with this DSRA Letter of Credit Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

This DSRA Letter of Credit Loan Note, or any participation herein, may be assigned by the Lender only in accordance with the Credit Agreement.

The terms of this DSRA Letter of Credit Loan Note are subject to amendment only in the manner provided in the Common Terms Agreement, Intercreditor Agreement and Credit Agreement.

THIS DSRA LETTER OF CREDIT LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

RUBY PIPELINE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Date	Deemed Advance	Prepayment or Repayment	Outstanding Balance

EXHIBIT E
to Credit Agreement

FORM OF NON-COMPLETION LOAN NOTE

Delivered pursuant to Sections 2.06(i) of the Credit Agreement

$[_______] New York, New York

 ________, 20__

For value received, the undersigned RUBY PIPELINE, L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay to [_______] (the “Lender”), care of SOCIÉTÉ GÉNÉRALE, as Administrative Agent for the Lender (the “Administrative Agent”), by wire transfer to [describe Administrative Agent account] or by such other method as directed by Administrative Agent in writing to Borrower, in lawful money of the United States of America and in immediately available funds, (a) the principal amount of [____] DOLLARS ($[_____]), or if less, the aggregate unpaid and outstanding principal amount of the Non-Completion Loans deemed to be advanced by the Lender to Borrower pursuant to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Borrower, the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time and the Revolving Loan Lender/Issuing Bank party thereto from time to time and (b) all other Obligations owed by Borrower to the Lender pursuant to the Credit Agreement, without duplication of any such amounts owed under any other Note.

This is one of the Non-Completion Loan Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof.  Capitalized terms used and not defined herein shall have the meanings set forth in the Credit Agreement, or if not defined therein, the Common Terms Agreement.

This Non-Completion Loan Note is made in connection with and is secured by, among other instruments, the Security Documents and is entitled to the benefits of the El Paso Non-Completion Loan Guaranty.  Reference is hereby made to the Common Terms Agreement, Intercreditor Agreement, Credit Agreement, the El Paso Non-Completion Loan Guaranty and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower, El Paso and the other parties thereto and the rights of the holder of this Non-Completion Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this Non-Completion Loan Note, the date and amount of each Non-Completion Loan deemed to be advanced by the Lender pursuant to the Credit Agreement and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted.  Borrower further authorizes the Lender to attach to and make a part of this Non-Completion Loan Note continuations of the schedule attached hereto as necessary.  No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Non-Completion Loans deemed to be advanced by the Lender pursuant to the Credit Agreement, or the other obligations of the Borrower hereunder or under the Credit Agreement.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) from time to time at the applicable rates of interest and at the times set forth in the Credit Agreement.

If any payment on this Non-Completion Loan Note becomes due and payable on a date which is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of Interest Period set forth in the Credit Agreement with respect to LIBO Loans) be made on the immediately succeeding Business Day in accordance with the Credit Agreement.

Upon the occurrence and during the continuance of any one or more Events of Default, all amounts then remaining unpaid on this Non-Completion Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and, except as specifically required under the Credit Agreement, no notices of any kind or nature, including without limitation notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, shall be required in connection therewith, all of which are expressly waived by Borrower.

Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Credit Agreement Secured Parties (including all fees, costs and expenses of counsel), in connection with the enforcement or protection of their rights in connection with this Non-Completion Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

This Non-Completion Loan Note, or any participation herein, may be assigned by the Lender only in accordance with the Credit Agreement.

The terms of this Non-Completion Loan Note are subject to amendment only in the manner provided in the Common Terms Agreement, Intercreditor Agreement and Credit Agreement.

THIS NON-COMPLETION LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

RUBY PIPELINE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Date	Deemed Advance	Prepayment or Repayment	Outstanding Balance

EXHIBIT F
to Credit Agreement

FORM OF DSRA LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. [_________]

[________, 20__]

Letter of Credit No.[____________]

Deutsche Bank Trust Company Americas, as Common Security Trustee

Trust & Securities Services

60 Wall Street, MS NYC60-2710

New York, New York 10005

Attn:  Project Finance Deal Manager – Ruby

Ladies/Gentlemen:

1.           Maximum Amount.  We, [_____________________] (the “Issuing Bank”), hereby issue this Irrevocable Standby Letter of Credit No.[_________] (as mutually amended or otherwise modified from time to time, this “Letter of Credit”) in favor of you, Deutsche Bank Trust Company Americas, as Common Security Trustee under the Common Terms Agreement (together with its successors and permitted assigns, the “Beneficiary”), for the account of Ruby Pipeline, L.L.C. (the “Account Party”).  The maximum amount available under this Letter of Credit is [______________] Dollars (U.S. $[______________]) (such amount, as may be reduced by the terms hereof, the “Stated Amount”).  This Letter of Credit is issued as a “DSRA Letter of Credit” pursuant to the Credit Agreement dated as of May 3, 2010, by and among Account Party, the Administrative Agent, the Beneficiary, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time and the Revolving Loan Lender/Issuing Bank party thereto from time to time (as amended, modified and supplemented from time to time, collectively, the “Credit Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement or, if not defined therein, the Common Terms Agreement.

2.           Term.  This Letter of Credit is effective immediately and expires at the close of banking business at our office location in New York, New York set forth in Section 10 below on the earlier to occur of (i) the expiration of the DSRA Letter of Credit Availability Period and (ii) [insert a date in compliance with Section 2.03(d)(i) of the Credit Agreement] (such date, the “Expiration Date”).

3.           Drawing Documentation

(a)           Sight Draft.  Funds under this Letter of Credit are available to you against your sight draft drawn on us, in the form of Annex A hereto and presented to us by hand delivery or guaranteed overnight delivery service.  Such sight draft shall have all blanks appropriately filled in and shall be on the Beneficiary’s letterhead.

(b)           Drawing Certificate.  The sight draft shall be accompanied by your drawing certificate in the form of Annex B hereto.  Such certificate shall have all blanks appropriately filled in and shall be signed by your authorized officer, and such certificate shall be on the Beneficiary’s letterhead.

(c)           Original Letter of Credit.  A sight draft for the entire Stated Amount under this Letter of Credit shall be accompanied by the drawing certificate referred to in Section 3(b) above and the original of this Letter of Credit.

4.           Drawing Procedures

(a)           Generally.  The Issuing Bank hereby agrees with you that (i) if a draft is delivered in compliance with the terms of this Letter of Credit by 10:30 a.m. (Eastern Standard Time), on a Business Day (as hereinafter defined) on or before the Expiration Date, such draft will be duly honored by 5:00 p.m. (Eastern Standard Time) on the same Business Day; and (ii) if a draft is delivered in compliance with the terms of this Letter of Credit after 10:30 a.m. (Eastern Standard Time), on a Business Day on or before the Expiration Date, such draft will be duly honored by 5:00 p.m. (Eastern Standard Time) on the following Business Day; provided that all such documents conform in all respects to the terms and conditions hereof.

(b)           Payments.  The Issuing Bank shall pay the drawing under this Letter of Credit with its own funds.  Payment for such drawing shall be made by the Issuing Bank by immediately available funds as specified in the drawing certificate delivered in accordance with Section 3 hereof.  The payment hereunder shall be made free and clear of, and without deduction for or on account of, any present or future taxes, duties, charges, fees, deductions or withholdings of any nature and by whomsoever imposed, including from the Issuing Bank.

(c)           Business Day.  As used in this Letter of Credit, the term “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks in the State of New York are authorized or required to be closed, and a day on which payments can be effected on the Fedwire system.

5.           Partial and Multiple Drawings.  Partial and multiple drawings under this Letter of Credit are allowed, provided that the amount of such drawing does not exceed the Stated Amount available to be drawn under this Letter of Credit at the time of such drawing.  The Stated Amount available for drawing under this Letter of Credit shall be automatically reduced by the amount of any drawing hereunder.

6.           Reduction of Commitments.  The Stated Amount available for drawing under this Letter of Credit shall be reduced pro rata (across all DSRA Letters of Credit) upon any voluntary or mandatory prepayment of the Construction/Term Loans such that, after giving effect to such reduction, the then current aggregate Stated Amount of this Letter of Credit, together with the then current Stated Amount of all DSRA Letters of Credit, equals the Credit Agreement Debt Service Reserve Requirement (less sum of the remaining unutilized Aggregate DSRA Letter of Credit Commitment and the amount of cash on deposit in the Credit Agreement Debt Service Reserve Account).  Such reduction in the Stated Amount shall be calculated by the Borrower pursuant to Section 8.01 of the Credit Agreement and be referenced in a commitment reduction notice from the Borrower that is countersigned by the Administrative Agent in the form of Annex C hereto.

7.           Assignment.  This Letter of Credit may be transferred and assigned only to an assignee of all of Beneficiary’s right, title and interest as permitted under the Common Terms Agreement and the other Financing Documents.  Upon receipt by the Issuing Bank at the address for presentation of the drawing documents set forth in Section 3(a) above of a certificate, signed by the Beneficiary, the Account Party and by such assignee, in the form of Annex D hereto then, in such case, we will, upon surrender the original of this Letter of Credit, transfer this Letter of Credit to such assignee, and such assignee, instead of Beneficiary, shall, without necessity of further act, be entitled to all the benefits of, and rights under, this Letter of Credit in Beneficiary’s place.  Upon assignment of the Issuing Bank’s rights and obligations under the Credit Agreement in accordance with Section 11.04 thereof, the Issuing Bank may replace this Letter of Credit with a replacement DSRA Letter of Credit issued by the applicable Eligible Assignee with a stated amount equal to the Stated Amount as of the effective date of such assignment (an “Assignee Letter of Credit”).

8.           Termination and Surrender.  Upon the Expiration Date or the receipt by the Beneficiary of an Assignee Letter of Credit, the original of this Letter of Credit shall promptly be surrendered by the Beneficiary to the Issuing Bank.  However, notwithstanding the surrender of or failure to surrender the original of this Letter of Credit, this Letter of Credit shall expire and cease to be valid at the close of banking business on the Expiration Date.

9.           Governing Law.  This Letter of Credit, except as otherwise expressly stated herein, is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (1998) (“ISP98”), and shall, as to matters not governed by ISP98, be governed and construed in accordance with the laws of the State of New York and applicable U.S. federal law.

10.           Notices.  Communications with respect to this Letter of Credit shall be in writing and shall be addressed as follows:

Issuing Bank:	[_____________________ ______________________ ______________________ Attn: _________________ Facsimile Number: (___) ___-_____]
Beneficiary:	Deutsche Bank Trust Company Americas Trust & Securities Services 60 Wall Street, MS NYC60-2710 New York, New York 10005 Attn: Project Finance Deal Manager – Ruby Facsimile Number: (732) 578-4636
Account Party:
Ruby Pipeline, L.L.C
2 North Nevada Avenue
Colorado Springs, CO 80944
Attn:  Sanjay Nayyar and Mark Minich
Facsimile Number:  (719) 520-4416

With a copy to:

El Paso Corporation
1001 Louisiana Street
Houston, Texas 77002
Attn: Sanjay Nayyar and Mark Minich
Facsimile Number:  (713) 445-9197

All communications should specifically reference [insert name of Issuing Bank] Irrevocable Standby Letter of Credit No. [____________].

11.           Integration.  This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except by amendment or by the certificates, sight draft and letters referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement, such certificate, sight draft and letters.

12.           Charges.  All reasonable Issuing Bank charges under this Letter of Credit shall be charges for the account of the Account Party.

Very truly yours,
[ ]
By:
Name:
Title:

ANNEX A

[Beneficiary Letterhead]

SIGHT DRAFT

[DATE]

[________________________

_________________________

_________________________

Attention:  ________________]

RE: [__________________] Irrevocable Standby Letter of Credit No. [___________]

On sight

Pay to [______________] in immediately available funds [__________] U.S. Dollars (U.S. $[___________]) (a) if this sight draft is delivered by 10:30 a.m. (Eastern Standard Time) on a Business Day on or before the Expiration Date, at or before 5:00 p.m. Eastern Standard Time, on the same Business Day as the date of presentation, or (b) if this sight draft is delivered after 10:30 a.m. (Eastern Standard Time) on a Business Day before the Expiration Date, at or before 5:00 p.m. Eastern Standard Time, on the Business Day following the date of presentation, pursuant to that certain [_______________________] Irrevocable Standby Letter of Credit No. [__________] dated [________, 20__] (the “Letter of Credit”).  This sight draft is accompanied by the drawing certificate [and the original Letter of Credit1].

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

Copy to: Ruby Pipeline, L.L.C.

1[Include if the site draft is for entire Stated Amount under the Letter of Credit.]

ANNEX B

[Beneficiary Letterhead]

DRAWING CERTIFICATE

[DATE]

[________________________

_________________________

_________________________

Attention:  ________________]

RE: [__________________] Irrevocable Standby Letter of Credit No. [___________]

Ladies and Gentlemen:

[_________________] (“Beneficiary”), hereby certifies to [____________________], with reference to that certain [____________________] Irrevocable Standby Letter of Credit No. [_________] dated [________, 20__] (the “Letter of Credit”), that:

1.	I am the [__________] of Beneficiary, and I am authorized to make this certification to you.

2.
Beneficiary is making a demand for payment under the Letter of Credit in accordance with Section 5.06(d)[(i)][(ii)][(iii)] of the Accounts Agreement (as defined in the Credit Agreement referred to in the Letter of Credit).

3.
Beneficiary is making a demand for payment under the Letter of Credit in the amount of [__________] Dollars ($[__________]) as permitted by Section 5.06(d)[(i)][(ii)][(iii)] of the Accounts Agreement (as defined in the Credit Agreement referred to in the Letter of Credit), and such amount does not exceed the Stated Amount (as defined in the Letter of Credit) as of the date hereof.

4.	Payment of the amount described hereby shall be made by wire transfer to the following account:

Bank Name:	[insert Account Bank here]
ABA Number:	[insert here]
Account Name:	[insert name of Credit Agreement Debt Service Reserve Account here]
Account Number:	[insert here]

IN WITNESS WHEREOF, Beneficiary has executed and delivered this Drawing Certificate by its authorized officer as of [____ __, 20__].

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

Copy to: Ruby Pipeline, L.L.C.

ANNEX C

COMMITMENT REDUCTION NOTICE

[Date]

[___________], as DSRA LC Issuing Bank
[______________________]
[______________________]
Attn:[__________________]

Ladies and Gentlemen:

Reference is made to that certain Irrevocable Standby Letter of Credit No. [_________] dated [________, 20__] (the “Letter of Credit”).  Any capitalized term used but not defined herein shall have the meaning given to such term in the Letter of Credit.

This constitutes our notice to you pursuant to Section 6 of the Letter of Credit that the Stated Amount under the Letter of Credit should be reduced by $[_____], bringing the total Stated Amount to $[____].

Very truly yours,

RUBY PIPELINE, L.L.C. as Account Party

By:
Name:
Title:

Acknowledged: SOCIÉTÉ GÉNÉRALE, as Administrative Agent
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Common Security Trustee
By:
Name:
Title:

ANNEX D

[Beneficiary Letterhead]

TRANSFER CERTIFICATE

[DATE]

[________________________

_________________________

_________________________

Attention:  ________________]

RE: [__________________] Irrevocable Standby Letter of Credit No. [_________]

Ladies and Gentlemen:

Reference is made to the certain [_________________________] Irrevocable Standby Letter of Credit No. [_____________] dated [_________, 20__] (the “Letter of Credit”), which has been established by you in favor of [_________________] (the “Transferor”).  Any capitalized term used but not defined herein shall have the meaning given to such term in the Letter of Credit.

The Transferor has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under the Credit Agreement (in its capacity as Common Security Trustee) and the Letter of Credit to [NAME OF ASSIGNEE] (the “Transferee”) in accordance with Section 7 of the Letter of Credit and confirms that the Transferor no longer has any rights under or interest in the Credit Agreement (in its capacity as Common Security Trustee) or the Letter of Credit.

The Stated Amount under the Letter of Credit is $[____].  The original Letter of Credit is returned herewith and we request that you transfer such Letter of Credit to the Transferee, as Beneficiary.

Transferee hereby certifies that it has succeeded to the rights and obligations of Transferor in accordance with the Letter of Credit and is accordingly entitled, upon presentation of the drawing documents set forth in Section 3 therein, to receive payment thereunder.  Notices under the Letter of Credit should be sent to Transferee as follows: [NAME], [ADDRESS], [FAX NUMBER], Attention:[NAME], [TELEPHONE].

[NAME OF TRANSFEROR]

By:
Name:
Title:

[NAME OF TRANSFEREE]

By:
Name:
Title:

RUBY PIPELINE, L.L.C.

By:
Name:
Title:

EXHIBIT G
to Credit Agreement

FORM OF DSRA LC REQUEST

Delivered pursuant to Sections 2.03(d) and 7.04(a) of the Credit Agreement

Date  [_____]2

[_____________], as DSRA LC Issuing Bank
[_____________]
[_____________]
Attn:           [_____________]

Re:                           Ruby Pipeline, L.L.C.

Reference is made to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Ruby Pipeline, L.L.C. (“Borrower”), the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time and the Revolving Loan Lender/Issuing Bank party thereto from time to time.  All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement (or, if not defined therein, the Common Terms Agreement)  unless otherwise defined herein.

Pursuant to Sections 2.03(d) and 7.04(a) of the Credit Agreement, the Borrower hereby irrevocably requests that a DSRA Letter of Credit be [issued][amended][renewed][extended] on [______]3 (the “Proposed LC Event Date”) as provided herein:

2	[This date is at least 10 Business Days prior to the requested DSRA LC Event.]

3	[This date must be a Business Day during the DSRA Letter of Credit Availability Period.]

[For Letter of Credit issuances]

(a)
The requested DSRA Letter of Credit (the “Proposed Letter of Credit”) is to be issued for the benefit of [__________], as Common Security Trustee (“Beneficiary”) and shall be used to secure Borrower’s obligations under Section 5.06 of the Accounts Agreement, which use is consistent with Sections 2.03(b) and 7.04(b)(iii) of the Credit Agreement.

(b)	The Stated Amount of the Proposed Letter of Credit is [____] Dollars ($[___]).

(c)
After giving effect to the issuance of the Proposed Letter of Credit and each other DSRA Letter of Credit requested as of the date hereof, (i) the Stated Amount under each DSRA Letter of Credit, in the aggregate, does not exceed the Aggregate DSRA Letter of Credit Commitment, (ii) the Stated Amount under each DSRA Letter of Credit issued by the DSRA LC Issuing Bank plus the aggregate principal amount of the DSRA Letter of Credit Loans deemed made by the DSRA LC Issuing Bank does not exceed the DSRA Letter of Credit Commitment of the DSRA LC Issuing Bank, and (iii) the Maximum Available Amount under each DSRA Letter of Credit, in the aggregate, plus the aggregate principal amount of all DSRA Letter of Credit Loans incurred, does not exceed the Aggregate DSRA Letter of Credit Commitment.

(d)
The expiration date of the Proposed Letter of Credit will be [______], which date is not beyond the earlier of (i) the Maturity Date and (ii) the date that is three hundred sixty-four days after the Proposed LC Event Date.

(e)
After giving effect to the Proposed Letter of Credit and each other DSRA Letter of Credit requested as of the date hereof, no more than twenty (20) DSRA Letters of Credit have been issued this calendar month.

(f)
After giving effect to the Proposed Letter of Credit and each other DSRA Letter of Credit requested as of the date hereof, no more than twenty (20) DSRA Letters of Credit are outstanding as of the Proposed LC Event Date (or such larger number of DSRA Letters of Credit to the extent resulting from any assignments thereof or assignments of the DSRA Letter of Credit Commitments in accordance with the Credit Agreement).

(g)	The aggregate Stated Amount of the Proposed Letter of Credit and each other DSRA Letter of Credit requested on the date hereof is being requested pro-rata across all DSRA LC Issuing Banks.

[For Letter of Credit amendments, renewals and extensions]

(a)
The DSRA Letter of Credit to be amended, renewed or extended (the “Modified Letter of Credit”) is [describe].  The Borrower wishes to [amend] [renew] [extend] the Modified Letter of Credit as follows: [describe].

(b)	After giving effect to such [amendment] [renewal] [extension]:

(i)
the Modified Letter of Credit will be for the benefit of [________], as Common Security Trustee (“Beneficiary”) and shall be used to secure Borrower’s obligations under Section 5.06 of the Accounts Agreement, which use is consistent with Sections 2.03(b) and 7.04(b)(iii) of the Credit Agreement;

(ii)	the Stated Amount of the Modified Letter of Credit will be [____] Dollars ($[___]);

(iii)
the Stated Amount of the Modified Letter of Credit, together with the Stated Amount under each other DSRA Letter of Credit, in the aggregate, is not greater than the Aggregate DSRA Letter of Credit Commitment;

(iv)
the Stated Amount of the Modified Letter of Credit, plus the aggregate principal amount of the DSRA Letter of Credit Loans deemed made by the DSRA LC Issuing Bank does not exceed the DSRA Letter of Credit Commitment of the DSRA LC Issuing Bank;

(v)
the Maximum Available Amount under such Modified Letter of Credit will be [____] Dollars ($[___]),which Maximum Available Amount, together with the aggregate Maximum Available Amount under each other DSRA Letter of Credit plus the aggregate principal amount of all DSRA Letter of Credit Loans incurred, does not exceed the Aggregate DSRA Letter of Credit Commitment;

(vi)
no more than twenty (20) DSRA Letters of Credit are outstanding as of the Proposed LC Event Date (or such larger number of DSRA Letters of Credit to the extent resulting from any assignments thereof or assignments of the DSRA Letter of Credit Commitments in accordance with the Credit Agreement); and

(vii)
the expiration date of the Modified Letter of Credit will be [______], which date is not beyond the earlier of (i) the Maturity Date and (ii) the date that is three hundred sixty-four (364) days after the Proposed LC Event Date.

Certifications  [For all LC Events]

The undersigned hereby certifies that the undersigned is an Authorized Officer of Borrower and, in such capacity, hereby certifies to the Administrative Agent and each DSRA LC Issuing Bank, on behalf of the Borrower, as of the Proposed LC Event Date, the following:

(a)	Each of the foregoing statements is true and correct.

(b)
(i) All Necessary Project Approvals required to have been obtained as of the date hereof (as set forth on Part II of Schedule 4.5 of the Common Terms Agreement) have been obtained by Borrower or the relevant Person set forth in Schedule 4.5 of the Common Terms Agreement; (ii) all such Necessary Project Approvals are in full force and effect; (iii) Borrower or the relevant Person set forth in Schedule 4.5 of the Common Terms Agreement, as applicable, is not in material violation of, and not in material non-compliance with, any such Necessary Project Approval; and (iv) attached to this DSRA LC Request are true, correct and complete copies of each Necessary Project Approval obtained on or prior to the Proposed LC Event Date and not previously made available to the Administrative Agent.

(c)
Each of the conditions precedent to the Advance requested herein, as set forth in Sections 7.04 and 7.06 of the Credit Agreement, has been satisfied [or waived pursuant to [describe waiver]] (other than the conditions precedent set forth in Section 7.06(b) and 7.06(g) of the Credit Agreement to the extent that such conditions precedent relate to facts or circumstances of or about third parties, which conditions precedent have been, to my knowledge, satisfied [or waived pursuant to [describe waiver]]).

(d)	Attached hereto as Attachment A are [such other documents required to be executed and delivered by the Borrower].

(e)
The undersigned has read and is familiar with the provisions of the Credit Agreement and the other Financing Documents which are relevant to the furnishing of this DSRA LC Request and has made such examination or investigation as was reasonably necessary to express the requests and certifications set forth herein.

RUBY PIPELINE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

cc: Administrative Agent

Attachment A to
DSRA LC Request

[Documents required to be executed and delivered by the Borrower in accordance with Section 7.04(a) of the Credit Agreement]

EXHIBIT H
to Credit Agreement

RESERVED

H-1

EXHIBIT I
to Credit Agreement

FORM OF WORKING CAPITAL LC REQUEST

Delivered pursuant to Sections 2.04(d) and 7.05(a) of the Credit Agreement

Date  [_____]4

Société Générale, as Administrative Agent
1221 Avenue of the Americas
New York, NY 10020
Attn:           Robert Preminger

Re:                           Ruby Pipeline, L.L.C.

Reference is made to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Ruby Pipeline, L.L.C. (“Borrower”), the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time, the Revolving Loan Lender/Issuing Bank party thereto from time to time and for the benefit of the Joint Lead Arrangers, the Joint Lead Bookrunners, the Syndication Agents and the Documentation Agents.  All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement  (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein.

Pursuant to Sections 2.04(d) and 7.05(a) of the Credit Agreement, the Borrower hereby irrevocably requests that a Working Capital Letter of Credit be [issued][amended][renewed][extended] on [______]5 (the “Proposed LC Event Date”) as provided herein:

4	[This date is at least one (1) Business Day prior to the requested Working Capital LC Event.]

[For Letter of Credit issuances]

(a)
The requested Working Capital Letter of Credit (the “Proposed Letter of Credit”) is to be issued for the benefit of [__________] (“Beneficiary”) and shall be used in connection with general corporate purposes, which use is consistent with Sections 2.04(b) and 7.05(b)(iii) of the Credit Agreement.

(b)	The Stated Amount of the Proposed Letter of Credit is [____] Dollars ($[___]).

(c)
After giving effect to the issuance of the Proposed Letter of Credit, (i) the Stated Amount under each Working Capital Letter of Credit, in the aggregate, does not exceed the Aggregate Revolving Loan Commitment, (ii) the Stated Amount under each Working Capital Letter of Credit plus the aggregate principal amount of the Revolving Loans currently outstanding does not exceed the Revolving Loan Commitment of the Revolving Loan Lender/Issuing Bank and (iii) the Maximum Available Amount under each Working Capital Letter of Credit, in the aggregate, plus the aggregate principal amount of all Revolving Loans currently outstanding, does not exceed the Aggregate Revolving Loan Commitment.

(d)
The expiration date of the Proposed Letter of Credit will be [______], which date is not beyond the earlier of (i) the Maturity Date and (ii) the date that is three hundred sixty-four days after the Proposed LC Event Date.

(e)	After giving effect to the Proposed Letter of Credit, no more than two (2) Working Capital Letters of Credit have been issued this calendar month.

5	[This date must be a Business Day during the Revolving Loan Availability Period.]

(f)	After giving effect to the Proposed Letter of Credit, no more than five (5) Working Capital Letters of Credit are outstanding as of the Proposed LC Event Date.

[For Letter of Credit amendments, renewals and extensions]

(a)
The Working Capital Letter of Credit to be [amended] [renewed] [extended] (the “Modified Letter of Credit”) is [describe].  The Borrower wishes to [amend] [renew] [extend] the Modified Letter of Credit as follows: [describe].

(b)	After giving effect to such [amendment] [renewal] [extension]:

(i)
the Modified Letter of Credit will be for the benefit of [________] (“Beneficiary”) and shall be used in connection with general corporate purposes, which use is consistent with Sections 2.04(b) and 7.05(b)(iii) of the Credit Agreement;

(ii)	the Stated Amount of the Modified Letter of Credit will be [____] Dollars ($[___]);

(iii)
the Stated Amount of the Modified Letter of Credit, together with the Stated Amount under each other Working Capital Letter of Credit, in the aggregate, is not greater than the Aggregate Revolving Loan Commitment;

(iv)
the Stated Amount of the Modified Letter of Credit plus the aggregate principal amount of the Revolving Loans currently outstanding does not exceed the Revolving Loan Commitment of the Revolving Loan Lender/Issuing Bank;

(v)
the Maximum Available Amount under such Modified Letter of Credit will be [____] Dollars ($[___]),which Maximum Available Amount, together with the aggregate Maximum Available Amount under each other Working Capital Letter of Credit plus the aggregate principal amount of all Revolving Loans currently outstanding, does not exceed the Aggregate Revolving Loan Commitment; and

(vi)	no more than five (5) Working Capital Letters of Credit are outstanding as of the Proposed LC Event Date;

(vii)
the expiration date of the Modified Letter of Credit will be [______], which date is not beyond the earlier of (i) the Maturity Date and (ii) the date that is three hundred sixty-four days after the Proposed LC Event Date.

Certifications  [For all LC Events]

The undersigned hereby certifies that the undersigned is an Authorized Officer of Borrower and, in such capacity, hereby certifies to the Administrative Agent and the Revolving Loan Lender/Issuing Bank, on behalf of the Borrower, as of the Proposed LC Event Date, the following:

(a)	Each of the foregoing statements is true and correct.

(b)
(i) All Necessary Project Approvals required to have been obtained as of the date hereof (as set forth on Part II of Schedule 4.5 of the Common Terms Agreement) have been obtained by Borrower or the relevant Person set forth in Schedule 4.5 of the Common Terms Agreement; (ii) all such Necessary Project Approvals are in full force and effect; (iii) Borrower or the relevant Person set forth in Schedule 4.5 of the Common Terms Agreement, as applicable, is not in material violation of, and not in material non-compliance with, any such Necessary Project Approval; and (iv) attached to this Working Capital LC Request are true, correct and complete copies of each Necessary Project Approval obtained on or prior to the Proposed LC Event Date and not previously made available to the Administrative Agent.

(c)
Each of the conditions precedent to the Advance requested herein, as set forth in Sections 7.05 and 7.06 of the Credit Agreement, has been satisfied [or waived pursuant to [describe waiver]] (other than the conditions precedent set forth in Section 7.06(b) and 7.06(g) of the Credit Agreement to the extent that such condition precedent relate to facts or circumstances of or about third parties, which conditions precedent have been, to my knowledge, satisfied [or waived pursuant to [describe waiver]]).

(d)	Attached hereto as Attachment A are [such other documents required to be executed and delivered by the Borrower].

(e)
The undersigned has read and is familiar with the provisions of the Credit Agreement and the other Financing Documents which are relevant to the furnishing of this Working Capital LC Request and has made such examination or investigation as was reasonably necessary to express the requests and certifications set forth herein.

RUBY PIPELINE, L.L.C., a Delaware limited liability company as Borrower

By:
Name:
Title:

Attachment A to
Working Capital LC Request

[Documents required to be executed and delivered by the Borrower in accordance with Section 7.05(a) of the Credit Agreement]

EXHIBIT J
to Credit Agreement

FORM OF CONSTRUCTION/TERM LOAN BORROWING NOTICE

Delivered pursuant to Sections 2.05 and 7.02(a) of the Credit Agreement

Date  [________]6

Société Générale, as Administrative Agent
1221 Avenue of the Americas
New York, NY 10020
Attn:           Robert Preminger

Re:                           Ruby Pipeline, L.L.C.
Construction/Term Loan Borrowing Notice No. [ ]

Reference is made to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Ruby Pipeline, L.L.C. (“Borrower”), the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time and the Revolving Loan Lender/Issuing Bank party thereto from time to time.  All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein.

Pursuant to Sections 2.05 and 7.02(a) of the Credit Agreement, the Borrower hereby irrevocably requests a Construction/Term Loan Borrowing as follows:

1.	Date of Borrowing: [____], 20[__]7 (the “Proposed Borrowing Date”)

2.	Principal amount of Borrowing: [_____]8 Dollars ($[_____]) (the “Proposed Construction/Term Loan Borrowing”)

6
[This Notice of Construction/Term Loan Borrowing must received by the Administrative Agent not later than 12:00 p.m., New York City time, three (3) Business Days prior to the Proposed Borrowing Date in the case of LIBO Loans and one (1) Business Day prior to the Proposed Borrowing Date in the case of Base Rate Loans.]

7	[The Proposed Borrowing Date must be a Business Day.]

3.	Type of Borrowing: [LIBO Loans] [Base Rate Loans]

4.	For LIBO Loans:

Amount Requested	Initial Interest Period9
$	________ months
$	________ months
$	________ months

5.	Proceeds of the Proposed Construction/Term Loan Borrowing are to be disbursed to [the Construction Account]10.

Certifications

The undersigned hereby certifies that the undersigned is an Authorized Officer of Borrower and, in such capacity, hereby certifies to the Administrative Agent and each Construction/Term Loan Lender, on behalf of Borrower, as of the Proposed Borrowing Date, the following:

a. Attached hereto as Attachment A is a certification from the Independent Engineer that (i) the Independent Engineer has received from Borrower a detailed breakdown of the Project Costs to be funded pursuant to the Proposed Construction/Term Loan Borrowing, as well as copies of each invoice relating to the same to the extent that either (A) such invoice is in an amount greater than or equal to $50,000 (provided, that, the Independent Engineer has received invoices representing at least 95% of such Project Costs) or (B) the Independent Engineer has otherwise requested to review such invoice, and (ii) the amount of the Advance being requested (x) is supported by such information provided by the Borrower to the Independent Engineer, which information has been certified as true, correct and complete by the Borrower or (y) with respect to any evidence that constitutes estimated information, is based on reasonable good faith projections reasonably satisfactory to the Independent Engineer.

 (Cont'd from preceding page)

8	[This number must be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000.]

9  [Interest Periods shall be one (1), two (2), three (3) or six (6) months in length.]

10	[Proceeds shall be disbursed in accordance with the Credit Agreement.]

b. Attached hereto as Attachment B are true, correct and complete Construction Status Report(s) covering the period since the preceding Construction/Term Loan Borrowing (or, in the case of the Initial Advance, since the date of commencement of construction of the Project), each of which has been substantiated by the Independent Engineer.

c. Attached hereto as Attachment C are true, correct and complete Lien Waivers11 in accordance with Section 7.02(a)(iii) of the Credit Agreement, which have been certified as true, correct and complete by the applicable Construction Contractor or subcontractor.

d. Attached hereto as Attachment D is a list of all Change Orders entered into by the Borrower not already submitted to the Administrative Agent, each of which (i) has been submitted to the Independent Engineer prior to the date of this Construction/Term Loan Borrowing Notice and (ii) was entered into in compliance with Section 8.17(a) of the Common Terms Agreement.

e. Attached hereto as Attachment E is evidence (including by reference to the Lien Waivers delivered in Attachment C and a detailed receipt for payment itemized by line item in the Construction Budget) reasonably satisfactory to the Independent Engineer that the full amount of the proceeds of the last preceding Advance has been paid out by Borrower or each Construction Contractor to the Persons with respect to whom such Advance proceeds were disbursed and otherwise in accordance with the Credit Agreement.

f. Borrower has no reason to believe that the Completion Date will not occur on or prior to the Date Certain.

g. Aggregate Base Equity Payments in an amount equal to [__]12 have been made by the Sponsors or any of their Affiliates (other than the Borrower or from payments made from the Construction Account) directly to the payment of Project Costs.

11 [Lien Waivers to be dated as of a date not more than 60 days prior to the date of the applicable Construction/Term Loan Borrowing Notice.]

12 [Insert amount of all such Base Equity Payments made through the Proposed Borrowing Date.]

h. Aggregate Base Equity Payments in an amount equal to [__]13 have been deposited by the Sponsors or any of their Affiliates (other than the Borrower) into the Construction Account.

i. The Borrower (i) has requested that the Sponsors make additional Base Equity Payments on or prior to the Proposed Borrowing Date in an amount equal to [__] and (ii) will apply such amount to the payment of Project Costs in a manner consistent with the Construction Budget.

j. (i) All Necessary Project Approvals required to have been obtained as of the date hereof (as set forth on Part II of Schedule 4.5 of the Common Terms Agreement) have been obtained by Borrower or the relevant Person set forth in Schedule 4.5 of the Common Terms Agreement; (ii) all such Necessary Project Approvals are in full force and effect; (iii) the Borrower or the relevant Person set forth in Schedule 4.5 of the Common Terms Agreement, as applicable, is not in material violation of, and not in material non-compliance with, any such Necessary Project Approval; and (iv) attached to this Construction/Term Loan Borrowing Notice are true, correct and complete copies of each Necessary Project Approval obtained on or prior to the Proposed Borrowing Date and not previously made available to the Administrative Agent.

k. Each of the conditions precedent to the Proposed Construction/Term Loan Borrowing, as set forth in Sections 7.02 and 7.06 of the Credit Agreement, have been satisfied [or waived pursuant to [describe waiver]] as of the Proposed Borrowing Date (other than the conditions precedent set forth in Sections 7.06(b) and 7.06(g) of the Credit Agreement to the extent that such conditions precedent relate to facts or circumstances of or about third parties, which conditions precedent have been, to my knowledge, satisfied [or waived pursuant to [describe waiver]] as of the Proposed Borrowing Date).

l. The amount of the Proposed Construction/Term Loan Borrowing, together with all other Construction/Term Loans made or deemed made under the Credit Agreement, does not exceed the Aggregate Construction/Term Loan Commitment.

13 [Insert amount of all such payments made through the Proposed Borrowing Date.]

m. After giving effect to the Proposed Construction/Term Loan Borrowing, no more than fifteen (15) Construction/Term Loans have been borrowed by the Borrower within the prior twelve (12) months (without taking into account any Construction/Term Loans made on the Completion Date or deemed made pursuant to Section 3.05(d) of the Credit Agreement) [, except as agreed between the Borrower and the Administrative Agent pursuant to [waiver])].

n. The undersigned has read and is familiar with the provisions of the Credit Agreement and the other Financing Documents which are relevant to the furnishing of this Construction/Term Loan Borrowing Notice and has made such examination or investigation as was reasonably necessary to express the requests and certifications set forth herein.

IN WITNESS WHEREOF, the Borrower has caused this Construction/Term Loan Borrowing Notice to be executed by its authorized officer as of the date first above written.

RUBY PIPELINE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Attachment A to
Construction/Term Loan Borrowing Notice

[Certification of IE]

Attachment B to
Construction/Term Loan Borrowing Notice

[Construction Status Report - Exhibit P to Credit Agreement]

Attachment C to
Construction/Term Loan Borrowing Notice

[Lien Waivers]

Attachment D to
Construction/Term Loan Borrowing Notice

[Change Orders]

Attachment E to
Construction/Term Loan Borrowing Notice

[Evidence of Payments made by Borrower]

EXHIBIT K
to Credit Agreement

FORM OF REVOLVING LOAN BORROWING NOTICE

Delivered pursuant to Sections 2.05 and 7.03(a) of the Credit Agreement

Date  [________]14

Société Générale, as Administrative Agent
1221 Avenue of the Americas
New York, NY 10020
Attn:  Robert Preminger

Re:             Ruby Pipeline, L.L.C.
Revolving Loan Borrowing Notice No. [ ]

Reference is made to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Ruby Pipeline, L.L.C. (“Borrower”), the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time, the Revolving Loan Lender/Issuing Bank party thereto from time to time and for the benefit of the Joint Lead Arrangers, the Joint Lead Bookrunners, the Syndication Agents and the Documentation Agents.  All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein.

Pursuant to Sections 2.05 and 7.03(a) of the Credit Agreement, the Borrower hereby irrevocably requests a Revolving Loan Borrowing as follows:

1.	Date of Borrowing: [____], 20[__]15 (the “Proposed Borrowing Date”)

2.	Principal amount of Borrowing: [_____]16 Dollars ($[_____]) (the “Proposed Revolving Loan Borrowing”)

14
[This Notice of Revolving Loan Borrowing must received by the Administrative Agent not later than 12:00 p.m., New York City time, three (3) Business Days prior to the Proposed Borrowing Date in the case of LIBO Loans and one (1) Business Day prior to the Proposed Borrowing Date in the case of Base Rate Loans.]

15	[The Proposed Borrowing Date must be a Business Day.]

3.	Type of Borrowing: [LIBO Loans] [Base Rate Loans]

4.	For LIBO Loans:

Amount Requested	Initial Interest Period17
$	________ months
$	________ months
$	________ months

5.	Proceeds of the Proposed Revolving Loan Borrowing are to be disbursed to the Operating Account.

Certifications

The undersigned hereby certifies that the undersigned is an Authorized Officer of Borrower and, in such capacity, hereby certifies to the Administrative Agent and the Revolving Loan Lender/Issuing Bank, on behalf of the Borrower, as of the Proposed Borrowing Date, the following:

a.
The amount of the Proposed Revolving Loan Borrowing and any requested Working Capital Letters of Credit, together with all other Revolving Loans made or deemed made under the Credit Agreement and the Maximum Available Amount under the Working Capital Letters of Credit then outstanding, does not exceed the Aggregate Revolving Loan Commitment.

b.	After giving effect to the Proposed Revolving Loan Borrowing, no more than two (2) Revolving Loans have been borrowed by the Borrower within this calendar month.

c.
 (i) All Necessary Project Approvals required to have been obtained as of the date hereof (as set forth on Part II of Schedule 4.5 of the Common Terms Agreement) have been obtained by Borrower or the relevant Person set forth in Schedule 4.5 of the Common Terms Agreement; (ii) all such Necessary Project Approvals are in full force and effect; (iii) Borrower or the relevant Person set forth in Schedule 4.5 of the Common Terms Agreement, as applicable, is not in material violation of, and not in material non-compliance with any such Necessary Project Approval; and (iv) attached to this Revolving Loan Borrowing Notice are true, correct and complete copies of each Necessary Project Approval obtained on or prior to the Proposed Borrowing Date and not previously made available to the Administrative Agent.

16	[This number must be in a minimum amount of one million Dollars ($1,000,000).]

17    [Interest Periods shall be one (1), two (2), three (3) or six (6) months in length.]

d.
Each of the conditions precedent to the Proposed Revolving Loan Borrowing, as set forth in Sections 7.03 and 7.06 of the Credit Agreement, have been satisfied [or waived pursuant to [describe waiver]] as of the Proposed Borrowing Date (other than the conditions precedent set forth in Sections 7.06(b) and 7.06(g) of the Credit Agreement to the extent that such conditions precedent relate to facts or circumstances of or about third parties, which conditions precedent have been, to my knowledge, satisfied [or waived pursuant to [describe waiver]]).

e.
The undersigned has read and is familiar with the provisions of the Credit Agreement and the other Financing Documents which are relevant to the furnishing of this Revolving Loan Borrowing Notice and has made such examination or investigation as was reasonably necessary to express the requests and certifications set forth herein.

IN WITNESS WHEREOF, the Borrower has caused this Revolving Loan Borrowing Notice to be executed by its authorized officer as of the date first above written.

RUBY PIPELINE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

EXHIBIT L
to Credit Agreement

FORM OF INTEREST PERIOD NOTICE

Delivered pursuant to Section [3.06(b)] [and] [3.07] of the Credit Agreement

Date  [_____]18

Société Générale, as Administrative Agent
1221 Avenue of the Americas
New York, NY 10020
Attn:  Robert Preminger

Re:             Ruby Pipeline, L.L.C.
Interest Period Notice No. [_]

Ladies and Gentlemen:

This Interest Period Notice is delivered to you pursuant to Section [3.06(b)] [and] [3.07] of the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Ruby Pipeline, L.L.C. (“Borrower”), the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time, the Revolving Loan Lender/Issuing Bank party thereto from time to time and for the benefit of the Joint Lead Arrangers, the Joint Lead Bookrunners, the Syndication Agents and the Documentation Agents.  All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein.

By this Interest Period Notice, the Borrower hereby notifies the Administrative Agent of its request, as follows:

☐	A continuation of LIBO Loans for a new Interest Period, as follows:

i.	The requested date of the proposed continuation is __________________, 20__ (the “Interest Period Date”);

18	[Insert date that is at least three Business Days prior to the end of each Interest Period for each LIBO Loan .]

ii.	On the proposed Interest Period Date the aggregate amount of LIBO Loans subject to such continuation is [_____] Dollars ($[_____]);

iii.	The duration of the selected Interest Period for the LIBO Loans which are the subject of such continuation is [select either one (1) month, two (2) months, three (3) months or six (6) months].

☐            A conversion of Loans from one type to another, as follows:

i.	The requested date of the proposed conversion is __________________, 20__ (the “Interest Period Date”);

ii.
On the proposed Interest Period Date, [select either LIBO Loans or Base Rate Loans] in the aggregate principal amount of [_____] Dollars ($[_____]) are to be converted to [select either LIBO Loans or Base Rate Loans] (the “Converted Loan”);

iii.
[Insert the following if Borrower selects a LIBO Loan:]  Borrower hereby requests that the Interest Period for such Converted Loan be for a duration of [select either one (1) month, two (2) months, three (3) months or six (6) months]

Borrower hereby certifies that no Default or Event of Default exists on the date hereof.  There are no more than six (6) separate LIBO Loans currently outstanding, nor will there be more than six (6) LIBO Loans outstanding following the continuations(s)/conversion(s) requested herein.

Each of the foregoing requests and certifications shall be deemed to be repeated on the Interest Period Date.

Borrower has caused this Interest Period Notice to be executed and delivered by its duly authorized officer, this ____ day of ___________, 20__.

RUBY PIPELINE, L.L.C., a Delaware limited liability company as Borrower

By:
Name:
Title:

EXHIBIT M
to Credit Agreement

FORM OF INDEPENDENT ENGINEER CLOSING CERTIFICATE

[__________], 2010

Société Générale, as Administrative Agent
1221 Avenue of the Americas
New York, NY 10020
Attn: Robert Preminger

Subject:           Independent Engineer’s Report
Ruby Pipeline Project

Ladies and Gentlemen:

This letter is furnished pursuant to Section 7.01(h) of the Credit Agreement dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Ruby Pipeline, L.L.C. (“Borrower”), Société Générale (the “Administrative Agent”), the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time (the “Construction/Term Loan Lenders”), the DSRA LC Issuing Banks party thereto from time to time (the “DSRA LC Issuing Banks”) and the Revolving Loan Lender/Issuing Bank party thereto from time to time (the “Revolving Loan Lender,” and collectively with the Construction/Term Loan Lenders and DSRA LC Issuing Banks, the “Lenders”).

R. W. Beck, Inc. (“Beck”) has been retained by the Borrower and the Administrative Agent, as the Independent Engineer, as defined in the Credit Agreement, and it has prepared an Independent Engineer’s Report dated [_________], 2010 (the “Report”), a copy of which is attached.

The Report was prepared pursuant to the scope of services under our Professional Services Agreement dated July 23, 2009 and amended May [__], 2010, among Beck, the Administrative Agent and the Borrower and those services were provided in accordance with generally accepted engineering practices.

In connection with the preparation of the Report, personnel of Beck have participated in meetings or telephone discussions with representatives of the Borrower, counsel to the Borrower, the Administrative Agent, and counsel to the Administrative Agent in regard to the natural gas pipeline located in Wyoming, Utah, Nevada and Oregon (the “Project”).

M-1

This letter is solely for the information of, and assistance to, the Administrative Agent and each Lender or other person that signs an agreement for “Use of Work Product” in the form of Exhibit C to the Professional Services Agreement in conducting and documenting its investigation of the matters covered by the Report in connection with the transaction described in the above-mentioned Credit Agreement and is not to be used, circulated, quoted, or otherwise referred to within or without the lending group for any other purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the above-mentioned Credit Agreement and it may be included in the closing documents pertaining to the transaction.

Beck disclaims any obligation to update this letter.  This letter is not intended to, and may not, be relied upon by any party other than the Administrative Agent.

Very truly yours,

R. W. BECK, INC.

M-2

EXHIBIT N
to Credit Agreement

FORM OF INSURANCE CONSULTANT’S CERTIFICATE

Delivered pursuant to Section 7.01(i)(ii) of the Credit Agreement

[Letterhead of Moore-McNeil, LLC]

Date  [________]

Société Générale, as Administrative Agent
1221 Avenue of the Americas
New York, NY 10020
Attention:  Robert Preminger

Re:             Ruby Pipeline, L.L.C.
Insurance Consultant Closing Certificate

Reference is made to the Credit Agreement dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Ruby Pipeline, L.L.C. (“Borrower”), the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time (the “Construction/Term Loan Lenders”), the DSRA LC Issuing Banks party thereto from time to time (the “DSRA LC Issuing Banks”) and the Revolving Loan Lender/Issuing Bank (the “Revolving Loan Lender”, and collectively with the Construction/Term Loan Lenders and the DSRA LC Issuing Banks, the “Lenders”).  All capitalized terms used herein shall have the respective meanings specified in the Credit Agreement (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein.

This certificate is being delivered to you in accordance with Section 7.01(i)(ii) of the Credit Agreement.  The undersigned, a duly authorized representative of Moore-McNeil, LLC (the “Insurance Consultant”), hereby makes the following certifications, on behalf of the Insurance Consultant, in favor of the Credit Agreement Secured Parties and with respect to the Project as of the date hereof:

(i)
the Insurance Consultant acknowledges that, pursuant to the Credit Agreement, the Lenders are providing financing to the Borrower for the purposes set forth therein and in so doing are relying on this certificate and the Insurance Consultant’s Report with respect to the Project, an accurate and complete copy of which is attached hereto as Attachment A (the “Insurance Consultant’s Report”);

(ii)	the Insurance Consultant’s Report was prepared in good faith by the Insurance Consultant and in accordance with generally accepted consulting practices;

N-1

(iii)
nothing has come to the attention of the Insurance Consultant that causes the Insurance Consultant to believe that the Insurance Consultant’s Report, as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(iv)
the Insurance Consultant hereby confirms, as of the date hereof, that the evaluation, conclusions and recommendations contained in the Insurance Consultant’s Report are accurate and complete in all material respects;

(v)
in connection with the preparation of the Insurance Consultant’s Report, personnel of the Insurance Consultant have participated in telephonic and electronic mail (email) discussions with representatives of the Borrower and its Affiliates, counsel to Borrower, the Joint Lead Arrangers and counsel to the Joint Lead Arrangers in respect of the Project;

(vi)
attached hereto as Attachment B are copies of insurance certificates which have been obtained to date by the Borrower in connection with the Project, which coverages satisfy the insurance requirements set forth in Schedule 4.27 of the Common Terms Agreement with respect to the construction phase of the Project;

(vii)	that we have been provided satisfactory insurance certificates which confirm that each of the insurance policies described in paragraph (vi) hereof are in full force and effect.

The undersigned, on behalf of the Insurance Consultant, hereby confirms that the Credit Agreement Secured Parties shall be permitted to rely on this certificate and the Insurance Consultant’s Report attached hereto as if they were each specifically addressed to each of them.

IN WITNESS WHEREOF, the Insurance Consultant has caused this certificate to be duly executed and delivered by an authorized officer of the Insurance Consultant as of the date first above written.

Moore-McNeil, LLC

By:
Name:
Title:

N-2

EXHIBIT O
to Credit Agreement

FORM OF PROJECT SCHEDULE

[Provided separately.]

O-1

EXHIBIT P
to Credit Agreement

FORM OF CONSTRUCTION STATUS REPORT

RUBY PIPELINE, L.L.C.
CONSTRUCTION STATUS REPORT NO. [__]
Report Period – [________]
Ruby Pipeline Project

1.0	Executive Summary
2.0	Health, Safety & Environment Summary
3.0	Construction Budget Report (% complete) –

	Budget	Forecast	Variance	Expenditures to Date

Pipeline Supply & Materials	1,151,029,866	1,151,029,866	0	798,627,953
Pipeline Construction	862,446,527	862,446,527	0	17,004,880
Rights of Way	32,475,322	32,475,322	0	22,165,014
Inspection & Survey	66,628,760	66,628,760	0	23,916,514
Line Pack	17,413,909	17,413,909	0	-
Compression	209,770,522	209,770,522	0	72,085,442
Measurement	33,296,975	33,296,975	0	12,577,974
Miscellaneous	52,016,878	52,016,878	0	13,879,361
Archeological and Environmental	52,748,944	52,748,944	0	33,027,729
Management Services & Overhead	50,045,553	50,045,553	0	19,094,621
Insurance	4,711,854	4,711,854	0	576,437
WIC Upstream Costs	7,785,580	7,785,580	0	4,062,161
Contingency	187,009,859	187,009,859	0	-
Total Construction Budget	$2,727,380,549	$2,727,380,549	$0	$1,017,018,086

4.0	Change Orders
5.0	Land Owner & ROW
6.0	Regulatory & Permitting
7.0	Engineering
8.0	Procurement & Contracts
9.0	Compressor Station Construction
10.0	Pipeline Construction

P-1

Percent Complete By Pipeline Segment and Activity
SEGMENT	1A	2	1B	3	4A	5	4B	6A	7	6B
Beginning MP	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x
Ending MP	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x	xxx.x

ACTIVITY
Clearing	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x
Grading	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x
Ditching	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x
Stringing	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x
Lowering-in	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x
Backfill	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x
Clean-up	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x	xx.x

11.0	Meter Stations and Interconnects
12.0	Commissioning & Start – up
13.0	Timing for Completion and Remedial Plan to Achieve Completion if Anticipated Completion is Delayed Beyond May 31, 2011

Appendix A – Project Schedule

P-2

EXHIBIT Q
to Credit Agreement

DSRA LC DOCUMENTS

None.

Q-1

EXHIBIT R
to Credit Agreement

WORKING CAPITAL LC DOCUMENTS

None.

R-1

EXHIBIT S
to Credit Agreement

FORM OF LENDER ASSIGNMENT AGREEMENT

This LENDER ASSIGNMENT AGREEMENT (this “Agreement”), dated as of [_________], is by and between [____________] (the “Assignor”) and [____________] (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to the Credit Agreement, dated as of May 3, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Ruby Pipeline, L.L.C. (“Borrower”), the Administrative Agent, the Common Security Trustee, the Construction/Term Loan Lenders party thereto from time to time, the DSRA LC Issuing Banks party thereto from time to time and the Revolving Loan Lender/Issuing Bank party thereto from time to time;

WHEREAS, Assignor desires to assign certain of its interests under the Credit Agreement to Assignee in accordance with Section 11.04(b) thereof;

WHEREAS, as of the date hereof, Assignor has the outstanding Commitments and has disbursed the outstanding Loans as set forth in Attachment A hereto;

WHEREAS, Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to accept and assume from the Assignor, a [___] percent ([__]%) interest in all of the rights and obligations of the Assignor under the Credit Agreement and the other Financing Documents (which includes the outstanding Loans disbursed by and owing to, and the undisbursed Commitments of, Assignor), all on the terms and subject to the conditions of this Agreement (such interest in such rights and obligations being hereinafter referred to as the “Assigned Interest”); and

WHEREAS, after giving effect to the assignment and assumption under this agreement, the respective Loans and Commitments of Assignor and Assignee shall be in the amounts set forth on Attachment A.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Definitions.  All capitalized terms used herein shall have the meanings specified in the Credit Agreement (or, if not defined therein, the Common Terms Agreement) unless otherwise defined herein or unless the context requires otherwise.

Section 2.                      Assignment.

(a)  As of the effective date set forth on the signature page to this Agreement (the “Effective Date”), subject to and in accordance with the Credit Agreement, the Assignor irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to Assignee, and the Assignee irrevocably purchases from the Assignor, the Assigned Interest, which shall include (i) all of Assignor’s rights and obligations in its capacity as a [Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank] with respect to the Assigned Interest under the Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or in connection therewith to the extent related to the Assigned Interest and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a [Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank]), to the extent related to the Assigned Interest, against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, each other Financing Document, and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity (the foregoing rights, obligations and interests, collectively, the “Assigned Rights”).

(b)  Upon acceptance and recording by the Administrative Agent in the Register of the assignment and assumption made pursuant to this Agreement by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest and the Assigned Rights (including all payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued or arise from claims occurring prior to the Effective Date and to the Assignee for amounts that have accrued or arise from claims occurring from and including the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.  Each of the Assignor and the Assignee agrees that if it receives any amount under the Credit Agreement or any other Financing Document that is for the account of the other, it shall hold the same for the other to the extent of the other’s interest therein and shall pay promptly the same to the other.

Section 3.                      Payments.

(a)  As consideration for the sale, assignment and transfer contemplated in Section 2 hereof, the Assignee shall pay to the Assignor, on the Effective Date, in immediately available funds, an amount equal to [_________]Dollars ($[_____]), without set-off, counterclaim or deduction of any kind.

(b)  As a condition to the Effective Date, Assignee shall pay to the Administrative Agent in immediately available funds the processing and recordation fee of three thousand five hundred dollars ($3,500), without set-off, counterclaim or deduction of any kind.

Section 4.                      Representations, Warranties and Undertakings.

(a)  The Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the Assigned Interest and such Assigned Interest is free and clear of any Lien or adverse claim and (B) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability or genuineness, of sufficiency or value of the Credit Agreement, the other Financing Documents, or any other instrument or document furnished pursuant thereto or in connection therewith or (B) the financial condition of the Borrower, any other Loan Party or any Material Project Party or the performance or observance by the Borrower or any other Person of any of its obligations under the Credit Agreement, any other Financing Document, or any other instrument or document furnished pursuant thereto or in connection therewith.

(b) The Assignee (i) represents and warrants that it (A) has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a [Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank] under the Credit Agreement and the other Financing Documents, and (B) meets all requirements of an Eligible Assignee, (ii) acknowledges and confirms that it has received a copy of the Credit Agreement, each other Financing Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest and assume the Assigned Rights, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Credit Agreement Secured Party, (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Borrower, or any other Credit Agreement Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Financing Document, (iv) appoints and authorizes each of  the Administrative Agent and the Common Security Trustee to take such action as agent on its behalf and to exercise such powers under the Credit Agreement or the other Financing Documents as are delegated to such party by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will perform in accordance with the terms of the Financing Documents all of the obligations that by their terms are required to be performed by it as a [Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank].  The Assignee further confirms and agrees that in becoming a [Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank] and in making its Advances under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, any Credit Agreement Secured Party.

Section 5.                      Effectiveness.

(a) The effectiveness of the sale, assignment and transfer hereunder is subject to (i) the due execution and delivery of this Agreement by the Assignor and the Assignee, (ii) the receipt by the Assignor of the payment provided for in Section 3(a) hereof, (iii) acknowledgment by the Administrative Agent of this Agreement, (iv) the receipt by the Administrative Agent of the processing and recordation fee provided for in Section 3(b) hereof, and (v) the entry of such assignment by the Administrative Agent in the Register in accordance with Section 11.04(c) of the Credit Agreement.

(b) Simultaneously with the execution and delivery by the parties hereto of this Agreement to the Administrative Agent for its recording in the Register, the Assignor shall deliver its Notes, if any, to the Administrative Agent and shall request that new Notes, if any, be executed and delivered [to the Assignor and] the Assignee and reflecting [the respective amounts of the reduced undisbursed Commitment and outstanding principal of Assignor and] the assigned and assumed outstanding principal and undisbursed Commitment of the Assignee (plus, if the Assignee is already a [Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank], the amount of its outstanding principal and undisbursed Commitment immediately prior to the assignment effected hereby).  Each new Note, if any, shall carry the rights to unpaid accrued interest that were carried by the applicable superseded Notes such that no loss of interest shall result therefrom.  Each applicable new Note, if any, executed and delivered in accordance with the foregoing shall have set forth thereon a legend substantially in the following form:

“This Note is issued in replacement of [describe replaced note] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest that were carried by such replaced Note[s], such that no loss of interest shall result from any such replacement.”

If the Assignee is already a [Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank], it shall (promptly following its receipt of such new Note payable to it) return to the Borrower the prior Note held by it.

(c) Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(i)           the Assignee shall be deemed automatically to have become a party to, and the Assignee agrees that it will be bound by the terms and conditions set forth in, the Credit Agreement, and shall have all the rights and obligations of a “[Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank]” under the Credit Agreement and the other Financing Documents as if it were an original signatory thereto or an original [Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA LC Issuing Bank] thereunder with respect to the Assigned Interest and the Assigned Rights; and

(ii)           the Assignor shall relinquish its rights (but shall continue (for a period of one hundred eighty (180) days following such assignment (except with respect to third-party claims against such Construction/Term Loan Lender or Issuing Bank that are indemnified by Borrower pursuant to Section 11.08 (Indemnification by the Borrower) of the Credit Agreement for which such one hundred eighty (180) day limitation shall not apply) to be entitled to the benefits of Sections 5.01 (LIBOR Lending Unlawful), 5.03 (Increased Costs), 5.05 (Funding Losses), 11.06 (Costs and Expenses) and 11.08 (Indemnification by the Borrower) of the Credit Agreement with respect to facts and circumstances occurring prior to the Effective Date, but only to the extent provided in Section 11.04(b) of the Credit Agreement) and be released from its obligations under the Credit Agreement and the other Financing Documents to the extent specified herein.

Section 6.                      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America without any reference to the conflict of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

Section 7.                      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.                      Further Assurances.  The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other action, as either party or the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement including, without limitation, the delivery of any notices to the Borrower or the Administrative Agent that may be required in connection with the assignment contemplated hereby.

Section 9.                      Binding Effect; Amendment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject, however, to the provisions of the Credit Agreement.  No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by each party hereto and by the Administrative Agent.

Section 10.                    Administrative Agent Enforcement.  The Administrative Agent shall be entitled to rely upon and enforce this Agreement against the Assignor and the Assignee in all respects.

[Signature page immediately follows]

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Lender Assignment Agreement to be executed by their duly authorized officers.

The effective date for this Agreement is [____________, 20[__].

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Accepted and Acknowledged: this ___ day of _______, 20___ Société Générale, as Administrative Agent
By:
Name:
Title:

Attachment A

to Lender Assignment Agreement

[Note:  Include only those Loans that Assignor has an interest in.]

Loan	Assignor’s Undisbursed Commitment Pre- Assignment		Assignor’s Outstanding Loans Pre-Assignment	Percentage (of Assignor’s interests) Assigned		Assignor’s Undisbursed Commitment Post- Assignment	Assignor’s Outstanding Loans Post-Assignment	Assignee’s Undisbursed Commitment Post- Assignment*	Assignee’s Outstanding Loans Post-Assignment*
Construction/Term Loans	$	$			%	$	$	$	$

Revolving Loans	$	$			%	$	$	$	$

DSRA Letter of Credit Loans	$	$			%	$	$	$	$

Non-Completion Loans	$	$			%	$	$	$	$

*  [If Assignee is already a Construction/Term Loan Lender / Revolving Loan Lender/Issuing Bank / DSRA Issuing Bank, this number should be calculated taking into account only the Commitments and Loans assumed by Assignee pursuant to this Agreement.]

EXHIBIT T
to Credit Agreement

FORM OF INTEREST RATE PROTECTION AGREEMENTS

[Provided separately]

T-1

EXHIBIT U
to Credit Agreement

FORM OF DISBURSEMENT SCHEDULE

Month	Beginning Balance (Dollars)	Drawdown (Dollars)	Ending Balance (Dollars)
April 2010	-	-	-
May 2010	-	-	-
June 2010	-	-	-
July 2010	-	248,041,000	248,041,000
August 2010	248,041,000	186,898,000	434,940,000
September 2010	434,940,000	208,402,000	643,342,000
October 2010	643,342,000	192,036,000	835,378,000
November 2010	835,378,000	161,592,000	966,970,000
December 2010	966,970,000	175,276,000	1,172,245,000
January 2011	1,172,245,000	104,947,000	1,277,193,000
February 2011	1,277,193,000	232,807,000	1,510,000,000
March 2011	1,510,000,000	-	1,510,000,000

U-1